As filed with the Securities and Exchange Commission on February 27, 2006
Registration No. 333-130473

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
(Amendment No. 1)

WINNER MEDICAL GROUP INC.
(formerly known as, LAS VEGAS RESORTS CORPORATION)
(Name of small business issuer in its charter)

Nevada	3842	33-0215298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
(86-755) 28138888
(Address and telephone number of principal executive offices)
____________________________
James Groh Heritage Management Consultants, Inc. 301 Central Avenue, #381 Hilton Head Island, SC 29926 USA (843) 342-7809	Louis A. Bevilacqua, Esq. Thomas M. Shoesmith, Esq. Joseph R. Tiano, Jr., Esq. Thelen Reid & Priest LLP 701 8th Street, N.W. Washington, D.C. 20001 (202) 508-4000
(Names, addresses and telephone numbers of agents for service)
____________________________
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ྑ

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ྑ

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value	7,474,027	$1.06	$7,922,409.26	$848 (4)

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on December 14, 2005.
(3) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.
(4) $848 was previously paid in connection with the filing of the initial registration statement on December 16, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with |the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated February 27, 2006

WINNER MEDICAL GROUP INC.
(formerly known as, LAS VEGAS RESORTS CORPORATION)

7,474,027 Shares of Common Stock

This prospectus relates to 7,474,027 shares of common stock of Winner Medical Group Inc. that may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales of any shares by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “LVGC.OB.” The closing bid price for our common stock on February 22, 2005 was $4.00 per share, as reported on the OTC Bulletin Board.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February , 2006.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
RISKS RELATED TO OUR BUSINESS	4
We sell most of our products internationally which subjects us to specific risks of transacting business in foreign countries.	4
Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our medical products and possibly hurting our operating results.	4
We rely on patent and trade secret laws which are complex and difficult to enforce.	4
We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.	4
Our revenues are highly concentrated in a single customer. Our business will be harmed if our customer reduces its orders from us.	5
We are subject to potential product liability claims and we do not have insurance coverage for these claims.	5
We may not be able to adequately finance the significant costs associated with the development of new medical products.	5
We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.	6
Our holding company structure may limit the payment of dividends.	6
RISKS RELATED TO OUR INDUSTRY	6
Cost containment measures that are prevalent in the healthcare industry may result in lower margins.	6
Our failure to comply with ongoing governmental regulations could hurt our operations and reduce our market share.	6
RISKS RELATED TO DOING BUSINESS IN CHINA	7
Changes in China’s political or economic situation could harm us and our operational results.	7
Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.	7
The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.	7
Future inflation in China may inhibit our activity to conduct business in China.	8
Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.	8
The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.	8
RISKS RELATED TO THE MARKET FOR OUR STOCK	9
Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.	9
We are subject to penny stock regulations and restrictions.	9
The number of shares being registered for sale is significant in relation to our trading volume.	9
Certain of our stockholders hold a significant percentage of our outstanding voting securities.	9
Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change- in-control.	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DIVIDEND POLICY	10
MARKET FOR OUR COMMON STOCK	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	11
BUSINESS	27
MANAGEMENT	41
EXECUTIVE COMPENSATION	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
CHANGE IN ACCOUNTANTS	45
SELLING STOCKHOLDERS	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
DESCRIPTION OF CAPITAL STOCK	49
SHARES ELIGIBLE FOR FUTURE SALE	50
PLAN OF DISTRIBUTION	51
LEGAL MATTERS	53
EXPERTS	53
WHERE YOU CAN FIND MORE INFORMATION	54
EXHIBIT INDEX	2

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “LVGC,” “we,” “us,” or “our,” are references to the combined business of Winner Medical Group Inc. and its wholly-owned subsidiary, Winner Group Limited, along with Winner Group Limited’s wholly-owned subsidiaries which include Winner Medical International Trading Co., Ltd., Winner Industries (Shenzhen) Co., Ltd., Winner Medical & Textile Ltd. Zhuhai, Winner Medical & Textile Ltd. Jingmen, Winner Medical & Textile Ltd. Tianmen, Hubei Winner Textiles Co., Ltd., Winner Medical & Textile Ltd. Yichang, Winner Medical & Textile Ltd. Jiayu, Winner Medical & Textile Ltd., Chongyang and Winner Medical (Huanggang) Co., Ltd., and Winner Group Limited’s majority owned subsidiaries which include Shanghai Winner Medical Apparatus Co., Ltd., and Chongyang Wenqiang Medical Treatment Materials Co., Ltd (in liquidation). The terms “LVGC,” “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Winner” are references to Winner Group Limited and its subsidiaries listed above. References to “China” are references to “People’s Republic of China.”

The Company

Background

We were originally incorporated under the name Birch Enterprises, Inc. in the state of Nevada in August 1986 and subsequently changed our name to HDH Industries, Inc. in October 1986. We were initially formed as a “blank check” entity for the purpose of seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly owned entity.

On September 14, 1987, we consummated a business combination transaction, pursuant to an Agreement and Plan of Reorganization with Las Vegas Resort Investments whereby Las Vegas Resort Investments became a wholly owned subsidiary of ours. Concurrent with this transaction, we changed our corporate name to Las Vegas Resorts Corporation.

During 1989, we completed a public offering of our common stock pursuant to a Registration Statement on Form S-18 (Registration No. 33-10513-LA).

In 1992, through our wholly owned subsidiaries, we acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. We also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all of our operations ceased. By July 31, 1993, we had dissolved all subsidiaries and business operations. We had no active operations since then until December 16, 2005, when we completed a reverse acquisition transaction with Winner Group Limited, a Cayman Islands corporation, whose subsidiary companies originally commenced business in February 1991.

On February 13, 2006, we amended our Articles of Incorporation to change our name from Las Vegas Resorts Corporation to Winner Medical Group Inc. We changed our name to reflect our new business and to be similar to the names of our subsidiary companies.

Winner is a technology-driven medical dressings and medical disposables manufacturer based in China. Winner became our wholly owned subsidiary in connection with the reverse acquisition transaction and is the holding company for all of our commercial operations.

Acquisition of Winner

On December 16, 2005, we completed a reverse acquisition transaction with Winner Group Limited whereby we issued to the stockholders of Winner Group Limited 42,280,840 shares of our common stock in exchange for all of the issued and outstanding capital stock of Winner Group Limited. Winner Group Limited thereby became our wholly owned subsidiary and the former stockholders of Winner Group Limited became our controlling stockholders.

Upon the closing of the reverse acquisition, Timothy Halter, our former CEO and sole director, submitted his resignation letter pursuant to which he resigned from all offices of LVGC that he held and also from his position as our director effective as of January 7, 2006. Jianquan Li was appointed as our director on December 16, 2005 and Xiuyuan Fang was appointed to the board of the directors on January 7, 2006 when Timothy Halter resigned. In addition, our executive officers were replaced by the Winner executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Winner Group Limited as the acquiror and Winner Medical Group Inc. as the acquired party. When we refer in this prospectus to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Winner on a consolidated basis unless the context suggests otherwise.

Our Business

Our business consists of research and development, manufacturing and marketing of medical dressings and medical disposables. We own eleven operating subsidiaries and one trading company, and we established several integrated manufacturing and processing lines for our core products. Our product offerings include surgical dressings, dressing packs, wound care dressings, protective products, medical instruments, dental products, hygiene products and home care products.

We are engaged in the manufacture, commercialization and distribution of medical dressings and medical disposables. In fiscal year 2005, approximately 90% of our products were exported and we accounted for about 10% of the total exports from China of these products. Our products have been sold in approximately 80 countries, including, Japan, Germany, U.S., Italy, Holland, France, South America, China, Africa and the Middle East. We are among the very few Chinese medical product companies that have its own products registered with the Food and Drug Administration, which gives us the ability to directly export some of our products to the United States.

The Offering

Common stock offered by selling stockholders	7,474,027 shares. This number represents 16.74% of our current outstanding stock (1)

Common stock outstanding before the offering	44,636,371 shares.

Common stock outstanding after the offering	44,636,371 shares.

Proceeds to us	We will not receive proceeds from the resale of shares by the Selling Stockholders.

(1)	Based on 44,636,371 shares of common stock outstanding as of January 31, 2006.

Summary Consolidated Financial Information

The summary historical financial information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. The income statement information for the years ended September 30, 2005 and 2004, and the balance sheet information as of September 30, 2005 and 2004, were derived from our audited financial statements included in this prospectus. The income statement information for three months ended December 31, 2005 and 2004 and the balance sheet information as of December 31, 2005 and 2004, were derived from our unaudited financial statements included in this prospectus.

	For the Three Months Ended December 31,		Year Ended September 30,
	2005	2004	2005	2004

Revenues	16,234,128	13,044,152	58,357,129	44,281,465

Operating expenses	2,574,895	2,044,128	8,830,775	6,630,596

Operating income (loss)	1,886,902	1,482,045	7,762,808	5,135,123

Income taxes	165,396	45,539	446,146	285,462

Net income (loss)	1,612,307	1,309,382	7,892,670	4,391,491

BALANCE SHEET DATA:

Working capital	17,436,502	7,160,711	7,160,711	2,522,777

Current assets	28,211,026	25,827,849	25,827,849	18,736,395

Total assets	58,928,386	54,223,425	54,223,425	44,812,790

Current liabilities	10,774,524	18,667,138	18,667,138	16,213,618

Total liabilities	10,800,713	18,704,409	18,704,409	16,228,717

Stockholders' equity (deficiency)	46,982,660	34,354,830	34,354,830	27,614,169

Additional Information

Our corporate headquarters is located at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, People’s Republic of China. Our telephone number is (86-755) 28138888. We maintain a website at www.winnermedical.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results will suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We sell most of our products internationally which subjects us to specific risks of transacting business in foreign countries.

During the last fiscal year, about ninety percent of our products were sold internationally. Therefore, our business and our revenue are subject to risks associated with operating in the international marketplace, including the following risks.

•	foreign currency fluctuations;
•	economic or political instability;
•	shipping delays;
•	various taxes, tariffs and trade regulations; and
•	customs duties, export quotas or other trade restrictions.

Any changes to the foregoing risks could seriously harm our business.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our medical products and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for existing products, and by the introduction of new product offerings. Our planned growth includes the construction of several new production lines to be put into operation over the next five years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. We may be unable to successfully and rapidly expand sales to potential customers in response to potentially increasing demand or control costs associated with our growth.

To accommodate any such growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees, and such funding may not be available in sufficient quantities, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

We rely on patent and trade secret laws which are complex and difficult to enforce.

The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, the extent of their enforceability and protection is highly uncertain. Issued patents or patents based on pending patent applications or any future patent applications may not exclude competitors or may not provide a competitive advantage to us. In addition, patents issued or licensed to us may not be held valid if subsequently challenged and others may claim rights in or ownership of such patents. Furthermore, we cannot assure you that our competitors have not developed or will not develop similar products, will not duplicate our products, or will not design around any patents issued to or licensed by us.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Jianquan Li, Xiuyuan Fang, Jiagan Chen and Hongwei Jia, who hold the titles of CEO, President and Chairman, CFO and Vice President, Vice President of Project Management and Vice President of Quality Inspection, respectively. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the manufacturing, technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

Our revenues are highly concentrated in a single customer and our business will be harmed if our customer reduces its orders from us.

Almost 25% of our business comes from just one of our customers, Sakai Shoten Co., Ltd, which acts as a purchasing agent for a large number of ultimate consumers of our products in Japan. If we lose this customer and are unable to replace this customer with other customers that purchase a similar amount of our products, our revenues and net income would decline considerably.

We are subject to potential product liability claims and we do not have insurance coverage for these claims.

Defects in our products could subject us to potential product liability claims that our products are ineffective or caused some harm to the human body. We do not have product liability insurance. Plaintiffs may also advance other legal theories supporting claims that our products or actions resulted in some harm. A successful claim brought against us could significantly harm our business and financial condition.

We may not be able to adequately finance the significant costs associated with the development of new medical products.

The medical products in the medical dressings and medical disposables industry change dramatically with new technological advancements. We are currently conducting research and development on a number of new products, which requires a substantial outlay of capital. To remain competitive, we must continue to incur significant costs in product development, equipment, facilities and invest in research and development of new products. These costs may increase, resulting in greater fixed costs and operating expenses.

In addition to research and development costs, we could be required to expend substantial funds for and commit significant resources to the following:

•	additional engineering and other technical personnel;
•	advanced design, production and test equipment;
•	manufacturing services that meet changing customer needs;
•	technological changes in manufacturing processes; and
•	manufacturing capacity.

Our future operating results will depend to a significant extent on our ability to continue to provide new products that compare favorably on the basis of cost and performance with the design and manufacturing capabilities of competitive third-party suppliers and technologies. We will need to sufficiently increase our net sales to offset these increased costs, the failure of which would negatively affect our operating results.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We are not subject to these requirements for our current fiscal year ending September 30, 2005, accordingly we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending September 30, 2006. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

RISKS RELATED TO OUR INDUSTRY

Cost containment measures that are prevalent in the healthcare industry may result in lower margins.

The health care market accounts for most of the demand for medical disposable products. The health care industry has been typified in recent years by strict cost containment measures imposed by governmental agencies, private insurers and other "third party" payors of medical costs. In response to these pressures, virtually all segments of the health care market have become extremely cost sensitive and in many cases hospitals and other health care providers have become affiliated with purchasing consortiums which are charged with obtaining large quantities of needed products at the lowest possible cost. These factors in combination have had an adverse impact upon suppliers and manufacturers of these products like us who may not be able to supply the large quantities sought by the purchasing consortiums or who are unable to respond to the need for lower product pricing.

Our failure to comply with ongoing governmental regulations could hurt our operations and reduce our market share.

In China, medical sanitary materials and dressings (including medical gauzes, absorbent cottons, bandages and disposable surgical suits) are supervised as medical devices and are administered by the Department of Medical Device of State Drug Administration of China. The technology and specifications of these types of products must be consistent with Regulations for the Supervision and Administration of Medical Devices of China and the relevant Chinese laws and standards. In addition, since we sell our products in the international markets, our products are subject to regulations imposed by various governmental agencies in the markets where our products are sold. For example, all our medical dressings and medical disposables products exported to the U.S. must be pre-registered with FDA. All our products exported to EU countries must have the CE certificate. We also need a Certificate of Foreign Manufacture for Japan market. These layers of regulation cause delays in the distribution of our products and may require us to incur operating costs resulting from the need to obtain approvals and clearances from regulators. As to date, we have reached the applicable standards and obtained the required certificates in the markets mentioned above.

Our margins are reduced when we sell our products to customers though buying group.

A trend in our industry is the use by customers of buying groups. These buying groups aggregate the demand of several different customers and then buy products in bulk at lower prices than any of the customers would be able to obtain individually. We have only limited production capacity. This makes it difficult for us to meet the often large demand for our products from buying groups that represent overseas customers in developed countries. A single order of one kind of product from a top 500 multinational buyer could require the full manufacturing capacity of one of our plants. Although we have expanded our manufacturing capacity, our capacity is still not large enough to always meet the demands of these clients. As a result, we may lose business to other manufacturers of our products who have more manufacturing capacity than we do.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China’s political or economic situation could harm us and our operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;
•	Control of foreign exchange;
•	Methods of allocating resources;
•	Balance of payments position;
•	International trade restrictions; and
•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your ability to legally protect your investment could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Public health problems that uniquely affect the Chinese population may disrupt our operations.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China, where our operations are conducted, could have a negative effect on our operations.

Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices which would severely disrupt our operations;
•	the sickness or death of our key officers and employees; and
•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We are subject to penny stock regulations and restrictions.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of December 14, 2005, the closing bid and asked prices for our common stock were $1.06 per share and therefore, it is designated a “penny stock.” Although since December 16, 2005, we have met the net worth exemption from the “penny stock” definition, no assurance can be given that such exemption will be maintained. As a “penny stock”, our common stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of two years, calculated pursuant to Rule 144.

Certain of our stockholders hold a significant percentage of our outstanding voting securities.

Mr. Jianquan Li owns 80.84% of our outstanding voting securities. As a result, he possesses significant influence, giving him the ability, among other things, to elect a majority of our Board of Directors and to authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change- in-control.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified above.

USE OF PROCEEDS

We will not receive any portion of the proceeds from the sale of common stock by the selling stockholders.

DIVIDEND POLICY

Other than the dividends declared or paid by our subsidiary Winner and the reverse stock split effected before the reverse acquisition transaction, we have never declared dividends or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted under the symbol “LVGC.OB” on the NASD Electronic Bulletin Board. The CUSIP number is 517831103.

During 2005, we filed a request for clearance of quotations on the OTC Bulletin Board or OTCBB under Subsection (a)(5) of Rule 15c2-11 of the Securities Exchange Act of 1934, with NASD Regulation Inc. A clearance letter was issued to us on April 27, 2005 and we were issued a trading symbol “LVRC.OB.” As a result of a one-for-fifteen hundred reverse split of our common stock that became effective on October 26, 2005, our trading symbol on the OTC Bulletin Board has been changed from “LVRC.OB” to “LVGC.OB.” The following table sets forth, for the periods indicated, the high and low bid prices of our share of common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The high and low quotations for the first quarter of fiscal year 2006 have been adjusted for the above mentioned one-for-fifteen hundred stock split.

	High	Low

Fiscal 2004	not approved
Fiscal 2005 - First quarter(8/1/04 to 10/31/04)	not approved
Fiscal 2005 - Second quarter(11/1/04 to 1/31/04)	not approved
Fiscal 2005 - Third quarter(2/1/05 to 4/30/05)	approved 4/27/05 - no trades
Fiscal 2005 - Fourth quarter(5/1/05 to 7/31/05)	$0.03	$0.008
Fiscal 2006 - First quarter(8/1/05 to 10/31/05)	$3.00	$0.02
Fiscal 2006* - Second quarter(11/1/05 to 12/31/05)	$5.00	$1.06
Fiscal 2006* - Second quarter(1/1/06 to 2/22/06)	$3.10	$5.50

_____________________________

*On December 16, 2005, we changed our fiscal year end from July 31 to September 30.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending September 30 containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to maintain compliance with the periodic reporting requirements of the Securities Exchange Act of 1934.

Approximate Number of Holders of Our Common Stock

On January 31, 2006, there were approximately 1,500 stockholders of record of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

General

This subsection of MD&A is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance, our overall business strategy and our earnings for the periods covered.

Winner Medical Group Inc. (formerly known as Birch Enterprises, Inc., HDH Industries, Inc. and Las Vegas Resorts Corporation) was originally incorporated in the State of Nevada in August 1986. Since July 1993, we have had no meaningful business operations.

In July 2005, Winner Group Limited entered into a financial advisory agreement with HFG International, Limited or HFG pursuant to which HFG agreed to provide financial advisory and consulting services in facilitating Winner Group Limited going public, which among other things, including locating a proper shell company. In November 2005, HFG recommended Winner Medical Group Inc. to the management of Winner Group Limited and Winner Group Limited started negotiation with us on possible reverse acquisition transaction. Other than fees paid to HFG International, Limited pursuant to that certain Financial Advisory Agreement as described in more details in “Certain Relationship and Related Transactions,” no finder’s fees or other forms of consideration were paid by Winner Group Limited or us or our respective officers, directors or shareholders in connection with the share exchange.

On December 16, 2005, we entered into a share exchange agreement with Winner Group Limited pursuant to which we issued to the stockholders of Winner Group Limited 42,280,840 shares of our common stock in exchange for all of the 1,143,000 shares of Winner Group Limited issued and outstanding as of December 16, 2005. Pursuant to the Share Exchange Agreement, Timothy Halter submitted his resignation from all the officers he held with us which became effective on December 16, 2005 and his position as our director which became effective on January 7, 2006.

We are a China-based technology driven medical dressings and medical disposables manufacturer. Our business was founded in February 1991. Nearly ninety percent of our products are sold to approximately 80 different countries outside of China. In 2004, we had a 9.8% market share of all exports from China of these products, and we are one of the largest exporters of these products in China.

We have integrated manufacturing lines that provide our clients with “one stop” procurement convenience. In the developed countries where we sell our products, we also act on an OEM basis by providing specialized design, manufacturing and packaging services to our clients. When we work on this basis, our clients are able to select the design, size, type and scale of the products we manufacture for them.

We generate revenues through the sale of our medical dressings and medical disposables products.

In connection with the acquisition transaction, Winner became the wholly owned subsidiary of LVGC through a reverse merger. Even though, from a legal perspective, LVGC is the acquirer, from an accounting perspective, Winner is the acquirer. Because our recent operations have been limited to the operations of Winner, the discussion below of our performance is based upon our consolidated financial statements as of and for the three-month period ended December 31, 2005 and 2004 and the financial statements of Winner for the years ended September 30, 2005 and 2004 included in this prospectus.

Industry Wide Factors that are Relevant to Our Business

The medical dressings and medical disposables manufacturing industry is in the process of rapid and continuous development. We believe the trend in the industry is toward improving medical care and patient conditions generally. One result of this trend is changing patient treatment approaches and technological advances. We believe this trend will impact favorably on the demand for our products, and this will result in growth in sales of medical dressings and medical disposables products and increased revenues for us.

The export of medical dressings and medical disposables products from China has grown rapidly over the last a few years. As one of the companies leading in the volume of exports of medical dressings and medical disposables from China, our sales revenues have a high correlation to the export quantity of China of these product types generally. In 2004, our sales represented 9.8% of the total export value of medical dressings and medical disposables from China. Therefore, we believe that our sales over the next five years will grow in correlation to the growth of medical dressings and medical disposables export volume from China.

One main factor that management considers when estimating our future growth is the potential for revenues from new product sales. We expect to launch two new products in 2006. These products are our spunlace cotton nonwoven product and a self-adhesive bandage product. We believe the sales of these new products will be accretive to earnings.

The medical dressings and medical disposables market is also subject to consumption patterns and trends. One such trend or consumption pattern relates to the age demographics of the end users of our products. The population on average is aging and life spans are generally increasing. As the general population begins to include a larger percentage of older people, we anticipate that more medical care will be required, and that this will result in increased sales of our products.

Another trend or consumption pattern in our industry is that hospitals are increasingly seeking to reduce their costs. One method hospitals employ to reduce costs is to seek alternative products that increase efficiency or reduce labor costs. For example, disposable catheters may reduce the need for frequent changes of diapers and bed sheets. Other popular disposable products used by hospitals to reduce operating costs include Eustachian tubes and needles, disposable clothes and accessories. We believe the rise in health care costs and an increasing emphasis on health in the U.S. and EU will bring an increase in the demand for medical instruments, medical dressings and medical disposables products.

The third trend or consumption pattern that affects our industry is the growing concern over protecting the environment. Consumers are becoming increasingly concerned about the environmental impact of the products they buy. Medical dressings, medical instruments and medical disposables products usually contain different materials like rubber, metal and textiles, which may make them restricted by environmental protection regulations and negatively affect sales of these products. We believe this trend will benefit us in competing with our competitors because our new products will be primarily made of natural cotton which is an environmentally friendly raw material and our new nonwoven fabric manufacturing technology enables us to make our new products with natural cotton at lower costs.

The fourth trend in our industry is the geographical shift in product manufacturing from developed countries, where manufacturing costs are generally higher, to less developed countries, where the manufacturing costs are generally lower. The Chinese economy is developing at a quick pace. As a result, more foreign multinational companies are entering the Chinese market to produce their goods. At the same time, the worldwide perception of the quality level of Chinese products is improving. China is a part of the global production and supply chain for large multinational corporations. This trend of large multinational companies seeking to produce their products in China will benefit us especially since our main business model is to act on an OEM basis.

We estimate that China’s current annual exports of medical dressings and medical disposables products account for less than 5% of total world market demand, and therefore we believe there is a significant opportunity to expand China’s export volume in this area. Recognizing this opportunity, the Chinese government has been encouraging domestic companies that manufacture medical dressings and medical disposables to increase their export activities.

The fifth trend in our industry is the significant increase in competition. See “Business - Our Competition.” This increased level of competition puts pressure on the sales prices of our products, which results in lower margins for us.

Another problem that we face is the potential negative impact on our profitability that could be caused by changes in trade regulations. China’s accession to the WTO should result in increased opportunity for us, but if protectionist policies and legislation from other countries should increase, our business and profitability could be harmed.

Results of Operations

Three Months Ended December 31, 2005 and 2004

The following table summarizes the results of our operations during the three months ended December 31, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the three months ended December 31, 2005 to the three months ended December 31, 2004.

All amounts, other than percentages, in millions of U.S. dollars

Item	3 Month Period Ended on 12/31/05	3 Month Period Ended on 12/31/04	Increase (Decrease)	% Increase (% Decrease)
Sales Revenue	16.23	13.04	3.19	24.47
Other revenue	0.06	0.19	(0.13)	(68.42)
Costs of Goods Sold	11.83	9.71	2.12	21.84
Total operating fees	2.57	2.04	0.53	25.98
Income tax	0.17	0.05	0.12	240
Minority interest	(0.02)	0.01
Net income	1.61	1.31	0.30	22.90

Sales Revenue

Our total revenue for the three months ended December 31, 2005 amounted to $16.23 million, which is $3.19 million or almost 24.47 % more than that of the same period ended on December 31, 2004, where we had revenues of $13.04 million. The increase in our revenue is mainly the result of increases in manufacturing capacity.

Sales by Region

The following table illustrates the sales revenues from the major geographic areas in which we sell our products for the three months period ended on December 31, 2005 and 2004. The table also provides the percentage of total revenues represented by each listed region.

All amounts, other than percentages, in millions of U.S. dollars

	3 Months Period Ended on 12/31/05	Percentage of Total Revenues	3 Months Period Ended on 12/31/04	Percentage of Total Revenues
Europe	5.59	34.45%	4.39	33.67%
Japan	4.61	28.41%	3.63	27.84%
America	2.00	12.30%	1.56	11.97%
China	1.91	11.77%	1.40	10.72%
Other	2.12	13.07%	2.06	15.80%
Total	16.23	100%	13.04	100%

As the table above indicates, Japanese and European markets account for over 62% of our sales. Sales in China account for over 10% of our total sales over each of the last two first fiscal quarters. Sales in America have increased in each of the past two first fiscal quarter. Sales in other countries aggregated together were above 13% of our total sales in each of the last two first fiscal quarters.

Cost of Goods Sold

Our cost of goods sold increased to approximately $11.83 million for the three month period ended December 31, 2005 as compared to approximately $9.71 million for the same period of the prior year, an increase of approximately $2.12 million, or about 21.84%. The proportions of cost of sales to total revenues are 72.89% and 74.47% respectively, decreased by 1.58% as compared to the same period ended December 31, 2004. The main reason for this decrease is an improvement in cost control measures.

Selling Expenses

Selling expenses increased to approximately $1.56 million for the three month period ended December 31, 2005 as compared to approximately $1.29 million for the same period of the prior year, an increase of approximately $0.27 million or about 20.93%. Most of our products are sold to the international market through OEM channels, and OEM customers purchase our products directly which accounts for 75% of total revenue. The other products are sold through agents. The 20.93% increase in selling expenses is proportional to the 24.47% increase in sales revenue. The slightly lower increase in selling expenses as compared to the increase in sales revenue results from the improvement in profit margins and cost control.

Administrative Costs

Administrative expense increased to approximately $1.01 million (6.23% of total revenue) for the three month period ended December 31, 2005 as compared to approximately $0.75 million (5.76% of total revenue) for the same period of the prior year, an increase of approximately $0.26 million or about 34.67%. We expanded the scale of our operation and manufacturing capacity on a large scale which contribute to the increase in administrative expenses.  Additional costs also resulted from salary increase, reductions in provisions inventory and increase in labor insurance. We believe the increase in our administrative costs is in line with the increase of sales revenue.

Financial Costs

Financial expenses increased to approximately $0.14 million (0.87% of the total revenue) for the three month period ended December 31, 2005 as compared to approximately $0.12 million (0.92% of total revenue) for the same period of the prior year, an increase of approximately $0.02 million or about 16.67%. Our financial expenses consist of interest expenses of bank loans which are primarily used to purchase manufacturing facilities and to improve our production capacity.

Income taxes

Our income tax provision for the quarter ended December 31, 2005 was $0.17 million compared to $0.05 million for the quarter ended December 31, 2004. We paid more taxes in the quarter ended December 31, 2005 mostly because of higher income in the quarter ended on December 31, 2005 compared to 2004.

Companies in China are generally taxed at a rate of 33% of assessable profit, consisting of a 30% national tax and a 3% local tax. All of our subsidiaries in China have applied for an exemption from the local taxes. For foreign investment enterprises like us that are established in a Special Economic Zone or a Coastal Open Economic Zone, where our subsidiaries are located, and which are engaged in production oriented activities, the national tax rate could be reduced to 15% or 24%, respectively. Our subsidiaries incorporated in China are subject to Chinese income taxes at the applicable tax rates on taxable income as reported in their statutory accounts in accordance with the relevant tax laws for two years starting from the first profit making year, followed by a 50% tax exemption for the next three years. For those foreign enterprises established in the middle west of China, a 50% tax exemption is granted for a further three years after the tax holiday and concession stated above. According to Chinese tax law, export-oriented enterprises, which export sales constitute over 70% of their total sales, can enjoy a tax rate of 10%.

According to the applicable Chinese income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from China derived from a foreign enterprise which has no establishment in China is subject to a 10% withholding tax.

Minority Interest

Our financial statements reflect an adjustment to our consolidated group net income equal to $22,000 and ($11,000) for the three month period ended December 31, 2005 and 2004 respectively, reflecting the minority interest held by third party in our subsidiaries (for the quarter ended December 31, 2004, 45% in Chongyang Wenqiang Medical Treatment Medical Co., Ltd. or Chongyang Wenqiang; for the quarter ended December 31, 2005, 45% in Chongyang Wenqiang and 40% interest in Shanghai Winner Medical Apparatus Co., Ltd.).

Net income (profit after taxes)

Net profit increased to approximately $1.61 million for the three month period ended December 31, 2005 as compared to approximately $1.31 million for the same period of the prior year, an increase of approximately $0.30 million or about 22.90%.

Liquidity and Capital Resources

As of December 31, 2005, we had cash and cash equivalents of $6.68 million.

We have loan facilities with Chinese banks that allow us to borrow up to $2.48 million.  These loan facilities are all secured by our real property and other assets. These loan facilities have annual interest rates averaging 5.58 percent in fiscal year 2006.

As of December 31, 2005, the maturities for these bank loans are as follows.

All amounts, other than percentages, in millions of U.S. dollars

Banks	Amounts	Beginning	Ending	Duration
ICBC HuBei	0.496	10/19/05	10/13/06	12 months
	0.496	10/20/05	10/12/06	12 months
	0.496	10/20/05	10/16/06	12 months
	0.496	10/20/05	10/17/06	12 months
	0.496	10/20/05	10/18/06	12 months
Total	2.480

As shown in the above table, we have $2.48 million in loans maturing on or before the end of our second fiscal quarter of 2006. We plan to either repay this debt as it matures or refinance this debt with other debt.

On December 16, 2005, prior to the consummation of the share exchange with us, We completed a private placement of our common share to 15 accredited investors for raising US$10,400,000 in gross proceeds. In addition, another 793,260 shares of our common stock were issued separately for in exchange for $1,600,000. As a result of these private placement transactions, we raised a total of $12,000,000 in gross proceeds, which left us with approximately $10,913,196 in net proceeds after the deduction of approximately $1,086,804 offering expenses.

We believe that our currently available working capital, after receiving the aggregate proceeds of the capital raising activities and the credit facilities referred to above, should be adequate to sustain our operations at our current levels through at least the next twelve months.

Fiscal Year Ended September 30, 2005 and 2004

The following table summarizes the results of our operations during the fiscal years ended September 30, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the 2004 fiscal period to the 2005 fiscal period:

All amounts, other than percentages, in millions of U.S. dollars
Item	9/30/05	9/30/04	Increase (Decrease)	% Increase (% Decrease)
Sales Revenue	$58.36	$44.28	$14.08	31.79%
Other revenue	$0.3	$0.3	-	-
Costs of Goods Sold	$42.06	$32.81	$9.25	28.19%
Total operating fees	$9.30	$7.09	$2.21	31.17%
Investment yields	$1.06	-	$1.06	-
Income tax	$0.46	$0.29	$0.17	56.29%
Minority interest	$0.02	$0.00	$0.02	390.37%
Net income	$7.89	$4.39	$3.50	79.73%

Sales Revenue

Our total revenue in fiscal year 2005 amounted to $58.36 million, which is $14.08 million or almost 32% more than that of fiscal year 2004, where we had revenues of $44.28 million. The increase in our revenue is mainly the result of increases in manufacturing capacity.

Sales by Region

The following table illustrates the sales revenues from the major geographic areas in which we sell our products for each of the last two fiscal years. The table also provides the percentage of total revenues represented by each listed region.
All amounts, other than percentages, in millions of U.S. dollars

	2005FY	Percentage of Total Revenues	2004FY	Percentage of Total Revenues
Europe	$22.39	38.37%	$16.95	38.28%
Japan	$15.12	25.91%	$13.43	30.33%
America	$7.50	12.85%	$5.37	12.13%
China	$6.94	11.89%	$2.59	5.85%
Other	$6.41	10.98%	$5.94	13.41%
Total	$58.36	100.00%	$44.28	100.00%

As the table above indicates, Japanese and European markets account for over 60% of our sales. Sales in China account for less than 12% of our total sales over each of the last two years. Sales in America have increased in each of the past two years. Sales in other countries aggregated together were above 10% of our total sales in each of the last two years.

We believe that sales will continue to increase in Europe and America over the next several years. In addition to our conventional products, we will be launching several new products: nonwoven cotton spunlace products, self-adhesive bandages and elastic bandages. Our market research shows that several worldwide medical device distribution companies, including Tyco, Cardinal, Lohmann, Artsana and White Cross, may have interest purchasing our nonwoven cotton spunlace products. Currently, the total demand for cotton gauze products by our customers is about 90,000 tons with a value of $0.45 billion if calculated at the current market price. At present, several large customers including BSN, Tyco and Dynarex have also expressed purchasing interest in our new products self-adhesive bandages and elastic bandages, and we are under negotiations with several other large customers including BSN (Germany), Medline, Henry & Scheine, Noba, Avcor and Smith & Nephew. Therefore, we believe that our sales will continue to increase in Europe and the U.S. in the next several years as a result of this market interest.

We plan to focus on these markets by promoting sales of our sterilized products, enhancing our marketing strategies in these areas and improving product quality to enlarge our market share in these two regions. Specifically, we intend to concentrate on promoting our new products, such as nonwoven cotton spunlace products, self-adhesive bandages and elastic bandages in these two areas, improve our product and packaging design, focus on research and development to produce more environmentally friendly products and implement brand name strategy for our new products. We also plan to attend international trade exhibitions for medical devices in Germany and the U.S., such as MEDICA and AORN, to introduce our new products to potential customers. Other than being OEM for some of the big distributors in Europe and the States, we will try to build up our own brand recognition and sell Winner brand products, especially our home care products, directly to retailers, such as Wal-Mart. In order to continue the improvement of our product quality, we plan to optimize the systematic use of the ISO 13485 standard, an international quality management system for medical industry, introduce the GMP management requirements, continue campaigns reinforcing our employees’ awareness of product quality, and enhance the centralized quality control of our Chinese subsidiaries.

Components of Revenues

The following table shows the different components comprising our total revenues over each of the past two fiscal years.

All amounts in millions of U.S. dollars

Product Name	2005FY	2004FY
Gauze products	$49.71	$36.69
With sterilizing	$7.49	$3.44
Without sterilizing	$42.22	$33.25
Chemical fiber nonwoven	$3.95	$3.60
With sterilizing	$0.59	$0.32
Without sterilizing	$3.36	$3.28
Absorbent cotton products	$2.00	$1.60
With sterilizing	$0.30	$0.14
Without sterilizing	$1.70	$1.46
Medical disposable instruments	$2.60	$2.39
With sterilizing	$0.39	$0.21
Without sterilizing	$2.21	$2.18
Total	$58.36	$44.28

Our revenue grew 32% in fiscal year 2005 as compared to fiscal year 2004. Gauze products are our largest product segment, accounting for more than 80% of total sales in each of the past two years. The rate of sales growth of our gauze products was also the highest over the past two years. In 2004 and 2005, gauze product sales increased by 30% and 35.4% over previous years, respectively.

Beginning with fiscal year 2003, we have been able to increase the percentage of our total sales that are attributable to sales of our high value-add products such as our sterilized products. In 2003, the sales of sterilized products only accounted for 5% of total sales. After 2003, the percentage of sales of sterilized products compared to other products started to increase and accounted for 9% in 2004 and 15% in 2005.

Cost of Goods Sold

Our cost of goods sold in fiscal years 2004 and 2005 was $33 million and $42 million, respectively, which accounts for 74% and 72%, respectively, as a percentage of total revenues. The dollar amount of the costs of goods sold increased with the growth of annual sales, while its percentage of annual sales declined each year by about 2%. This improvement is attributable to the cost control initiatives that we initiated, which resulted in an annual improvement in gross margin.

The following table illustrates in detail the items constituting our costs of goods sold.

All amounts, other than percentages, in millions of U.S. dollars
Cost Item	2005FY	2004FY
Raw materials	$24.69	$19.53
Percentage	58.71%	59.51%
Salary	$5.36	$4.05
Percentage	12.75%	12.35%
Power Cost	$2.62	$1.96
Percentage	6.23%	5.96%
Depreciation	$1.52	$1.12
Percentage	3.60%	3.43%
Package materials	$5.06	$3.87
Percentage	12.02%	11.81%
Sterilizing	$0.44	$0.30
Percentage	1.05%	0.92%
Others	$2.37	$1.98
Percentage	5.64%	6.02%
Total	$42.06	$32.81

Cost of Raw Cotton

The table below illustrates the fluctuations in the market price for raw cotton over the period from 2003 to 2005. In 2004, the market price for raw cotton increased significantly and in 2005, the market price has decreased significantly. The raw cotton market price in 2005 is even lower than the market price was in 2003. As a result of the fluctuations in the market prices of raw cotton, we adopted a strategy of adjusting the mixed procurement structure of different raw cotton levels, and transferring raw cotton price fluctuation influences to end users by adjusting product prices. This strategy has successfully controlled the negative influence of raw cotton market price fluctuations and has improved our annual gross margin.

All amounts, other than percentages, in millions of U.S. dollars
Year	3rd Cotton	4th Cotton	5th Cotton
2005	$1549/ton	$1523/ton	$1446/ton
2004	$1940/ton	$1864/ton	$1783/ton
2003	$1679/ton	$1656/ton	$1519/ton

The information set forth in the above table was calculated using an annual foreign exchange rate of RMB/USD, including 1:8.1846 in 2005 and 1:8.277 in 2003 and 2004. Cotton is generally categorized into seven levels ranging from 1st level to 7th level. Cotton is indicated as being at a specified level based upon its maturity, color, and rolling standards. The 1st level is cotton of the best quality and the 7th level has the lowest quality. Winner purchases raw cotton mostly ranging from 3rd to 5th levels.

Selling Expenses

Selling expenses in 2005 were $5.29 million, $810,000 or almost 18% more than the $4.49 million that we spent on selling 2004. Most of our products are sold into the international market through the OEM model. OEM clients purchase products directly from us. This type of direct procurement accounts for more than 75% of our total sales. The remainder of our products is sold through proxy agents (similar to manufacturers’ representatives) who are paid a commission on the sales they generate. As a result, we have not invested heavily in establishing overseas sales channels or in product promotion. The main method we use to promote our products is participation in international trade exhibitions. Our marketing expenses therefore are relatively low compared to those of our competitors who sell directly to health care providers and other end users.

Transportation Costs

At present, nearly all of our finished product manufacturing is done at our Shenzhen, China based manufacturing facilities. Our facilities in Hubei provide semi-finished products to the Shenzhen facilities, where the products are finished. We export our products to the overseas markets from our Shenzhen facilities. Therefore, there are two important elements of transportation costs that affect us: one is the transportation costs between our Hubei production facilities and our Shenzhen production facilities, and the other is the cost to export our products to destinations outside of China. Our domestic land transportation costs (i.e., transportation costs within China) were $350,000 (0.78% of total sales) and $520,000 (0.89% of total sales) in fiscal years 2004 and 2005, respectively. Our export transportation costs were $2,640,000 (5.96% of total sales) and $3,430,000 (5.88% of total sales) in fiscal years 2004 and 2005, respectively. Our export transportation fees increased by $790,000 from 2004 to 2005 or approximately 30%, which is in line with the increase in our revenues.

Administrative Costs

Our administrative expenses were $2,140,000 (4.84% of total sales) and $3,540,000 (6.06% of total sales) in fiscal years 2004 and 2005, respectively. We have significantly expanded the scale of our operations and there has been a corresponding increase in administrative expenses; however, our administrative expenses remain at approximately 5%-6% of total sales. The administrative expenses are mainly research and development expenses, salaries, fringe benefits for management level staff, and daily office expenses. In 2005, the administrative expenses grew because of a conscious decision to invest more in our research and development activities to develop both new processes and new materials. Additional costs also resulted from salary increases and increased labor and inventory insurance costs.

Financial Costs

Our financial expenses were $460,000 (1.04% of sales) and $470,000 (0.80% of sales) in fiscal years 2004 and 2005, respectively.

The financial expenses of the Company consist of interest expense. In 2004, we paid interest on monies borrowed at rates ranging from 3.8% to 5.75%. In 2005, these rates ranged from 4.43% to 8.37%. The balances of short-term bank loans as of September 30, 2004 and 2005 are $8.18 million and $8.77 million, respectively.

Environmental Laws Compliance Costs

We spent $5,500 and $11,448 for environmental compliance costs in fiscal years 2005 and 2004, respectively. We spent more in environmental law compliance costs in 2004 because of a one-time expenditure of $4,398 on planting trees and flowers in our facilities in 2004.

Investment Proceeds

In 2005, we disposed of our 60% interest in L & L Healthcare Hubei Co., Ltd. for a total consideration of $2.4 million, resulting in an after-tax gain of $1.05 million.

Income taxes

We incurred income taxes of $446,146 in 2005. This is an increase of 56% from the taxes we incurred in 2004, which amounted to $285,462. We paid more taxes in 2005 mostly because of higher income in 2005 compared to 2004.

Companies in China are generally taxed at a rate of 33% of assessable profit, consisting of a 30% national tax and a 3% local tax. All of our subsidiaries in China have applied for an exemption from the local taxes. For foreign investment enterprises like us that are established in a Special Economic Zone or a Coastal Open Economic Zone, where our subsidiaries are located, and which are engaged in production oriented activities, the national tax rate could be reduced to 15% or 24%, respectively. Our subsidiaries incorporated in China are subject to Chinese income taxes at the applicable tax rates on taxable income as reported in their statutory accounts in accordance with the relevant tax laws for two years starting from the first profit making year, followed by a 50% tax exemption for the next three years. For those foreign enterprises established in the middle west of China, a 50% tax exemption is granted for a further three years after the tax holiday and concession stated above. According to Chinese tax law, export-oriented enterprises, which export sales constitute over 70% of their total sales, can enjoy a tax rate of 10%.

According to the applicable Chinese income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from China derived from a foreign enterprise which has no establishment in China is subject to a 10% withholding tax.

Foreign enterprises in Shenzhen, China, are also eligible for a refund of tax paid for 40% of the purchase amount of domestic machinery in that year, if the enterprises income tax for the year of acquisition is higher than that of the previous year. During the years ended September 30, 2005 and 2004, we recorded a benefit relating to our decision to reinvest earnings of our Chinese subsidiaries totaling $210,616 and $0, respectively.

If all of the above tax holidays and concessions not been available, we would have paid $639,032 and $70,623 more in taxes and the basic and diluted net income per share would have been lower by $0.64 and $0.07, respectively for the years ended September 30, 2005 and 2004.

Minority Interest

Our financial statements reflect an adjustment to our consolidated group net income equal to ($23,572), reflecting the minority interests held by third parties in two of our subsidiaries (45% in Chongyang Wenqiang Medical Treatment Materials Co., Ltd. and 40% in Shanghai Winner Medical Apparatus Co., Ltd.).

Foreign Currency Translation Expenses

We incurred a foreign currency translation expense of $720,741 in fiscal year 2005 as compared with no foreign currency translation expense in fiscal year 2004. In July 21, 2005, China reformed its foreign currency exchange policy, revalued the Renminbi by 2.1 percent and allowed Renminbi to appreciate as much as 0.3 percent per day against the U.S. dollar. As a result, we implemented different exchange rates in translating Renminbi into U.S. dollar in our financial statements for fiscal year 2005, the exchange rates of 8.0922, 8.277 and 8.1846 were implemented in calculating the total assets/liabilities, shareholders’ equity and profit and loss, respectively, which results in a $720,741 increase in the foreign currency translation expenses from fiscal year of 2004.

Net income (profit after taxes)

We earned net income of $7.89 million in fiscal year 2005. This is an increase of $3.50 million or approximately 80% from fiscal year 2004 net income of $4.39 million. The increase in our net income in 2005 resulted from an increase of 2% in our gross profit margin (from 26% in 2004 to 28% in 2005) and from the inclusion of the after-tax gain of $1.05 million from the sale of our 60% interest in L & L Healthcare Hubei Co., Ltd.

Liquidity and Capital Resources

As of September 30, 2005, we had cash and cash equivalents of $2.65 million.

We have loan facilities with Chinese banks that allow us to borrow up to $8.84 million.  These loan facilities are all secured by our real property and other assets. These loan facilities have annual interest rates ranging from 4.43%-8.37% in fiscal year 2005.

As of September 30, 2005, the maturities for these bank loans are as follows.

All amounts, other than percentages, in millions of U.S. dollars

Banks	Amounts	Beginning	Ending	Duration
ICBC ShenZhen	0.494	9/13/04	9/12/05	12 months
	0.494	10/8/04	9/28/05	11.5 months
	0.247	10/28/04	10/27/05	12 months
CMB ShenZhen	0.618	7/27/05	1/27/06	6 months
	0.618	7/28/05	1/28/06	6 months
	0.494	7/29/05	12/29/05	5 months
	0.309	8/31/05	2/28/06	6 months
	0.618	4/19/05	10/19/05	6 months
	0.371	4/25/05	10/25/05	6 months
ICBC HuBei	2.780	7/26/04	7/26/05	12 months
ABC HuBei	1.236	7/04/05	11/04/05	4 months
ICBC TianMan	0.247	1/13/05	1/13/06	12 months
ABC YiChang	0.247	6/16/05	6/16/06	12 months
Total	8.773

As shown in the above table, we have $8.773 million in loans maturing on or before the end of our second fiscal quarter of 2006. We plan to either repay this debt as it matures or refinance this debt with other debt.

On December 16, 2005, prior to the consummation of the share exchange with us, Winner completed a private placement of its ordinary shares to 15 accredited investors who are among the selling stockholders listed in this registration statement. As a result of this private placement Winner raised $10,400,000 in gross proceeds.

We believe that our currently available working capital, after receiving the aggregate proceeds of Winner’s capital raising activities and the credit facilities referred to above, should be adequate to sustain our operations at our current levels through at least the next twelve months.

Contractual Obligations

Below is a table setting forth lease obligations as of September 30, 2005:

Payments in millions of U.S. dollars
	Total	Less than one year	1-3 years	3-5 years	More than 5 years
Operating Lease	0.79	0.25	0.48	0.06	——
Capital Lease Obligations	5.38	4.14	1.24	——	——
Total	6.17	4.39	1.72	——	——

Winner Industries (Shenzhen) Co., Inc. or Winner Shenzhen entered into three factory lease agreements with Shenzhen Wanyinglong Investment Co., Ltd. or Wangyinglong whereby Wangyinglong agreed to lease to Winner Shenzhen different floors of Building A6 Silicon Valley Power & Automobile Electronic Pioneer Park, Zhangqi Road, Guanlan, Bao’an. Rent is payable monthly and there is a 5% annual increase in rent during the term of the lease. The lease agreements terminate in 2008 and we believe their terms are commercially reasonable.

On January 21, 2005, we entered into a lease of standard factory whereby Shanghai Feizhou agreed to lease to Shanghai Winner Medical Apparatus Co., Ltd. or Winner Shanghai, for manufacturing and operating purposes, the factory located at No. 1 Jiechen Road, Shihudang Town, Songjiang District, Shanghai at market based rental rates. The term of the lease is five years expiring in 2010.

Below is a brief summary of other materials contracts to which we are a party.
On July 12, 2005, Winner Medical (Huanggang) Co., Ltd. or Winner Huanggang entered into an equipment purchase contract with Zhengzhou Textile Machinery Co., Ltd. or Zhengzhou Textile whereby Winner Huanggang purchased from Zhengzhou Textile one set of equipment, composed of two production lines, for 100% cotton spunlace medical gauze. The total amount to be paid by Winner Huanggang under the terms of the contract is approximately $4.7 million (RMB 19.8 million), the payment of which is spread out over time, and is based on delivery of the production lines at six and ten months, respectively, from execution of the contract. Zhengzhou Textile has given us customary product warranties and provides us on-going maintenance services.

On August 2, 2004, Winner Medical & Textile Ltd. Tianmen or Winner Tianmen and Hubei Winner Textiles Co., Ltd. or Winner Hubei entered into a water supply agreement with Tianmen Yuekou Water Supply Co., Ltd. or Yuekou Water whereby Winner Tianmen and Winner Hubei agreed to purchase and Yuekou Water agreed to provide a normal and continuous supply of water for Winner Tianmen and Winner Hubei’s manufacturing and living needs for a period of 15 years. The pre-paid cost for the entire 15 year period was approximately $0.63 million (RMB 2.5 million).

Winner Hubei and Tianmen Branch of Industrial and Commercial Bank of China or Tianmen Bank entered into five separate working capital loan contracts whereby Tianmen Bank agreed to make five short-term loans in the amount of approximately $0.5 million (RMB 4 million) each to our subsidiary Winner Hubei. The loans were granted for a term of 12 months, commencing on the dates of withdrawal, and are to be used solely for the purchase of raw materials. The interest rate for each loan is fixed at 5.58%, and interest is calculated daily from the drawdown date and paid monthly on the 20th day of each month. If the People’s Bank of China adjusts the lending rate during the term of the loan, Tianmen Bank is entitled to calculate interest on the loan at the new interest rate without the consent of Winner Hubei. The principal and all remaining interest is to be paid in full on the maturity date.

On January 14, 2005, Winner Tianmen and Tianmen Bank entered into a working capital loan contracts whereby Tianmen Bank agreed to issue to Winner Tianmen a short-term loan in the amount of approximately $0.25 million (RMB 2 million). The term of the loan is 12 months maturing on January 13, 2006. The interest rate for the loan is fixed at 4.425%, and interest is calculated daily from the drawdown date and paid monthly. If the People’s Bank of China adjusts the lending rate during the term of the loan, Tianmen Bank is entitled to calculate interest on the loan at the new interest rate without the consent of Winner Tianmen. The principal and all remaining interest is to be paid in full on the maturity date.

On September 20, 2004, Winner Shenzhen and Longhua Branch of Industrial & Commercial Bank of China or Longhua Bank entered into a working capital loan contract whereby Longhua Bank agreed to loan Winner Shenzhen approximately $0.5 million (RMB 4 million). The loan, which initially was for a term of 12 months, commenced on September 20, 2004, and was to be used solely for the purchase of raw materials. The interest rate for the loan was fixed at 4.425%, and interest was calculated daily from the drawdown date and paid monthly on the 20th day of each month. The principal and all remaining interest was to be paid in full on the maturity date, September 5, 2005. On September 12, 2005, Winner Shenzhen and Longhua Bank entered into an extension of this loan agreement whereby Winner Tianmen, Winner Medical & Textile Ltd. Jingmen or Winner Jiangmen and Winner Medical & Textile Ltd. Yichang or Winner Yichang agreed to offer guarantee for Winner Shenzhen in exchange for Longhua Bank extending the term of the contract until March 11, 2006. The interest rate for the loan during the term of the extension is 5.76% per annum (or 4.8% monthly). If the People’s Bank of China adjusts the lending rate during the term of the loan, Longhua Bank is entitled to calculate interest on the loan at the new interest rate without the consent of Winner Shenzhen. The balance of the loan agreement shall be paid in full in one lump sum prior to the expiration of the term of the extension.

On October 8, 2004, Winner Shenzhen entered into another working capital loan contact with Longhua Bank which has been extended to March 27, 2006. This loan contract and the subsequent extension contract have essentially the same terms as the loan contract dated September 20, 2004 and the subsequent extension contract described in the immediate paragraph above.

On September 13, 2004, Winner Tianmen, Winner Jingmen and Winner Yichang, acting as guarantors, entered into a guarantee contract with Longhua Bank for the purpose of ensuring the performance of obligations by Winner Shenzhen under the loan agreements and related extensions described above. Under the terms of the guarantee contract, these three guarantors agree to pay to Longhua Bank the maximum loan amount due (approximately $3.75 million (RMB 30 million)) as well as any unpaid interest, compound interest, default interest, fine for breach of contract, compensation, expenses incurred in the enforcement of creditor’s rights and all other expenses due under the terms of the original load agreements. The guarantee period for each loan guaranteed under this agreement is calculated separately for each loan, and is two years, commencing from the next day of the confirmed expiration date of the loan, or commencing from the date from which Longhua Bank demands payment, if such date is prior to the expiration of the original loan agreement.

Winner Shenzhen and Shenzhen Honggang Branch of China Merchants Bank or Honggang Bank entered into six working capital loan contracts whereby Honggang Bank agreed to issue to Winner Shenzhen individual short-term loans. The loans were granted are to be used solely for the purchase of raw materials. The interest rate for each loan, except for the one entered on October 28, 2005 whose interest is floating upon the interest rate of the People’s Bank of China, is fixed at 5.58%, and interest is calculated daily and paid monthly on the 20th day of each month. If the People’s Bank of China adjusts the lending rate during the term of any of the loans, Honggang Bank is entitled to calculate interest on the loans at the new interest rate without the consent of Winner Shenzhen. The principal and all remaining interest is to be paid in full on the maturity date.

On June 27, 2005, Winner Shenzhen and Honggang Bank entered into a credit facility agreement whereby Honggang Bank granted Winner Shenzhen a revolving facility of up to approximately $3.125 million (RMB 25 million). The availability period of the revolving facility is from July 12, 2005 to July 12, 2006. In order to secure full payment of the agreement, Winner Shenzhen agreed to place a mortgage on the property to which it has title or to which it is rightfully entitled to dispose of. If any of the loans or facilities advanced to Winner Shenzhen under the agreement remains outstanding upon the expiration of the availability period, Winner Shenzhen shall guarantee the repayment of the same by way of the security it has offered pursuant to the agreement.

On June 27, 2005, Winner Shenzhen and Honggang Bank entered into a revolving credit facility agreement for an amount not to exceed approximately $3.125 million (RMB 25 million). The facility shall be available for a term of one year, commencing from July 12, 2005 to July 12, 2006, during which period Winner Shenzhen shall apply to Honggang Bank for utilization of the facility. Relevant interest of fees shall be determined by the specific contracts of application forms. All debts owed to Honggang Bank by Winner Shenzhen shall be guaranteed by Winner Yichang, Winner Tianmen and Winner Jingmen and/or shall be secured by real property of Winner Shenzhen to be specified in the individual security contracts.

On June 27, 2005, Winner Jingmen, Jianquan Li, Winner Tianmen, and Winner Yichang each separately issued to Honggang Bank an irrevocable letter of guarantee that would hold each joint and severally liable for all debts owed to Honggang Bank pursuant to the credit facility agreement described in the preceding paragraph.

On June 11, 2004, Winner Jingmen and Jingmen Branch of Industrial and Commercial Bank of China or Jingmen Bank entered into a mortgage contract whereby Winner Jingmen provided security to secure the indebtedness owed to Jingmen Bank, derived from the string of bank loans entered between Winner Jingmen and Jingmen Bank, with terms ranging from June 11, 2004 to June 10, 2007. The maximum amount secured by the agreement is approximately $0.5 million (RMB 4 million). The mortgage under the contract secures the indebtedness owed to Jingmen Bank by Winner Jingmen, including all of the loan principal, interest, penalty interest, breach of contract compensation and all other expenses therein. The term of this mortgage contract is determined by the terms set by the individual loan agreements.

On June 2, 2004, Winner Tianmen and Tianmen Bank entered into a mortgage contract whereby Winner Tianmen provided security to secure the indebtedness owed to Tianmen Bank, derived from the string of bank loans entered between Winner Tianmen and Tianmen Bank, with terms ranging from June 2, 2004 to June 1, 2008. The maximum amount secured by the agreement is approximately $0.63 million (RMB 5 million). The mortgage under the contract secures the indebtedness owed to Tianmen Bank by Winner Tianmen derived from the above loans. The term of this mortgage contract is determined by the terms set by the individual loan agreements. The collateral used to secure by this mortgage agreement consists of the building and land owned by Winner Tianmen on South Jianshe Rd. Yuekou Town.

On August 23, 2005, Winner Hubei and Tianmen Bank entered into a mortgage contract whereby Winner Hubei provided security to secure the indebtedness owed to Tianmen Bank, derived from the string of bank loans entered between Winner Hubei and Tianmen Bank, with terms ranging from August 23, 2005 to August 22, 2008. The maximum amount secured by the agreement is approximately $2.55 million (RMB 20.4 million). The mortgage under the contract secures the indebtedness owed to Tianmen Bank by Winner Hubei derived from the above loans. The term of this mortgage contract is determined by the terms set by the individual loan agreements. The collateral used to secure this mortgage agreement consists of the building and land owned by Winner Hubei at No. 47 South Jianshe Rd. Yuekou Town.

On June 16, 2005, Winner Yichang and Zhijiang Branch of Agricultural Bank of China and Zhijiang Bank entered into a loan agreement whereby Zhijiang Bank agreed to issue to Winner Yichang a short-term loan in the amount of approximately $0.25 million (RMB 2 million). The loan was granted for a term of 12 months, commencing on the date of signing, and is to be used solely for the purchase of raw materials. The interest rate for the loan is a floating rate at 8.37%, and interest is calculated daily and paid monthly. This rate is 50% higher than the basic interest rate promulgated by the People’s Bank of China. If the People’s Bank of China adjusts the basic rate during the term of the loan, Zhijiang Bank is entitled to calculate interest on the loan at the new interest rate without the consent of Winner Yichang. The principal and all remaining interest is to be paid in full on the maturity date.

On June 16, 2005, Winner Yichang and Zhijiang Bank entered into a mortgage contract of maximum amount whereby Winner Yichang provides security for its indebtedness to Zhijiang Bank under the series of loan contracts to be executed between the parties between June 16, 2005 and June 16, 2007. The total balance of indebtedness cannot exceed approximately $0.25 million (RMB 2 million). The maturity date of the indebtedness is determined pursuant to the individual loan agreements, though, in any event, shall not extend beyond June 16, 2007.

On April 8, 2005, Winner Group Limited and Lohman & Rauscher Limited or LRL entered into an agreement on equity transfer and capital increase. Winner Group Limited agreed to transfer to LRL, and LRL agreed to acquire 60% of Winner Group Limited’s equity interest in Winner Medical & Textile Ltd., Xishui or Winner Xishui. The transaction resulted in LRL possessing 60% of the equity interest in Winner Xishui and Winner Group Limited possessing the remaining 40%. The consideration paid by LRL to Winner Group Limited was US$ 2,400,000.00, paid in one lump sum. The parties also agreed that US$ 400,000 is required for capital investments in Winner Xishui, and that LRL would contribute 60% of the total (US$ 240,000) and Winner Group Limited would contribute 40% (US$ 160,000).

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

•
Principles of consolidation - Our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

•	Revenue Recognition - Sales of goods are recognized when goods are shipped and title of goods sold has passed to the purchaser.

•
Inventory - Inventories are stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw material, direct labor and overhead associated with the manufacturing process.

•
Trade accounts receivable - Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

•
Property, plant and equipment - Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Leasehold land and buildings	30-50 years
Plant and machinery	10-12 years
Furniture, fixtures and equipment	5 - 8 years
Motor vehicles	5 - 8 years
Leasehold improvements	Over the lease term

•
Income taxes - Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

Our History

We were originally incorporated under the name Birch Enterprises, Inc. in the state of Nevada in August 1986 and subsequently changed our name to HDH Industries, Inc. in October 1986. We were initially formed as a “blank check” entity for the purpose of seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly-owned entity.

On September 14, 1987, we consummated a business combination transaction, pursuant to an Agreement and Plan of Reorganization with Las Vegas Resort Investments whereby Las Vegas Resort Investments became a wholly-owned subsidiary of ours. Concurrent with this transaction, we changed our corporate name to Las Vegas Resorts Corporation.

During 1989, we completed a public offering of our common stock pursuant to a Registration Statement on Form S-18 (Registration No. 33-10513-LA).

In 1992, through our wholly-owned subsidiaries, we acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. We also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all of our operations ceased. By July 31, 1993, we had dissolved all subsidiaries and business operations. We had no active operations since then until December 16, 2005, when we completed a reverse acquisition transaction with Winner Group Limited, a Cayman Islands corporation, whose subsidiary companies originally commenced business in February 1991.

On February 13, 2006, we amended our Articles of Incorporation to change our name from Las Vegas Resorts Corporation to Winner Medical Group Inc. We changed our name to reflect our new business and to be similar to the names of our subsidiary companies.

Winner is a technology-driven medical dressings and medical disposables manufacturer based in China. Winner became our wholly-owned subsidiary in connection with the reverse acquisition transaction and is the holding company for all of our commercial operations.

Winner Group Limited has ten wholly-owned subsidiaries which include Winner Medical International Trading Co., Ltd., Winner Industries (Shenzhen) Co., Ltd., Winner Medical & Textile Ltd. Zhuhai, Winner Medical & Textile Ltd. Jingmen, Winner Medical & Textile Ltd. Tianmen, Hubei Winner Textiles Co., Ltd., Winner Medical & Textile Ltd. Yichang, Winner Medical & Textile Ltd. Jiayu, Winner Medical & Textile Ltd., Chongyang and Winner Medical (Huanggang) Co., Ltd., and two majority owned subsidiaries which include Shanghai Winner Medical Apparatus Co., Ltd., and Chongyang Wenqiang Medical Treatment Materials Co., Ltd (in liquidation).

Our Reverse Acquisition of Winner

On December 16, 2005, we completed a reverse acquisition transaction with Winner Group Limited whereby we issued to the stockholders of Winner Group Limited 42,280,840 shares of our common stock in exchange for all of the issued and outstanding capital stock of Winner Group Limited. Winner Group Limited thereby became our wholly-owned subsidiary and the former stockholders of Winner Group Limited became our controlling stockholders.

On December 16, 2005, Timothy Halter, our former CEO and sole director, resigned from all offices of LVGC he held. Mr. Halter also submitted resignation from his position as our director which became effective on January 7, 2006.

Jianquan Li was appointed as our director on December 16, 2005 and Xiuyuan Fang was appointed to the board of the directors on January 7, 2006. In addition, our executive officer was replaced by the Winner executive officers at the closing of the reverse acquisition.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Winner Group Limited as the acquiror and Winner Medical Group Inc. as the acquired party. When we refer in this prospectus to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Winner on a consolidated basis unless otherwise specified.

Our Business

Our business consists of research and development, manufacturing and marketing of medical dressings and medical disposables. We own eleven factories and one trading company, and we have established several integrated manufacturing and processing lines for our core products. Our product offerings include surgical dressings, dressing packs, wound care dressings, protective products, medical instruments, dental products, hygiene products and home care products.

We are one of the companies that lead in the volume of exports of medical dressings and medical disposables from China. In fiscal year 2005, approximately 90% of our products were exported and we accounted for about 10% of the total exports from China of these products. Our products have been sold in approximately 80 countries, including, Japan, Germany, U.S., Italy, Holland, France, South America, China, Africa and the Middle East. We are among the very few Chinese medical product companies that have its own products registered with the FDA, which gives us the ability to directly export some of our products to the United States.

Our Industry

Medical dressings and Medical Disposables Products

Medical dressings mainly refer to cotton materials for application to surgical incisions and dressing materials for wound healing and protection. The main products that comprise medical dressings include: gauze products (including abdominal gauze pads, gauze sheets and gauzes balls); disposable nonwoven products (including surgical suits, surgical towels, surgical pads, surgical masks, surgical caps and shoe covers); bandages (including 100% cotton bandages, nonwoven bandages, elastic bandages, and self-adhesive bandages); medical adhesive tapes (including silk, specialty plastic, paper and 100% cotton adhesive tapes); disposable medical products (including fiber plywood, gypsum backing pads, ointment cloth, cotton swabs, tampons, disposable surgical sterilized latex gloves, and medical masks).

The Markets for Medical Dressings and Medical Disposables

The U.S. market size for medical dressings and medical disposables products is expected to be $79 billion by 2007, and to grow at an annual rate of 5.6%. With continued improvement in medical treatment techniques in the U.S., new techniques in treatment approach, and the rapid progress in technology, we believe there will be further development in the medical products market, including the market for medical dressings and medical disposables. We expect to have increased revenues and profits as a result of the expected increase in demand for health care services, and the expected increased demand for products such as filled inhalers, Eustachian tubes, products for angioplasty applications, nucleic acid diagnostic instruments and elastic bandages.

Another significant market for medical dressings, medical instruments and medical disposables is the European Union, or EU. In 2003, sales in this market reached €8.884 billion. In the EU, diapers and similar hygiene products, wadding, gauze and bandage products account for the largest share of medical disposables products used. Since the mid-90s, there has been a decline in hospital treatment in the EU as a result of the low medical care expense policy applicable in the EU. This decline is offset in part by an increase in home nursing. This policy and related increase in home nursing care has created a greater demand for hygiene products like cotton, gauzes, bandages and diapers.

We believe the fastest growing area for medical disposables products will be in home health care market. We believe that as medical instrument suppliers are providing their customers with more convenient and diversified services, more consumers tend to employ simple self-treatment and preventive treatment at home. Consequently, it is expected that the home health care market is becoming the fastest growing market for the disposable medical care products industry. Disposable medical care products mainly include intravenous tubular products, diagnostic experiment products, wound treatment products, disposable nonwoven products and other similar products, among which intravenous tubular products continue to enjoy the largest market share and fastest growth rate. Due to the application of advanced technology in medical care for acute and chronic diseases, we expect specialized medical logistics systems also to enjoy significant profit growth. The launch of new products and the development of external markets should promote moderate growth in disposable diagnostic products.

China’s surgical dressings and medical disposables market is also growing. The most popular disposable medical products in China are hypodermic syringes, intravenous tubular products, bandages, cotton balls, disposable surgical suits, products for incontinence, surgical and examination gloves, sterilization products, suture lines and other products.

China’s rapid economic growth over the last 20 years has significantly increased the demand for medical disposables products. Since 1990, the demand for disposable medical products has been growing at an annual rate of 14.4%. It is estimated that the continued development of the health care industry in China will result in increased demand for disposable products.

Cotton grown in China features low sugar content and moderate fiber content, making it ideal for medical use. As a result, Chinese medical dressing products enjoy a certain competitive edge in the global market. From January to May 2005, medical dressing products like medicinal cotton, gauzes and bandages ranked second in China’s medical products exportation, with an export value of $161 million. In 2004, the total value of medical dressings exports and imports reached $489 million, increasing by 27.82% compared with the prior year. Imports accounted for $42 million, with a year over year increase of 65.44%, while exports accounted for $447 million, with a year over year increase of 25.14%. The favorable balance is as high as $405 million. (Source: Medicines and Economy).

We also anticipate a significant increase in medical gauze exports from China. The textile quota system has been lifted worldwide since January 1, 2005. With this impediment removed China may soon capitalize on its advantages in medical gauze exports. The end of the textile quota system has eliminated trade barriers in the worldwide market, and more firms will have the ability to export textile products. Given the current situation, China’s medical gauze exports should increase significantly.

New Market Segments We Are Targeting

We are targeting two new market segments we believe offer growth opportunities for us. The segments are the medical nonwoven fabric market and the market for self-adhesive and elastic bandages. These two markets are discussed in turn below.

Medical Nonwoven Fabric Market

The first new market segment we are targeting is the medical nonwoven fabric market. Nonwoven fabric came into existence only 20 years ago. Spunlace is one type of nonwoven fabric technology. Spunlace fabrics are soft to the touch, have high strength, good moisture absorbency, and excellent drapability. Spunlace has a performance similar to traditional textiles, but it sells at a price which is generally 20% lower than traditional textiles.

Medical nonwoven fabrics are used in therapy and diagnosis applications, including medical protective clothing, products for infection control and incontinence, surgical gauze, products for ward, and surgical curtains, among others. Disposable suits have dominated the market while the market for static-free products for everyday use continues to expand.

There is an increasing demand for nonwoven fabrics in the medical care industry, accounting for almost 15% of cotton fabric production, and the figure is still growing. Overseas, the medical nonwoven fabric industry is expanding rapidly. In the U.S., for example, 17,000,000 square yards of medical nonwoven fabric is produced every year, with a predicted annual growth rate of 5%. In 2004, the demand for medical nonwoven fabric products in the U.S. market reached $10.7 billion, of which more than $ 4.2 billion was for disposable nonwoven products. From 2001 to 2004, the annual growth rate reached 4.9% in this area.

In 1985, the total production of spunlace fabric in the world was less than 50,000 tons. This increased to 350,000 tons produced in 2004. According to the latest statistics of IDNA (the Association of the Nonwoven Fabrics Industry), the annual growth rate of spunlace fabric was 13.3% between 2001 and 2004, higher than any other nonwoven fabrics. IDNA has also estimated that in the following five years (2005-2010), the average annual growth rate for spunlace fabric production could be as high as 11%.

In 2004, China produced 54,000 tons of nonwoven fabric, up 50% from 2003. China has become the third largest single producer of spunlace fabric, following Europe and North America. In terms of per capita figure, China’s is less than 1/10 of that of EU and U.S., while there is still a large growth in demand and capacity. Still, China’s production volume remains relatively low compared to the US and the EU, and we believe there is still large growth potential in both capacity and demand for spunlace products.

100% cotton spunlace nonwoven fabric successfully combines natural cotton fiber in a nonwoven production technique. Its advantages accrue from its use of renewable resources, the quality benefits associated with natural materials, and the employment of large-scale production made possible by modern technology.

Self-Adhesive and Elastic Bandages Market

Self-adhesive bandages and elastic bandages are widely used in the fields of health care, sports, labor protection, family use and veterinary clinics. These bandages can support and protect the body as well as assist in prevention and restoration. Compared with traditional bandages, they are safer, more comfortable, and convenient, and thus are widely used in the market. The markets for self adhesive bandages and elastic bandages are exhibiting growth, and we believe these markets will become further segmented with an expanding number of product categories and increased worldwide production capacity.

Our Strategy - How We Plan to Succeed

Our primary business strategy is to achieve annual growth in revenue by building our brand and reputation. We seek to implement our business strategy by focusing on:

Providing Customers with a Complete Product Line - One Stop Procurement Services

We provide specialized medical dressing products for customers all over the world. We provide both traditional products and products that utilize cutting edge technology. Our products are intended to address a number of customer issues and needs. We have also built in flexibility to meet a wide variety of OEM product configuration demands. Our factories employ the advanced equipments, much of which were procured from outside of China. The equipments include gauze sponge bleaching equipment, sterile packaging machines, auto-gauze sponges folding machines, nonwoven sponge folding machines, and steam sterilization and ethylene oxide or ETO sterilization processing.

Developing and Expanding Our Logistics Capabilities

Logistics capability is an important aspect of our strategy. We believe it is important for us to have warehouses in large transportation ports and near central cities. The use of advanced logistics management methods enhances our service levels, including our ability to deliver products to customers in a timely fashion. We are able to handle customer service inquires quickly and accurately. Information on purchase order confirmation, production or order status and shipping advice is readily available. We also offer our customers a variety of payment terms to facilitate international purchases.

Achieving Low Production Costs

Our factories are located in China, where we enjoy relatively low labor costs. We are also able to purchase raw materials in China at lower costs than many of our competitors that need to purchase these materials outside of China. Our use of manufacturing processes for nonwoven cotton fabrics reduces our production costs compared to makers of woven fabrics. We believe as a result of these and other factors our production costs are significantly lower than those of our major competitors.

Providing High Quality Products

We believe our products are of the highest quality in the industry. We are among the very few Chinese medical product companies that have its own products registered with the FDA, which gives us the ability to directly export some of our products to the United States. We are among the first companies in China to be certified as ISO 9001, ISO2000, ISO 13485 and CE by TUV PS in Germany. Winner is one of the few manufacturers in China entitled to export sterilized disposable medical products directly to the U.S.

Developing Cutting Edge Products Through Research and Development

Our research and development efforts are aimed at finding new varieties of products, improving existing products, improving product quality and reduction production costs.

We intend to focus significant efforts on opening new markets for our new products. These new products include nonwoven cotton spunlace products, self-adhesive bandages, and elastic bandages. We believe these new products will contribute to our growth.

(1) Nonwoven cotton spunlace products: We plan to launch the nonwoven cotton spunlace products in May 2006. Our market research shows that several worldwide medical device distributors, including Tyco, Cardinal, Lohmann, Artsana and White Cross, may have interest purchasing our nonwoven cotton spunlace products. Currently, the total demand for cotton gauze products by our customers is about 90,000 tons with a value of approximately $0.45 billion if calculated at the current market price.

In 2005, we entered into an agreement with the local government agency of Huanggang to acquire 609,410 square meters of land which will mostly be dedicated to the construction of 100% cotton spunlaced nonwoven fabric production facilities (land use right certificate for 295,187.70 square meters of this land was issued to us in November 2005, the land use right certificate for the rest of the land will be granted to us in 2007). We believe that the launch of the cotton nonwoven spunlace products will have significant advantage for us.

(2). Self-adhesive bandages and elastic bandages:

 We have independently developed and produced a new series of self-adhesive bandages and elastic bandages which entered into the market in January 2006. In January 2006 alone, the sale revenue for such new products reached approximately $120,000. These new products utilize advanced high technology, are high value add and fulfill multiple functions. While most of the non-Chinese companies utilize an electrostatic spraying process in their production for glue spraying, we use an alternative technology that provides uniform glue spraying with less glue loss, requires smaller capital investment and is relatively a simpler and safer operation. Our technology enables a glue spraying speed of 20 meters per second, with glue waste at a 10%-20% rate. Our international competitor’s technology has a glue spraying speed of 5 to 6 meters per second with glue waste at a 40%-50% level. We also employ a unique weaving process in the production of self-adhesive bandages so that the bandages can be easily cut or torn smoothly without using auxiliary tools like scissors.

Managing Business Effectively Through Strong Management Team

Members of our management team have an average of ten years of experience in the industry. Under their leadership, we have a demonstrated record of rapid and orderly growth.

Building a Broad Customer Base

Although about 25% of our products are sold to one customer who acts as a purchasing agent for a large number of ultimate consumers of our products in Japan, we have many customers in approximately 80 countries in all areas of the world. Our customers are located in Japan, Germany, America, Italy, France, Holland, South America, China, Africa, the Middle East and other places around the globe. Our largest markets currently are Japan and Europe.

Our Products - What we Sell

We are now focusing on the production of medical disposables, which can be divided into the following eight categories according to their function:

Surgical dressings
Including gauze swab, gaped gauze sponge, fluff gauze swab, vaseline gauze swab; nonwoven swab, trach sponge, cotton swab, gauze ball, applicator, lap sponge, combine dressing, eye pad, cotton roll, gauze roll.

Dressing packs
Dressing pack, drape kits, first aid kits.

Wound care dressings
Gauze bandage, triangular bandage, plaster of Paris bandages, elastic adhesive bandage, elastic bandages, elastic tubular mesh bandage, adhesive plaster, wound dressing and first aid (Finger bandager).

Protective products
Surgical gown, surgical drape, protective gown, nonwoven cap, band bag(machine cover), shoe covers, sleeves, bed sheet, pillowcase, apron, headrest cover, face mask, PE gloves, bids and sterile pouch.

Medical instruments
Disposable syringe, infusion set, transfusion set, blood bag, urine bag, scalp vein set, needle, catheters, blade, suture, forceps, scissors, umbilical cord clamp, vagina dilator, tray, measuring caps, aluminum clip board, hemostatic tape, identity band, microslide, gloves.

Dental products
Bibs, cotton dental roll, tongue depressor, disposable impression tray, dental syringe, disposable trap, disposable surgical tip.

Hygiene products
Alcohol prep pad, Iodophor prep pad, benzalkonium bromide prep pad.

Home care products
Cosmetic cotton swab, facial mask, cotton bud, colored cotton ball, handkerchief, baby wear, knitting gloves, disposable underwear, disposable slippers, mattress, nano antibacterial wiper.

We continuously focus on the launch of high value added products, and on increasing our sales volume of sterilized products, which have a profit rate 5%-8% higher than that of traditional products.

Our efforts to participate in the home health care market for medical protection products have been relatively successful so far. Japan, Europe and the U.S. are the main markets for medical protection products. We have established trade relationships with Sakai Shorten of Japan, one of our biggest clients, and the total sales in 2005 was $14.5 million. We sell our home care products through BSN, Boots, L/R, Monlycke, Medco, Tesco in Europe, and Tyco and AMG in the U.S. In order to adapt the demand of increasing international orders, we have also established and perfected the production systems, which include one hundred thousand grade purification room and advanced manufacturing equipments.

We focus on quality control. Our products have met the requirements of major international medical product quality tests, and we are among the very first Chinese companies in our industry to have passed ISO9001, EN46002, and CE. We are seeking to continuously improve our production systems and processes, to meet the latest requirements of ISO9001 (Version 2000), ISO 13485 and ISO11135.

Our Intellectual Property

We currently have one issued patent for a utility model named “disposable medical compound eye-protective face mask” (patent No. ZL03273570.7) in China which expires in August 2013. One patent application named “a safety-style dressing with X tracing” has been filed with the Patent Office of the State Intellectual Property Office of China and is pending approval. The application number is 200510033022.9.

We have licensed from Jianquan Li, our CEO, President and director, his rights under three patent applications and related technology for nonwoven fabric manufacturing on a perpetual, worldwide royalty-free basis. In addition, Nianfu Huo, the general manager of our subsidiary Winner Medical & Textile Ltd. Zhuhai, or Winner Zhuhai, has entered into a licensing agreement with Winner Zhuhai pursuant to which Mr. Huo granted Winner Zhuhai perpetual rights for the use of his patent “disposable compounded face mask” on a worldwide, royalty-free basis. Such patent is to expire in September 2011.

We have registered six trademarks with the Trademark office of the State Administration for Industry and Commerce of China relating to the word “Winner” in English and in Chinese. Thirteen applications for trademarks with the Trademark office of the State Administration for Industry and Commerce of China related to the words “Winwin” and “Winband” in English and in Chinese are pending. We also have registered trademark for the word “Winner” in other countries and areas, including Singapore, Jordan, the United Arab Emirates, Yemen, Chile, Cambodia and Hong Kong, and such trademark has passed the registration application in the member countries of the Madrid Agreement.

In addition, we have registered the following domain names: www.winnermedical.com (currently in use), www.winner-industries.com, www.winner-shenzhen.com, www.winner-shanghai.com, and www.winner-beijing.com. We have also registered two Chinese domain names.

Our Research and Development Efforts - How We Create New Products and Enhance Existing Ones

Currently, we have more than 100 employees devoted to our research and development efforts and for the reduction of these developments into integrated manufacturing practice and processes. More than 95% of our R&D staff graduated from junior colleges or achieved an equivalent educational level. Thirty five percent of our R&D staff have been working in this field for more than twenty years. Our CEO, President and director, Jianquan Li, has filed three patent applications under which he is named as the inventor of certain nonwoven fabric technology. This new technology can be used to manufacture nonwoven cotton medical dressings  in a very cost effective and efficient manner. Nonwoven medical dressings, as natural products, are environmentally friendly, reproducible, comfortable (without sensitization), and static-free. These features make it a desirable raw material for disposable medical protection products. Nonwoven medical dressings can be used widely in the field of medical and home care industries. Mr. Li granted us a perpetual, worldwide, royalty-free license of this technology. We expect to launch our new green nonwoven medical dressing products in May 2006.

With this nonwoven fabric technology, we can produce environmentally friendly nonwoven medical dressings at a lower cost.  The production of traditional woven cotton products involve primarily spinning and weaving, which is cost inefficient. Our new nonwoven fabric technology combines the natural cotton fiber with a nonwoven production technique and replaces the traditional production procedures with new procedures such as water jet, which greatly reduces the costs. This new technology also refines the equipments for further processing, doling machines, plastic absorbing machines and sterilization systems. As compared to comparable woven products, our spunlace nonwoven technology results in products with 27.56% lower manufacturing cost, labor cost reductions of up to 66.7% and an increase in manufacturing capacity of more than 5 times. With the conventional cotton woven technology, 90 folding machines and about 540 workers (working two shifts) are required to meet the 260 million piece production output requirement. With our nonwoven spunlace technology, only 19 folding machines and about 38 workers (working two shifts) are required, which results in a direct labor cost saving of approximately $1.13 million (RMB 9,036,000) and additional savings in indirect costs and the reduction of fixed overhead.

Our R&D activities are conducted in accordance with the ISO9001/13485 systems, adhere to strict procedures and utilize standardized processes. Development cycle time is competitive and conforms to international regulations and requirements. We are focused on further developing and improving our core manufacturing technologies so that we can reduce waste and overall costs. In 2004, we improved several of our production processes. These improvements included:

•	a 20% increase in throughput for our cotton textile process;
•	a 15% increase in production capacity for our textile equipment; and
•	a 25% reduction in work hours for our degreasing and bleaching process.

In addition, we use advanced automatic equipment as part of our processing system, including folding machines, plastic absorbing machines and sterilization systems. These improvements not only impact positively on production costs, but also enable us to further diversify our product lines.

Another achievement of ours is the development and production of a new series of self-adhesive bandages and elastic bandages. These emerging products employ advanced technology and fulfill multiple functions. A large competitive factor in the production of these products is technology. Most non-Chinese manufacturers utilize an electrostatic spraying process for glue spraying in the production of their adhesive bandages. We use an alternative technology that provides uniform glue spraying with less glue loss, requires smaller capital investment and is a relatively simpler and safer operation. Another benefit of our self-adhesive bandages is our use of a weaving process that permits the bandages to be cut or torn smoothly without using auxiliary tools like scissors.

We spent approximately $505,000 and $312,000 on R&D in fiscal year 2005 and 2004, respectively.

Our Marketing Efforts - How We Sell Our Products

Nearly 90% of our products are exported from China to markets around the world. Since 2001, we have established a position as the leading Chinese exporter in the medical dressings and medical disposables markets. We account for 9.9% of the total exports from China of these products. Our products are sold in approximately 80 countries through a network of more than 100 OEMs, distributors, wholesalers and manufacturers’ representatives. Our major target markets are the international markets outside of China. In light of our existing production capacity constraints, we will first meet demands from international markets, and gradually expand our sales to the Chinese market. China currently accounts for less than 12% of our total sales volume.

Since there are different requirements in different geographic markets, we have adopted marketing strategies that are market specific. For developed countries such as the U.S., Japan and the EU, we are an OEM supplier, providing our customers with a customized product in which the design, size, type and scale of the products is decided by our customers. This approach enables us to capitalize on our customers’ brand strength and established market channels. In order to gain market share, we team up with our customers by adding cost and technology advantages to our customers’ strong brand names, efficient distribution networks and market presence. We believe it is a better strategy for us to team up with large, well known companies than to compete directly with them. Most of our sales in developed countries are conducted by direct marketing. In addition, we conduct nearly 25% of our sales through third-party manufacturers’ representatives, who are compensated through the payment of sales commissions.

In developing countries, we sell our products under the Winner brand name. As the economies of developing countries grow, we expect there will be a significant increase in demand for medical products, including demand for our medical dressings and other medical disposable products. We believe our products are generally price-competitive with products from the U.S., Japan and the EU, even though manufacturers from those regions do not necessarily have the brand recognition in the developing economies to justify a price premium. Competition can also come from local producers in the developing countries, but we believe the quality of the products made by local manufacturers is generally lower than that of our products. Under these circumstances, we believe we have successfully established our own brand based on a product proposition of low price and high quality. We employ manufacturers’ representatives and actively participate in formal bid contracts organized by local governments and organizations. We believe we have built our brand reputation and market share in these markets and “Winner” has become a recognized brand in local hospitals, home health care and the retail market in developing countries.

The following demonstrates the multi-channel distribution systems we adopted in distributing our products:

For US/Europe Markets:

Channel 1	Manufacturer	Trading company	DistributorDistributor

Retailer/Hospital/pharmacy

In this channel, we sell our products through some trading companies in Europe and USA, such as Richard Healthcare Ltd in UK, Ogham Sourcing in Ireland and IMC in USA.

Channel 2	Manufacturer	Proxy agent
	wholesaler	retailer/hospital/pharmacy

In this channel, we sell our products to wholesaler (such as Artsana in Italy) through Proxy agent (such as best agent in Czech). In addition, we pay commissions to proxy agent.

Channel 3	Manufacturer	wholesaler	Distributor
retailer/hospital/pharmacy

In this channel, we sell finished and semi-finished products through wholesalers (Such as BSN and Lohmann Rauscher in Germany, Vernon-carus Ltd in UK).

Channel 4	Manufacturer	Retailer	Consumer

In this channel, we sell home care products to retailer chains, such as TESCO and BOOTS in UK.

For Japan market:

Channel 5:	Manufacturer	Trading company
	Distributor	Retailer/Hospital/Pharmacy

In this channel, we sell our products to more than 20 distributors through Sakai Shoten Co., Ltd in Japan market.

For Middle East / Africa markets:

Channel 6:	Manufacturer	Sales Agent
	Government /Organization purchase	Distributor
Retailer/Hospital/Pharmacy

In this channel, we employ sales agents and participate in the formal bid contracts organized by local governments and organizations. The sales agents are compensated through payment of sales commissions.

For China market:

Channel 7:	Manufacturer	Hospital/pharmacy

Channel 8:	Manufacturer	Agent in China
	Distributor	Retailer

In China market, we sell our products with Winner brand name to hospitals/pharmacy (such as Shenzhen People’s Hospital and NEP-Star Drug) and also to distributors through agent.

Raw Materials

Given the importance to our business of key raw materials, materials purchasing and materials management are key activities for us. We carefully manage our purchasing efforts and have established company policies involving raw materials procurement. The cost of raw materials amounts to almost 60% of our total production cost.

Supplier Management System

We have established a strict supplier management system to comprehensively assess suppliers on the basis of quality and improvement, purchasing cycles, management systems, price and delivery cycles. Suppliers are formally evaluated twice a year. The performance of the suppliers determines how much business they receive from us in subsequent months. We also host an annual suppliers’ conference, during which we communicate directly with our suppliers about our needs and service level demands. We encourage an open and transparent purchasing practice, which is well received by most suppliers.

Purchasing Procedures

Purchasing transactions are conducted in accordance with a procedure termed “inquiry-comparison-negotiation.” Potential suppliers make initial offers, which are compared objectively according to relevant guidelines. After validation of the various suppliers’ service and quality capabilities, we acquire the needed materials from the supplier offering the lowest cost. Our financial department establishes an oversight process by appointing individuals to conduct independent market research of key price points. The research findings are announced periodically. Our auditing department and quality assurance department also provide oversight to assure that the all purchasing procedures are being strictly adhered to.

Major Suppliers

The table below lists our major suppliers as of June 30, 2005, showing the cumulative dollar amount of raw materials purchased from them during the six month period ended June 30, 2005, and the percentage of raw materials purchased from each supplier as compared to procurement of all raw materials.

Rank	Supplier Name	Cumulative Dollar Amount Purchased During Period (# in 000,000)	Percentage of Total Purchases During Period
1	Tianmen Cotton Co.	$1.574	16.68%
2	Jing Shan Jia Wei	.9205	9.61%
3	Chang De Yun Jin	.3640	3.80%
4	Qian Jiang Gong Nong Weaving	.3527	3.68%
5	An Bao Packaging	.3377	3.53%
6	Jin San Fa Ke De Bang Co. of Zhe Jiang	.3359	3.51%
7	Xin Zhou Cheng Xin of Wu Han	.3070	3.21%
8	Huang Gang Chuang He Weaving	.2789	2.91%
9	An Ji Hui Feng	.2472	2.58%
10	Heng Feng Jian Ye of Hong Kong	.2320	2.43%
	Total	4.9730	51.95%

Our Major Customers

We have customers in approximately 80 countries and regions around the world, including Japan, Germany, the U.S., Italy, Holland, France, South America, China, Africa and the Middle East. Some of our customers are large-scale producers and distributors with well known brand names, while others are import and export firms or wholesalers with trade expertise and established sales channels. We have long-term relationships with most of our customers. For the six-month period ended June 30, 2005, our top ten customers, based on sales revenue and the percentage that each contributes to our revenues, were as follows:

Top 10 clients of Winner Group (January to June 2005)

Customer	Sales (#in USD 000,000)	Percentage of Total Sales During Period
Sakai Shoten Co., Ltd	$6.7074	24.65%
Lohman & Rauscher Limited	2.2926	8.43%
Artsana S.P.A.	1.6017	5.89%
Tyco Healthcare	1.3856	5.09%
Medeco B.V.	1.4921	5.48%
Richardson Healthcare Ltd.	1.3412	4.93%
Vernon-carus UK	.9101	3.35%
The National Pharmaceutical and Medical Supply Co.	.8551	3.14%
Sterima NV.	.5286	1.94%
BSN Medical GMBH Co.,	.5268	1.94
Total	17.6412	64.84%

Our Competition

We are subject to intense competition. Some of our competitors have greater financial resources, larger staff, and more established market recognition in both domestic Chinese and international markets than we have.

In our industry, we compete based upon manufacturing capacity, product quality, product cost, ability to produce a diverse range of products and logistical capabilities.

Our competitors include medical dressings and other medical disposables products manufacturers around the world. Below is a list by geographic area of the companies we view as our competitors based on the markets in which we sell our products.

Competitors in China

Competitors in China mainly include:

1. Shenzhen Aumei (sales focus is on the US market)
2. Zhejiang Zhende Medical Dressing Co., Ltd. (sales focus on European market)
3. Jiangsu Province Jianerkang Medical Dressing Co., Ltd.
4. Qingdao Hartmann Medical Dressing Co., Ltd.

Our China-based competitors tend to have lower labor costs, but their products often lack diversity.

Competitors in Asia Outside of China

Competitors in this area mainly come from India, and include:

1. Premier Enterprise
2. Sri Ram Products (main business is weaving)

These competitors tend to have older equipment and lower product quality.

Europe

Competitors in Europe include:

1. Bastos Viegas, S.A. (Portugal)
2. Intergaz, S.R.O. (Czech Republic)
3. TZMO S.A. (Poland)

Our competitors from Europe may have a geographic advantage in the EU market, but they are generally small scale, have less product diversity and higher production costs.

Increased competition in medical disposables products can put pressure on the price at which we sell our products, which could result in reduced profitability.

Regulation

In China, medical sanitary materials and dressings (including medical gauzes, absorbent cottons, bandages and disposable surgical suits) are supervised as medical devices and are administered by the Department of Medical Device of State Drug Administration of China. The technology and specifications of these products must be consistent with the Regulations for the Supervision and Administration of Medical Devices and relevant laws and standards.

Our business is also regulated by a number of provincial authorities which license the production of, and register, products such as those we manufacture. Of our 9 facilities which require licenses from these authorities, 7 are operating under current licenses and two are technically not in compliance with these regulations. One of the two facilities that is technically not in compliance with these regulations has recently moved from the production of a category of products which does not require licensing, to a category which does. Our license application in that case is now pending. The other facility that is technically non-compliant, Winner Medical (Huanggang) Co., Ltd., has not yet commenced production, and our license application is pending. We believe the technical non-compliance with these regulations will not result in material adverse effect on our financial condition or operation.

In addition, since we sell our products in the international markets, our products are subject to regulations imposed by various governmental agencies in the markets where our products are sold. Medical dressings and medical disposables that are exported to the U.S. need to be pre-registered with the FDA. All of our products exported to EU countries must have a CE certificate. We also need a Certificate of Foreign Manufacture for Japan market. We have reached the applicable standards and obtained the required certificates in the markets mentioned above.

We are among the very few Chinese medical product companies that have its own products registered with the FDA, which gives us the ability to directly export some of our products to the United States.

Our Employees

As of September 30, 2005, we employed 5,219 full-time employees.  Six of our Chinese subsidiaries have trade unions which protect employees’ rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions and assist in mediating disputes between us and union members.  We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

 As required by applicable Chinese law, we have entered into employment contracts with most of our officers, managers and employees.  We are working towards entering into employment contracts with those employees who do not currently have employment contracts with us.

Our employees in China participate in a state pension scheme organized by Chinese municipal and provincial governments.  We are required to contribute to the scheme at the rates ranging from 8% to 20% of the average monthly salary.  The compensation expenses related to this scheme was $303,411 and $253,473 for the fiscal year 2005 and 2004, respectively.  In addition, we are required to participate in a Mandatory Provident Fund scheme operated by approved trustees in Hong Kong and to contribute to the scheme at a rate of 5% of the salaries and wages.  We contributed $1,466 and $604 to this scheme in the fiscal year 2005 and 2004, respectively.

In addition, we are required by Chinese law to cover employees in China with various types of social insurance. We have purchase social insurances for part of our employees. We are working towards providing all employees with the required insurance. In the event that any current employee, or former employee, files a complaint with Chinese government, not only will we be required to purchase insurance for such employee, we may be subject to administrative fines. We believe that such fines, if imposed, are immaterial.

Our Facilities

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. We currently have land use rights to approximately 610,532 square meters consisting of manufacturing facilities, warehouses and office buildings in various parts of China, including Tianmen City, Shenzhen, Jingmen City, Zhijiang City, Jiayu County, Chongyang County and Huanggang. All these land use rights has been paid off. Approximately 174,111 square meters of our facilities are subject to liens. In addition, we expect to acquire additional 39,960 square meters in Chongyang County in July 2006. We have also entered into an agreement with the local government agency of Huanggang to acquire 314,222.40 square meters of land in Huanggang. We expect to receive the land use right certificate for this Huanggang property in 2007.

The following table summarizes our main facilities as of December 31, 2005.

Winner Sub	Location	Size (Square Meters)
Winner Shenzhen	Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, Guangdong Province, China.	29,064.49
Winner Jingmen	Te 1 Hangkong Road, Pailou Town, Jingmen City, Hubei Province , China	40,542.35
Winner Tianmen	No. 47 South Road of Jianshe, Yuekou Town of Tianmen City , Hubei Province. China	41,771.41
Winner Hubei	No. 47 South Road of Jianshe, Yuekou Town, Tianmen City, Hubei Province. China	80,934.84
Winner Yichang	No. 20 Jiangxia Avenue, Jiangkou Town, Zhijiang City, Hubei Province, China	24,448.14
Winner Chongyang	Qingshan Park, Chongyang County, Hubei Province, China	33133.50
Winner Jiayu	No. 172 Phoenix Avenue, Yuyue Town, Jiayu County, Hubei Province, China	34,167.25
Winner Xishui	Hongshan Industries Park, Qingquan Town, Xishui County, Hubei Province	31,283.00
Winner Huanggang	Te 1ôChibi Avenue, Huanggang City, Hubei Province, China	295,187.70
Total		610,532.68

The following table summarizes our properties that are subject to mortgages as of December 31, 2005.

Winner Su	Location	Mortgaged to the Bank	mortgaged land (sq. m)	mortgaged house property (sq. m)
Winner Shenzhen	Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, Guangdong Province, China.	Shenzhen Branch of Merchants Bank of China		18,808.09
Winner Yichang	No. 20 Jiangxia Avenue, Jiangkou Town, Zhijiang City, Hubei Province, China	Zhijiang Branch of Agriculture Bank of China		7,989.02
Winner Tianmen	No. 47 South Road of Jianshe, Yuekou Town of Tianmen City , Hubei Province. China	Tianmen Branch of Industrial and commercial Bank of China	12,996.7	4,687.2
Winner Hubei	No. 47 South Road of Jianshe, Yuekou Town, Tianmen City, Hubei Province. China	Tianmen Branch of Industrial and commercial Bank of China	84,824.84	44,805.42
Total			97,821.54	76,289.73

In July 2005, we started the construction of a new manufacturing facility with approximately 39,960 square meters in Chongyang County, China. The first phase of the project has been completed and the new weaving facility and its accessory facilities started operation in early January 2006. The second phase of the project which involves the construction of the finished product facilities is in the process of equipment installation and is expected to be completed by approximately June 2006. The total investment for this project is approximately $1.8 million which is funded through bank loans. In addition, we expect to obtain land use rights to approximately 314,222 additional squares meters in China by 2007.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business. We believe that the new facility under construction and the expected land use rights to additional land will be sufficient for our expansion efforts.

Some of our properties are leased from third parties. In most cases, the leased properties are dormitories or small operating spaces. In the remaining case, the leased properties include manufacturing facilities and the use we are making of the land is in compliance with that relevant government authority’s land use planning. In a few cases, the lessors have not been able to provide copies of documentation evidencing their rights to use the property leased to us. In the event of any future dispute over the ownership of the leased properties, we believe we could easily and quickly find replacement premises and dormitories so that the operations would not be affected.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Our subsidiaries Hubei Winner Textile Co., Ltd and Winner Medical & Textile Co., Ltd. Tianmen, are currently involved in an action brought by a resident group consisting of 388 residents residing at Jianshe South Road, Yuekou Town, Tianmen City, China against Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. in the Intermediate People’s Court of Hanjiang City, Hubei, China. The plaintiffs allege that Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. acquired the right to use certain land from the plaintiffs and failed to pay off the full amount of fees agreed upon by the parties. The Plaintiffs are seeking to recover a fee of approximately $930,000 (RMB 7,379,230) and requesting our subsidiaries to bear several and joint liabilities with the named defendants. Winner International Trading Company acquired the disputed land from Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. in 2000 and such land is currently occupied by Hubei Winner Textile Co., Ltd and Winner Medical & Textile Co., Ltd. Tianmen. On June 20, 2005, the intermediate court ruled against the plaintiffs. The plaintiffs appealed on June 30, 2005 and the case is still pending in Hubei Superior People’s Court, China. We are not able to predict the outcome of this action at this time. An adverse determination could have an adverse effect on our financial condition, results of operation and cash flows.

Our subsidiary Chongyang Wenqiang Medical Treatment Materials Co., Ltd. or Chongyang Wenqiang is in the process of liquidation. Chongyang Wenqiang’s business license expired on September 27, 2005 and Winner’s board of directors decided it was in the best interest of Winner not to continue the operation of Chongyang Wenqiang. Chongyang Wenqiang filed for liquidation on September 28, 2005. On February 24, 2006, the liquidation process was not yet completed.

Except as provided above, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

To our knowledge, no director, officer or affiliate of ours, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

MANAGEMENT

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Jianquan Li	50	Chief Executive Officer and President, and Chairman of the Board of Directors
Xiuyuan Fang	37	Chief Financial Officer, Vice President, Treasurer and Director
Hongwei Jia	30	Vice President of Quality Inspection
Jiagan Chen	54	Vice President of Project Management

JIANQUAN LI. Mr. Li has served as our Chief Executive Officer, President and director since December 16, 2005. Mr. Li is the founder of Winner and has served as its Chairman and CEO since its subsidiary companies’ formation in 1991. As Chairman and CEO, Mr. Li oversaw the implementation of the business plan of Winner and was key to the development of its strategic vision. Mr. Li is a graduate of the Hubei Foreign Trade University with a major in International Trade.

XIUYUAN FANG. Mr. Fang has been our Chief Financial Officer, Vice President and Treasurer since December 16, 2005 and our director since January 7, 2006. Mr. Fang has been with Winner since 1999. Mr. Fang has served as Winner’s director since 1999 and has been its Vice President since 2001. Mr. Fang is a certified public accountant and has extensive experience in financial management, capital management and tax planning. He was responsible for Winner’s financial management and capital management programs. He graduated from Zhongnan University of Economics and Law.

HONGWEI JIA. Mr. Jia has been our Vice President of Quality Inspection since December 16, 2005. Mr. Jia joined Winner in 1997, and successively served as the Manager of Production of one of the Winner subsidiaries, the Manager of Human Resources, the Vice General Manager of Production, a management representative, and, since 2003, as Winner’s Vice General Manager of Quality Inspection. Mr. Jia directed the establishment of Quality Management Systems for eight subsidiary companies of Winner. Mr. Jia was responsible for Human Resources Management Systems at Winner’s headquarter and for its subsidiary companies in Shenzhen. Mr. Jia graduated from South China Normal University

JIAGAN CHEN. Mr. Chen has been our Vice President of Project Management since December 16, 2005. Mr. Chen joined Winner as its Vice President of Project Management in 2000. He is an economic engineer and graduated from Wuhan Institute of Economic Management. Mr. Chen was responsible for Winner’s construction projects at Winner’s headquarter in the Shenzhen Winner Industrial Park.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Board Composition and Committees

The board of directors is currently composed of two members, Jianquan Li and Xiuyuan Fang. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have standing audit, nominating or compensation committees. Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as is practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Family Relationships

There are no family relationships among our directors or officers.

Code of Ethics

On December 16, 2005, our board of directors adopted a code of ethics that our principal financial officer, principal accounting officer or controller and any person who may perform similar functions are subject to. Currently Jianquan Li, our Chief Executive Officer, and Xiuyuan Fang, our Chief Financial Officer are the only persons subject to the Code of Ethics. If we retain additional officers in the future to act as our principal financial officer, principal accounting officer, controller or persons serving similar functions, they would become subject to the Code of Ethics. The Code of Ethics does not indicate the consequences of a breach of the code. If there is a breach, our board of directors would review the facts and circumstances surrounding the breach and take action that it deems appropriate, which action may include dismissal of the employee who breached the code. A copy of the code of ethics appears as Exhibit 14 to this registration statement.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to Timothy Halter, our former CEO and director and Jianquan Li, our Chief Executive Officer for services rendered in all capacities during the noted periods. No executive officers received total annual salary and bonus compensation in excess of $100,000.

Name And Principal Position	Year (2)	Annual Compensation			Long-Term Compensation
		Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Awards		Payouts	All Other Compen- sation ($)
					Restricted Stock Awards ($)	Securities Under-lying Options/ SARs (#)	LTIP Payouts ($)

Timothy Halter, CEO and CFO (3)	2005	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-
	2003	-	-	-	-	-	-	-

Jianquan Li Chairman, CEO and President (1)	2005	75,000 (4)	-	-	-	-	-	-
	2004	45,000 (5)	-	-	-	-	-	-
	2003	45,000 (6)	-	-	-	-	-	-

_____________________________

(1) On December 16, 2005, LVGC acquired Winner in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Li became the Chief Executive Officer and President of LVGC. Prior to the effective date of the reverse acquisition, Mr. Li served Winner in the same capacities that he currently serves LVGC. The annual, long term and other compensation shown in this table includes the amount Mr. Li received from Winner prior to the consummation of the reverse acquisition.

(2) On December 16, 2005, LVGC in connection with the reverse acquisition of Winner changed its fiscal year end from July 31 to September 30.

(3) Mr. Halter tendered his resignation to LVGC upon the closing of the reverse acquisition of Winner on December 16, 2005. Mr. Halter resigned from all offices he held with LVGC on December 16, 2005 and from his position as our director on January 7, 2006.

(4) In 2005, Mr. Li received an annual compensation of RMB 600,000 which is approximately $75,000. As a stockholder, Mr. Li received a dividend of $500,527.84 and $500,000 from Winner Group Limited in December 2005 and January 2006, respectively.

(5) In 2004, Mr. Li received an annual compensation of RMB 120,000 plus Hong Kong dollar 240,000, which is approximately $45,000.

(6) In 2003, Mr. Li received an annual compensation of RMB 120,000 plus Hong Kong dollar 240,000, which is approximately $45,000.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee; all decisions regarding compensation are determined by our entire board of directors.

Stock Option and Stock Appreciation Rights

We do not currently have a Stock Option Plan or Stock Appreciation Rights Plan. No stock options or stock appreciation rights were awarded during the fiscal year ended July 31, 2005.

Employment Agreements

Our subsidiary Winner has employment agreements with the following executive officers.

Jianquan Li, our CEO and President’s employment agreement became effective as of January 1, 2005. The agreement is for a term of three years. Mr. Li is receiving an annual salary of approximately $75,000 under the agreement (RMB 600,000).

Xiuyuan Fang, our CFO, Vice President and Treasurer’s employment agreement became effective as of January 1, 2005. The agreement is for a term of three years. Mr. Fang is receiving an annual salary of approximately $26,670 under the agreement (RMB 213,368).

Hongwei Jia, our Vice President of Quality Inspection’s employment agreement became effective as of January 1, 2005. The agreement is for a term of three years. Mr. Jia is receiving an annual salary of approximately $26,670 under the agreement (RMB 213,368).

Jiagan Chen, our Vice President of Project Management’s employment agreement became effective as of January 1, 2005. The agreement is for a term of three years. Mr. Chen is receiving an annual salary of approximately $26,670 under the agreement (RMB 213,368).

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Bylaws provide for the indemnification of our directors and officers, past, present and future, under certain circumstances, against attorney’s fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear expenses of such litigation for any of our directors, officers, employees or agents upon such persons promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discloses transactions entered into by both Winner Medical Group Inc. and Winner in the past two years as required by Item 404 of Regulation S-B.

On December 16, 2005, we consummated the transactions contemplated by a share exchange agreement among us and the owners of the issued and outstanding capital stock of Winner Group Limited, including Jianquan Li, our CEO, President, director, and controlling stockholder and certain of our other officers and directors. Pursuant to the share exchange agreement, we acquired 100 percent of the outstanding capital stock of Winner Group Limited in exchange for 42,280,840 shares of our common stock. As a result of this transaction, Mr. Li became the owner of 80.84 percent of our outstanding capital stock. The number of our shares issued to the stockholders of Winner Group Limited was determined based on arms-length negotiation.

On November 4, 2005, we settled a $60,000 note payable to Glenn A. Little, our former sole director and controlling stockholder, by the issuance of 240,000 shares of unregistered, restricted common stock at a price of $0.25 per share. This price was determined based on the closing bid price of our common stock on November 4, 2005.

On November 4, 2005, we consummated a private placement of common stock with Halter Financial Investments, L.P. for the sale of 1,070,000 shares of unregistered, restricted common stock for $267,500 in cash at a price of $0.25 per share. This price was determined based on the closing bid price of our common stock on November 4, 2005. As a result of the private placement, Halter Financial Investments became our controlling stockholder. Timothy Halter, our former CEO and director, is the sole member of TPH GP, LLC which is the sole general partner of TPH GP, L.P. which is a limited partner of Halter Financial Investments, L.P. Mr. Halter is also the chairman of Halter Financial Investment GP, LLC which is the general partner of Halter Financial Investment, L.P.

On July 16, 2005, we entered into a Financial Advisory Agreement with HFG International, Limited, a Hong Kong Corporation, as amended on December 12, 2005, pursuant to which HFG International, Limited agreed to provide us with financial advisory and consulting services in implementing a restructuring plan and facilitating our going public transaction. In consideration for these services, HFG International, Limited was paid a fee of $260,000 upon the closing of the going public transaction. Timothy Halter, our former CEO and director, is the principal stockholder and an executive officer of HFG International, Limited.

On December 1, 2005, our CEO, President and director, Jianquan Li, entered into a perpetual license agreement with us pursuant to which he licensed his rights under certain patent applications and related technology for nonwoven fabric manufacturing to us on a perpetual, worldwide, royalty-free basis. Mr. Li received no consideration for this license.

In addition, we entered into the following transactions, all of which are unsecured, interest free and with no fixed repayment terms.

During the year ended September 30, 2005, we sold goods to L+L Healthcare Hubei Co., Ltd. of which we own a 40% equity interest, for $83,013 and purchased goods from it for $444,553. As of September 30, 2005, amount due to L+L Healthcare Hubei Co., Ltd. was $107,914.

During the year ended September 30, 2005 and 2004, we purchased goods from Safe Secure Packing (Shenzhen) Co., Ltd. for $1,007,675 and $415,793, respectively. Mr. Jianquan Li, our CEO, President and director, has a controlling interest in Safe Secure Packing (Shenzhen) Co., Ltd. during the periods. As of September 30, 2005 and 2004, the outstanding balance due to Safe Secure Packing (Shenzhen) Co., Ltd. was $147,697 and $5,270, respectively.

During the years ended September 30, 2005 and 2004, we sold goods to Kangsoon Import & Export Trading Co. Ltd. Shenzhen for $519,889 and $2,631,563 and purchased goods from it for $963,548 and $4,243,467, respectively. Mr. Xiuyuan Fang, our CFO, Vice President, Treasurer and director, has a controlling interest in Kangsoon Import & Export Trading Co. Ltd. Shenzhen during that period. As of September 30, 2005 and 2004, the outstanding balances due to Kangsoon Import & Export Trading Co. Ltd. Shenzhen were $0 and $32,227, respectively.

During the year ended September 30, 2005, we sold goods to Winner Medical & Textile (H.K.) Limited for $215,509. Mr. Jianquan Li, our CEO, President and director, has a controlling interest in Winner Medical & Textile (H.K.) Limited. As of September 30,2005, the outstanding balance due from Winner Medical & Textile (H.K.) Limited was $116,804.

During September 2005, we borrowed $168,817 from Mr. Jianquan Li, our CEO, President and director.

On August 20, 2005, the board of directors of our subsidiary, Winner Group Limited, declared a dividend in the amount of $1,872,750, to its principal stockholder Mr. Jianquan Li, our CEO, President and director, and to another stockholder Mr. Xiuyuan Fang, our CFO, Vice President, Treasurer and director. We paid Jianquan Li $500,527.84 and $500,000 in December 2005 and January 2006, respectively. The rest of the dividend in the amount of $856,303.78 and $15,918.38 will be paid to Mr. Li and Mr. Fang before June 2006, respectively.

CHANGE IN ACCOUNTANTS

On December 16, 2005, concurrent with the change in control transaction discussed above, our Board of Directors elected to continue the existing relationship of our new subsidiary Winner Group Limited with BDO McCabe Lo Limited (BDO) and appointed BDO as our independent auditor. Additionally, concurrent with the decision to maintain our relationship with BDO, our Board of Directors approved the dismissal of S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) our independent auditor.

No accountant's report issued by SWHCPA on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of us to continue as a going concern.

During our two most recent fiscal years (ended July 31, 2005 and 2004) and from August 1, 2005 to the date of this prospectus, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during our two most recent fiscal years (ended July 31, 2005 and 2004) and from August 1, 2005 to the date of this prospectus.

We furnished a copy of this disclosure to SWHCPA and requested SWHCPA to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of the letter was filed by us as Exhibit 16.1 to our current report on Form 8-K, filed December 19, 2005.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholder from time to time of up to a total of 7,474,027 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of December 16, 2005 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 44,636,371 shares of common stock outstanding as of December 16, 2005.

54 selling stockholders are employees or suppliers of ours or our affiliates. Except these 54 selling stockholders and except as specifically set forth in the footnotes to the table, none of the selling stockholders has held a position as an officer or director of us, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

For additional information, refer to “Security Ownership of Certain Beneficial Owners and Management” above.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Name and Address	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)	Percentage of Common Stock Owned After Offering(1)
Glenn Little	382,014	382,014	382,014	*
Halter Financial Investments, L.P. (2)(3)	535,000	535,000	535,000	1.2%
Halter Financial Group, L.P. (3)	535,000	535,000	535,000	1.2%
Zhihao Zhang (4)	133,858	133,858	133,858	*
Kang Hu (5)	25,335	25,335	25,335	*
Guoqiang Wan (5)	6,197	6,197	6,197	*
Chaoli Feng (5)	2,975	2,975	2,975	*
Li Zhang (5)	9,916	9,916	9,916	*
Zhu Liu (5)	4,958	4,958	4,958	*
Dan Qu (5)	9,916	9,916	9,916	*
Jingchang Xie (5)	27,268	27,268	27,268	*
Shiqing Hu (5)	33,713	33,713	33,713	*
Lu Jiang (5)	17,353	17,353	17,353	*
Xuehong Li (5)	10,907	10,907	10,907	*
Xianyu Dong (5)	24,789	24,789	24,789	*
Bixin Dai (5)	4,958	4,958	4,958	*
Junxiong Zeng (5)	4,462	4,462	4,462	*
Jiaqing Zhou (5)	2,479	2,479	2,479	*
Dufei Song (5)	4,958	4,958	4,958	*
Liangquan Yu (5)	4,958	4,958	4,958	*
Nianfu Huo (5)	22,310	22,310	22,310	*
Youzhi Long (5)	20,327	20,327	20,327	*
Ping Luo (5)	24,789	24,789	24,789	*
Zheng Huang (5)	12,395	12,395	12,395	*
Lili Luo (5)	22,211	22,211	22,211	*
Yagang Xie (5)	2,479	2,479	2,479	*
Rongqun Wang (5)	11,403	11,403	11,403	*
Wanhong Guo (5)	24,789	24,789	24,789	*
Changying Xu (5)	4,958	4,958	4,958	*
Ai Li (5)	4,958	4,958	4,958	*
Juner Ma (5)	4,958	4,958	4,958	*
Guangsheng Dai (5)	2,479	2,479	2,479	*
Zhonghou Bai (5)	6,941	6,941	6,941	*
Shaoping Zhang (5)	3,471	3,471	3,471	*
Jun Wang (5)	3,718	3,718	3,718	*
Degao Zhan (5)	24,789	24,789	24,789	*
Shuibin Gao (5)	22,310	22,310	22,310	*
Aiguo Liu (5)	16,361	16,361	16,361	*
Jide Wu (5)	17,848	17,848	17,848	*
Fanwen Zen (5)	14,874	14,874	14,874	*
Shousheng Li (5)	7,437	7,437	7,437	*
Hua Ji (5)	2,479	2,479	2,479	*
Wenming Tan (5)	2,479	2,479	2,479	*
Jiong Wang (5)	2,479	2,479	2,479	*
Fuguo Yang (5)	2,479	2,479	2,479	*
Xueya Ding (5)	49,579	49,579	49,579	*
Chengbao Zhou (5)	3,074	3,074	3,074	*
Xingfu Qian (5)	24,789	24,789	24,789	*
Hai Xu (5)	21,765	21,765	21,765	*
Jun Liu (5)	9,916	9,916	9,916	*
Zhenglin Yang (5)	9,916	9,916	9,916	*
Lei Chen (5)	5,949	5,949	5,949	*
Fuhai Zhang (5)	4,958	4,958	4,958	*
Yongming Zuo (5)	2,479	2,479	2,479	*
Hiroshi Isobe (6)	49,579	49,579	49,579	*
Guido Mathias Clemens Maria Bloemen (6)	49,579	49,579	49,579	*
Lian Li (6)	9,916	9,916	9,916	*

Daisuke Kanazu (6)	9,916	9,916	9,916	*
Xinyong Nie	14,874	14,874	14,874	*
Shengping He	24,789	24,789	24,789	*
Xiaowei Wu	39,663	39,663	39,663	*
Zhi Li	9,916	9,916	9,916	*
Torch Import & Export Co., LTD (7)	198,314	198,314	198,314	*
Guimin Wang	14,874	14,874	14,874	*
Zhiying Guo	54,536	54,536	54,536	*
Lin Zhou	9,916	9,916	9,916	*
Linsheng Gu	49,579	49,579	49,579	*
Binggeng Luo	24,789	24,789	24,789	*
Qunfeng Zhu	4,958	4,958	4,958	*
Yong Ma	49,579	49,579	49,579	*
Pinnacle China Fund, L.P. (8)	4,194,077	4,194,077	4,194,077	*
Gary C. Evans (2)	366,877	366,877	366,877	*
Daniel O. Conwill (2)	99,136	99,136	99,136	*
				*
Total	7,474,027	7,474,027	7,474,027	16.74%

* Less than 1%

(1)  Assumes that all securities offered are sold.

(2) Global Hunter Securities LLC is a registered broker-dealer. The identified selling stockholders are limited partners of the holding company that controls such broker-dealer.

(3) Our former CEO and director Timothy Halter is the sole member of TPH GP, LLC which is the sole general partner of TPH, L.P. which is a limited partner of the identified selling stockholders. Mr. Halter is also the chairman of Halter Financial Investment GP, LLC which is the general partner of Halter Financial Investment, L.P.

(4) Zhihao Zhao is an affiliate of Halter Financial Group L.P. of which our former CEO and director Timothy Halter is a principal stockholder and which provides consulting services to us.

(5) Employees of Winner.

(6) Suppliers of Winner.

(7) Xinyong Nie is the president of Torch Import & Export of which Xiang Torch Co., Ltd., a public company in China, owns 98% shares.

(8) Barry Kitt is the sole officer of Pinnacle China Advisors, L.P. which is the general partner of Pinnacle China Fund, L.P.

We will not receive any of the proceeds from the sale of any shares by the selling stockholders. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 24, 2006 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership[1]	Percent of Class[2]
Common Stock $0.001 par value	Jianquan Li 6-15D, Donghai Garden, Futian District, Shenzhen, China	CEO, President and Director	36,084,527	80.84%
Common Stock $0.001 par value	Xiuyuan Fang Room 5B Building 2 Jun'an Garden, Futian District, Shenzhen City, Guangdong Province, China	CFO, Vice President, Treasurer and Director	464,512	1.04%
Common Stock $0.001 par value	Hongwei Jia Lita Village, Shunshandian Xiang, Queshan County, Henan Province, China	Vice President of Quality Inspection	4,958	*
Common Stock $0.001 par value	Jiagan Chen No.25 Zhazhu Front Road, Wuchang District, Wuhan City, China	Vice President of Project Management	24,789	*
Common Stock $0.001 par value	Pinnacle China Fund, L.P. 4965 Preston Park Blvd. Suite 240 Plano, Texas 75093		4,194,077	9.4%
Common Stock $0.001 par value	All officers and directors as a group (5 persons named above)		37,648,786	84.35%
* Less than 1%

1Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2A total of 44,636,371 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 495,000,000 shares of common stock, par value $0.001 per share. Prior to the closing of the reverse merger transaction, we effected a 1-for-1500 reverse split of our common stock. As a result, the total number of our issued and outstanding common stock on September 20, 2005 was reversed from 376,862,000 shares to 251,241 shares. The purpose of the reverse stock split was to decrease the number of shares of common stock outstanding so as to make us more attractive to a potential merger or acquisition candidate. On November 4, 2005, we converted the promissory note in the amount of $60,000 owned by Glenn A. Little into 240,000 shares of our common stock. On the same date, we issued 1,070,000 to Halter Financial Investment, L.P. in connection with a private placement transaction. On December 16, 2005, we issued 42,280,840 shares to stockholders of Winner Group Limited and 793,260 shares to Winner’s employees and suppliers. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” As a result, as of the closing of the reverse merger transaction, 44,636,371 shares of our common stock were issued and outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that the persons receiving the greatest number of votes shall be the directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such class or series without any further vote or action by the stockholders. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Nevada Agency and Trust Company, located in Reno, Nevada. Their mailing address is 50 West Liberty Street, Reno, Nevada 89501. Their phone number is (775) 322-0626.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 31, 2006, we had outstanding 44,636,371 shares of common stock.

Shares Covered by this Prospectus

All of the 7,474,027 shares being registered in this offering may be sold without restriction under the Securities Act of 1933.

Rule 144

The resale of shares that are held by our affiliates and the resale of shares that are held by non-affiliates for a period of less than two years are governed by the following requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of January 31, 2006 would equal 446,363 shares; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

However, since our shares are quoted on the NASD's Electronic Bulletin Board, which is not an "automated quotation system," our stockholders cannot rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Other than the 110,257 shares of our outstanding common stock that are eligible for resale under Rule 144(k) below, we believe that none of our outstanding shares may currently be sold in reliance on Rule 144.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

We believe that 110,257 of our outstanding shares may currently be sold in reliance on Rule 144.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $447,848. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Thelen Reid & Priest LLP, Washington, D.C.

EXPERTS

The financial statements of Winner Group Limited included in this prospectus and in the registration statement have been audited by BDO McCabe Lo Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of Winner Medical Group Inc. (formerly Las Vegas Resorts Corporation) included in this prospectus and in the registration statement have been audited by S.W. Hatfield, an independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

WINNER MEDICAL GROUP INC.
(formerly known as, LAS VEGAS RESORTS CORPORATION)

1. Unaudited Financial Statements for the Three Months Ended December 31, 2005

Consolidated Balance Sheets	F1
Consolidated Statements of Income and Comprehensive Income	F2
Consolidated Statements of Stockholders’ Equity	F3
Consolidated Statements of Cash Flows	F4
Notes to Consolidated Financial Statements	F5-F17

2. WINNER GROUP LIMITED - Audited Financial Statements for the Fiscal Years of 2005 and 2004

Page
Report of Independent Registered Public Accounting Firm	F18
Consolidated Balance Sheets	F19
Consolidated Statements of Income	F20
Consolidated Statements of Shareholders’ Equity	F21
Consolidated Statements of Cash Flows	F22
Notes to Consolidated Financial Statements	F23-F32

3. WINNER MEDICAL GROUP INC. (formerly known as, LAS VEGAS RESORTS CORPORATION)

Audited Financial Statements for the Fiscal Years of 2005 and 2004

Page
Report of Independent Registered Public Accounting Firm	F33
Consolidated Balance Sheets	F34
Consolidated Statements of Income	F35
Consolidated Statements of Shareholders’ Equity	F36
Consolidated Statements of Cash Flows	F37
Notes to Consolidated Financial Statements	F38-F42

Unaudited Financial Statements for the Three Months Ended October 31, 2005 and 2004

Page
Balance Sheets	F43
Statements of Operations and Comprehensive Loss	F44
Consolidated Statements of Cash Flows	F45
Notes to Consolidated Financial Statements	F46-F51

WINNER MEDICAL GROUP INC.
CONSOLIDATED BALANCE SHEETS

	December 31	September 30
	2005	2005
	(Unaudited) US$	US$
ASSETS
Current assets:
Cash and cash equivalents	6,682,032	2,650,867
Accounts receivable, less allowances for doubtful accounts of US$12,674 and US$12,643 at December 31, 2005 and September 30, 2005, respectively	7,223,979	8,257,923
Amounts due from affiliated companies	337,178	116,804
Inventories	11,079,701	10,476,534
Prepaid expenses and other current assets	2,874,545	4,268,072
Income taxes recoverable	13,591	57,649
Total current assets	28,211,026	25,827,849

Property, plant and equipment, net	28,297,869	26,834,824
Investment in an equity investee	1,022,607	1,009,318
Intangible assets, net	41,594	38,288
Prepaid expenses and deposits	1,063,276	219,125
Deferred tax assets	292,014	294,021
Total assets	58,928,386	54,223,425
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank loans	2,478,500	8,773,881
Accounts payable	3,141,422	3,490,047
Accrued payroll and employee benefits	1,460,994	1,150,036
Customer deposits	199,824	99,994
Other accrued liabilities	1,359,814	2,279,845
Amount due to a stockholder	3,350	168,817
Amounts due to affiliated companies	182,700	255,611
Dividend payable	1,372,224	1,872,750
Income taxes payable	575,696	576,157
Total current liabilities	10,774,524	18,667,138

Deferred tax liabilities	26,189	37,271
Total liabilities	10,800,713	18,704,409

Commitments and contingencies

Minority interests	1,145,013	1,164,186

Stockholders’ equity:
Common stock, par value $0.001 per share; authorized 495,000,000 stock, stock issued and outstanding December 31, 2005 - 44,636,371 shares; September 30, 2005 - 36,991,105 shares	44,636	36,991
Additional paid-in capital	29,929,050	19,020,848
Retained earnings	15,716,707	14,104,400
Statutory reserves	471,850	471,850
Accumulated other comprehensive income	820,417	720,741
Total stockholders’ equity	46,982,660	34,354,830
Total liabilities and stockholders’ equity	58,928,386	54,223,425

See accompanying notes to consolidated financial statements.

WINNER MEDICAL GROUP INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three months ended December 31
	2005	2004
	(Unaudited)	(Unaudited)
	US$	US$

Net sales	16,234,128	13,044,152

Cost of sales	(11,834,833)	(9,710,137)
Gross profit	4,399,295	3,334,015

Other operating income, net	62,502	192,158
Selling, general and administrative expenses	(2,574,895)	(2,044,128)

Income from operations	1,886,902	1,482,045
Interest income	4,454	534
Interest expense	(146,506)	(116,528)
Share of undistributed earnings in an equity investee	10,422	-
Income before income taxes and minority interests	1,755,272	1,366,051

Income taxes	(165,396)	(45,539)
Income before minority interests	1,589,876	1,320,512

Minority interests	22,431	(11,130)
Net income	1,612,307	1,309,382

Other comprehensive income
Foreign currency translation difference	99,676	-

Comprehensive income	1,711,983	1,309,382

Net income per stock
- basic and diluted	0.042	0.035

Weighted average common stock outstanding
- basic and diluted	38,237,615	36,991,105

See accompanying notes to consolidated financial statements.

WINNER MEDICAL GROUP INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)

	Common stock		Additional			Accumulated other	Total stock-
	Stock		paid-in	Retained	Statutory	comprehensive	holders’
	outstanding	Amount	capital	Earnings	reserves	income	equity
		US$	US$	US$	US$	US$	US$

Balance at September 30, 2005	36,991,105	36,991	19,020,848	14,104,400	471,850	720,741	34,354,830
Shares issued for reverse takeover	1,562,271	1,562	1,089	-	-	-	2,651
Issuance of common stock	6,082,995	6,083	10,907,113	-	-	-	10,913,196
Foreign currency translation difference	-	-	-	-	-	99,676	99,676
Net income	-	-	-	1,612,307	-	-	1,612,307

Balance at December 31, 2005	44,636,371	44,636	29,929,050	15,716,707	471,850	820,417	46,982,660

See accompanying notes to consolidated financial statements.

WINNER MEDICAL GROUP INC.

  CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended December 31
	2005	2004
	(Unaudited)	(Unaudited)
	US$	US$
Cash flows from operating activities
Net income	1,612,307	1,309,382
Adjustment to reconcile net income to net cash from
operating activities:
Depreciation and amortization of property, plant and equipment	451,067	311,449
Impairment for property, plant and equipment	-	157,062
Amortization of intangible assets	1,139	886
Minority interests	(22,431)	11,130
Share of undistributed earnings in an equity investee	(10,422)	-
Increase (decrease) in cash resulting from changes in:
Accounts receivable	1,059,574	(644,188)
Amount due from affiliated companies	(220,044)	186,410
Inventories	(573,566)	(156,130)
Prepaid expenses and other current assets	1,405,586	(2,399,209)
Income taxes recoverable	44,221	40,053
Deferred tax assets	2,838	(66,981)
Non-current prepaid expenses and deposits	15,268	(124,441)
Notes payable	-	845,717
Accounts payable	(358,486)	509,067
Accrued payroll and employee benefits	307,709	260,776
Customer deposits	99,547	(4,644)
Other accrued liabilities	(926,471)	2,437,111
Amount due to affiliated companies	(73,633)	(149,946)
Income taxes payable	(2,089)	32,491
Deferred tax liabilities	(11,187)	66,168
Net cash generated from operating activities	2,800,927	2,622,163

Cash flows from investing activities
Purchase of property, plant and equipment	(2,697,091)	(923,768)
Increase in intangible assets	(4,337)	(3,827)
Net cash used in investing activities	(2,701,428)	(927,595)

Cash flows from financing activities
Issuance of common stock	10,915,847	-
Proceeds from bank borrowings	-	169,143
Repayment of bank borrowings	(6,320,173)	-
Amount due to stockholders	(165,944)	(792,922)
Dividend paid	(505,818)	-
Net cash generated from (used in) financing activities	3,923,912	(623,779)

Effect of foreign currencies on cash flows	7,754	-

Net increase in cash and cash equivalents	4,031,165	1,070,789
Cash and cash equivalents, beginning of period	2,650,867	1,544,131
Cash and cash equivalents, end of period	6,682,032	2,614,920

Supplemental disclosures of cash flow information:
Cash paid (refund) during the period for:
Interest	146,430	116,528
Income taxes	5,167	(10,351)

See accompanying notes to consolidated financial statements.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Organization and Basis of Preparation of Financial Statements

Winner Medical Group Inc. (formerly known as Las Vegas Resorts Corporation, HDH Industries, Inc. and Birch Enterprises, Inc.) (“Winner Medical” or “the Company”) was originally incorporated in August 1986 in accordance with the Laws of the State of Nevada under the name of Birch Enterprises, Inc. In October 1986, the Company changed its name to HDH Industries, Inc. The Company was initially formed as a "blank check" entity for the purpose of seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly-owned entity.

On September 14, 1987, the Company consummated a business combination transaction, pursuant to an Agreement and Plan of Reorganization (Agreement) with Las Vegas Resort Investments whereby Las Vegas Resort Investments became a wholly-owned subsidiary of the Company. Concurrent with this transaction, the Company changed its name to Las Vegas Resort Corporation.

The Company completed a public offering of its common stock pursuant to a Registration Statement on Form S-18 (Registration No. 33-10513-LA) during 1989.

On January 25, 2005, the Company experienced a change in control when the then controlling shareholder, Forrest J. Woodward, II sold 213,019,552 shares (or approximately 56.52%) of the then issued and outstanding shares to Glenn A. Little.

On August 26, 2005, the Company filed a Schedule 14C - Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying it's shareholders that holders of approximately 56.52% of the Company's outstanding shares of common stock signed a written consent approving the amendment of the Company's Articles of Incorporation to effect the one-for-fifteen hundred reverse stock split, on or about September 12, 2005. As a result of the reverse split, the total number of issued and outstanding shares of our common stock was reversed from 376,862,000 shares to 252,271 shares. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

On November 4, 2005, the Company consummated a private placement of common stock with Halter Financial Investments, L. P. for the sale of 1,070,000 registered shares. This transaction resulted in a change in control of the Company.

On December 16, 2005, the Company completed a reverse acquisition transaction with Winner Group Limited (“Winner”), a Cayman Islands corporation, whereby the Company issued to the shareholders of Winner 42,280,840 shares of common stock in exchange for all of the issued and outstanding shares of Winner. Winner thereby became the Company’s wholly owned subsidiary and the former shareholders of the Company (“Shareholders”) became the Company’s controlling shareholders. This share exchange transaction resulted in those Shareholders obtaining a majority voting interest in the Company. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of the Company. The equity section of the accompanying financial statements have been restated to reflect the recapitalization of the Company due to the reverse acquisition as of the first day of the first period presented. Prior to the consummation of the share exchange with the Company, Winner completed a private placement of its ordinary shares to 15 accredited investors, which were then exchanged for 5,289,735 shares of common stock in the Company, in raising US$10,400,000 in gross proceeds. Further, a 793,260 of the Company’s shares were issued for US$1,600,000 in gross proceeds. As a result of the above stock issue, the Company raised a total of US$12,000,000 in gross proceeds, which left the Company with US$10,913,196 in net proceeds after the deduction of US$1,086,804 offering expenses.

The financial year end date of the Company has also been changed from July 31 to September 30 with effect from February 13, 2006. On February 13, 2006, the Company changed its name to Winner Medical Group Inc.

Winner Group Limited is a limited liability company registered under the laws of the Cayman Islands and was incorporated in Cayman Islands on April 8, 2003.  On July 1, 2003, the major shareholder of Winner contributed all of his equity interest in 11 entities to Winner. Winner then became the holding company of the reorganized group with a total of 11 subsidiaries. The transaction was a group reorganization entered into among entities under common control. The reorganization was treated similar to the pooling of interest method with carry over basis.

The principal activities of the Company and its subsidiaries consist of research and development, manufacturing and trading of medical dressings and medical disposables. All activities of the Group are principally conducted by subsidiaries operating in the People’s Republic of China (“PRC”).

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies

Principles of consolidation-The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

Equity investments, in which the Company exercises significant influence but does not control and is not the primary beneficiary, are accounted for using the equity method. The Company regularly reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary.

Intangible assets-Trademarks are measured initially at cost and amortized on a straight-line basis over their estimated useful lives, which is on average ten years.

Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventories-Inventories are stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable-Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Leasehold land and buildings	30 -50 years
Plant and machinery	10-12 years
Furniture, fixtures and equipment	5 - 8 years
Motor vehicles	5 - 8 years
Leasehold improvements	Over the lease term

Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Revenue recognition-Sales of goods are recognized when goods are shipped and title of goods sold has passed to the purchaser. Customers do not have a general right of return on products shipped. Products returns to the Company were insignificant in the past.

Comprehensive income-Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of shareholders’ equity.

Shipping and handling cost-Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the three months ended December 31, 2005 and 2004, shipping and handling costs expensed to selling expenses were US$1,269,889 and US$776,874, respectively.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the period is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation-The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the period are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. All transaction differences are recorded in the income statement.

The Company’s subsidiaries in the PRC have their local currency, Renminbi (“RMB”), as their functional currency. On consolidation, the financial statements of the Company’s subsidiaries in PRC are translated from RMB into US$ in accordance with SFAS No. 52, "Foreign Currency Translation". Accordingly all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the years. The exchange rate between the Renminbi and the US$ and used for the three months ended December 31, 2005 and 2004 were RMB8.0808 to US$1.00 and RMB8.277 to US$1.00, respectively. Translation adjustments arising from the use of different exchange rate from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gain and losses resulting from foreign currency transactions are included in other comprehensive income.

Derivative financial instruments-The Company has entered into foreign exchange forward contracts that are designated and qualify as hedge instruments under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”. Depending on the nature of the hedge, changes in the fair value of the effective portion of these forward contracts will either be offset against the change in the fair value of the hedged assets, when such forward contracts are accounted for as fair-value hedges or recognized in Other Comprehensive Income when such forward contracts are a hedge of a forecasted transaction.

Should any changes arise in the effectiveness of a derivative instrument, the ineffective portion will be recognized in earnings (classified in selling, general and administrative expense) in the current period. Effectiveness for forward hedge contracts is measured by comparing the fair value of the forward contract to the change in the forward value of the anticipated transaction. The fair market value of the hedged exposure is presumed to be the market value of the hedge instrument when critical terms match.

The Company does not use derivative financial instruments for speculative or trading purposes, nor does it hold or issue leveraged derivative financial instruments.

Post-retirement and post-employment benefits-The Company’s subsidiaries contribute to a state pension scheme in respect of their PRC employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Net income per share-Basic net income per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income per share gives effect to all dilutive potential ordinary shares outstanding during the period. The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. At December 31, 2005 and September 30, 2005 there were no potentially dilutive shares or common stock equivalents.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. Summary of Significant Accounting Policies - Continued

Basic and diluted net income per share calculated in accordance with SFAS No. 128, "Earnings Per Share", are reconciled as follows:

	Three months ended December 31
	2005	2004
	(Unaudited)	(Unaudited)
	US$	US$
Net income	1,612,307	1,309,382
Basic and diluted weighted average common shares outstanding	38,237,615	36,991,105
Basic and diluted net income per share	0.042	0.035

Use of estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent changes in accounting standards-In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS Statement No. 151, “Inventory Costs,” an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under FASB Statement No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements, results of operations, or cash flows.

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, ”Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company’s financial position, results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

3. Inventories

Inventories by major categories are summarized as follows:

	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Raw materials	4,447,704	4,589,013
Work in progress	2,942,813	3,193,074
Finished goods	3,781,408	2,824,286
	11,171,925	10,606,373
Less: allowances for slowing moving items	(92,224)	(129,839)
	11,079,701	10,476,534

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
4. Property, Plant and Equipment

Property, plant and equipment consists of the following:
	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
At cost:
Leasehold land and buildings	16,950,234	16,649,795
Plant and machinery	14,650,422	14,806,958
Furniture, fixtures and equipment	1,094,196	776,769
Motor vehicles	612,172	539,186
Leasehold improvements	922,354	1,224,362
Total	34,229,378	33,997,070

Less: accumulated depreciation and amortization	(7,486,114)	(7,337,055)
Less: impairment on plant and machinery	(161,102)	(160,649)
Construction in progress	1,715,707	335,458
Net book value	28,297,869	26,834,824

Depreciation and amortization expenses for the three months ended December 31, 2005 and 2004 are US$451,067 and US$311,449 respectively.

All the land in the PRC is owned by the PRC government. The government, according to PRC laws, may grant to entities the right to use of land for a specified period of time. Thus all of the Company’s land purchased in the PRC is considered to be leasehold land and amortized on a straight-line basis over the respective term of the right to use the land.

5. Credit facilities and pledged assets

The Company’s subsidiary in Shenzhen has credit lines with China Merchants Bank representing trade acceptances, loans and overdrafts. As of December 31, 2005 these facilities totaled RMB25,000,000, equivalent to US$3,089,395. The maturities of these facilities are generally up to July 12, 2006. The total unused credit lines as of December 31, 2005 was US$3,089,395. For other bank loans obtained by the Company amounting to US$2,478,500, there were no unused credit lines. The weighted average interest rates on short-term borrowings as of December 31, 2005 and September 30, 2005 were 5.58% and 5.24% per annum, respectively. There are no significant covenants or other financial restrictions relating to the Company’s facilities except that at December 31, 2005 and September 30, 2005, leasehold land and buildings with net book value of US$2,194,081 and US$3,790,720, respectively, have been pledged as collaterals for the above facilities.

As of December 31, 2005 and September 30, 2005, the Company has the following short-term bank loans:
	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$

Bank loans repayable within one year	2,478,500	8,773,881

Original currency in Chinese Renminbi	20,000,000	71,000,000

Bank loans as of December 31, 2005 consist of the following:
				December 31 2005
				(Unaudited)
Loan	Loan period	Interest rate	Secured by	US$

A	2005-10-20 to 2006-10-16	5.58%	Land use rights & buildings	495,700
B	2005-10-20 to 2006-10-12	5.58%	Land use rights & buildings	495,700
C	2005-10-20 to 2006-10-18	5.58%	Land use rights & buildings	495,700
D	2005-10-20 to 2006-10-17	5.58%	Land use rights & buildings	495,700
E	2005-10-20 to 2006-10-13	5.58%	Land use rights & buildings	495,700
				2,478.500

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:
	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Value added tax recoverable	792,678	1,601,332
Deferred expenditure	88,364	410,879
Advance to suppliers	874,638	1,548,493
Others	1,118,865	707,368
	2,874,545	4,268,072

7. Investment in an Equity Investee
	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Investment cost	1,045,130	1,045,130
Share of accumulated losses	(22,523)	(35,812)
	1,022,607	1,009,318

As of December 31, 2005, the Company holds a 40% equity interest in L+L Healthcare Hubei Co. Ltd. (“L+L”), a wholly foreign owned enterprise established in the PRC. The Company originally owned 100% of L+L. On February 28, 2005, the Company disposed 60% of the interest in L+L to a third party at the consideration of US$2,400,000 with a gain of US$1,165,821. The related tax payable of gain on disposal of investment is US$116,582. At the time of disposal, the accumulated losses shared by the Company was US$44,920. The share of undistributed earnings during the three months ended December 31, 2005 was US$10,422.

8. Intangible Assets

	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Trademark, cost	50,002	45,536
Less: accumulated amortization	(8,408)	(7,248)
Net book value	41,594	38,288

Amortization expenses for the three months ended December 31, 2005 and 2004 are US$1,139 and US$886 respectively.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9. Other Accrued Liabilities

Other accrued liabilities consist of the following:
	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Temporary receipt	3,747	446,358
Transportation costs	122,351	185,746
Accrued expenses	339,972	305,367
Deposit received	78,004	35,837
Commission payable	-	188,763
Value added tax payable	176,982	130,102
Withholding tax payable	116,582	116,582
Security deposits	70,949	103,175
Other loans	154,729	558,987
Others	296,498	208,928
	1,359,814	2,279,845

10. Income Taxes

United States

Winner Medical is incorporated in the United States of America and are subject to United States of America tax law. No provisions for income taxes has been made as the Winner Medical has no taxable income for the period. The applicable income tax rate for Winner Medical for the three months ended December 31, 2005 and 2004 is 34%.

Cayman Islands

The Company is incorporated in the Cayman Islands and, under the current laws of the Cayman Islands, is not subject to income taxes.

Hong Kong

Winner Medical International Trading Co., Ltd., a wholly owned subsidiary of the Company, is incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. No provision for profits tax has been made as the subsidiary has no net assessable income for the period. The applicable statutory tax rate for the three months ended December 31, 2005 and 2004 are 17.5% and 17.5%, respectively.

PRC

Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit. All the subsidiaries of the Company in PRC have applied for the exemption for the local tax. For foreign investment enterprises established in a Special Economic Zone or Coastal Open Economic Zone, where the subsidiaries of the Company are located, and which are engaged in production-oriented activities, the national tax rate could be reduced to 15% or 24% respectively. The Company’s subsidiaries incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises. Pursuant to the same enterprises income tax laws, the subsidiaries are fully exempted from PRC enterprises income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years. For those foreign enterprises established in the middle west of PRC, a 50% tax exemption is granted for a further three years after the tax holiday and concession stated above. On the other hand, export-oriented enterprise, which exports sales contributed over 70% of the total sales, can enjoy a lower tax rate of 10%.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10. Income Taxes - Continued

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax.

Foreign enterprises in Shenzhen, PRC, are also eligible for a refund of tax paid for 40% of the purchase amount of domestic machinery in that year, if the enterprises income tax for the year of acquisition is higher than that of the previous year. During the three months ended December 31, 2005 and 2004, the Company recorded a benefit relating to its decision to reinvest earnings of its Chinese subsidiaries totaling US$Nil and US$Nil, respectively.

Had the all above tax holidays and refunds not been available, the tax charge would have been higher by US$119,546 and US$11,510 and the basic and diluted net income per share would have been lower by US$0.003 and US$Nil for the three months ended December 31, 2005 and 2004, respectively.

The provision for income taxes consists of the following:

	Three months ended
	December 31
	2005	2004
	(Unaudited)	(Unaudited)
	US$	US$

Current tax	174,471	47,588
Deferred tax	(9,075)	(2,049)
	165,396	45,539

A reconciliation between the provision for income taxes computed by applying the statutory tax rate in PRC to income before income taxes and the actual provision for income taxes is as follows:

	Three months ended
	December 31
	2005	2004
	(Unaudited)	(Unaudited)
	US$	US$
Tax calculated at domestic statutory rate of 33%	579,240	450,797
Effect of different tax rates in various jurisdictions	(323,324)	(272,273)
Tax holidays and concessions	(119,546)	(11,510)
Tax effect of expenses not deductible for tax purpose	12,419	(5,956)
Tax effect of revenue not subject to tax	-	(162,488)
Tax effect of tax loss not utilized	18,505	54,447
Others	(1,898)	(7,478)
	165,396	45,539

The amount of deferred tax assets recognized is as follows:

	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Future benefit of tax losses	105,255	178,985
Temporary differences in property, plant and equipment	39,606	39,495
Temporary differences in accrued liabilities	87,153	15,541
Temporary differences in inventories	60,000	60,000
Deferred tax assets	292,014	294,021

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
10. Income Taxes - Continued

The amount of deferred tax liabilities recognized is as follows:

	December 31	September 30
	2005	2005
	(Unaudited)
	US$	US$
Future benefit of tax losses	4,684	-
Temporary differences in property, plant and equipment	(46,805)	(46,673)
Temporary differences in accrued liabilities	(10,185)	(16,715)
Temporary differences in inventories	26,117	26,117
Deferred tax liabilities	(26,189)	(37,271)

11. Related Party Transactions

During the three months ended December 31, 2005 and 2004, the Company sold goods to L+L Healthcare Hubei Co., Ltd., an equity investee, for US$1,534 and US$Nil respectively and purchased goods from it for US$326,129 and US$Nil respectively. As of December 31, 2005, amount due to the equity investee were US$Nil.

During the three months ended December 31, 2005 and 2004, the Company purchased goods from Safe Secure Packing (Shenzhen) Co., Ltd. for US$379,191 and US$81,984 respectively. Mr. Jianquan Li, director of the Company, has a controlling interest in Safe Secure Packing (Shenzhen) Co., Ltd. during the periods. As of December 31, 2005, there were no outstanding balances due to Safe Secure Packing (Shenzhen) Co., Ltd.
During the three months ended December 31, 2005 and 2004, the Company sold goods to Kangsoon Import & Export Trading Co. Ltd. Shenzhen for US$ Nil and US$503,869 and purchased goods from it for US$ Nil and US$963,548 respectively. Mr. Xiuyuan Fang, director of the Company, has a controlling interest in Kangsoon Import & Export Trading Co. Ltd. Shenzhen during the periods. As of December 31, 2005, there were no outstanding balances due to Kangsoon Import & Export Trading Co. Ltd. Shenzhen.

During the three months ended December 31, 2005, the Company sold goods to Winner Medical & Textile (H.K.) Limited for US$300,017. Mr. Jianquan Li, director of the Company, has a controlling interest in Winner Medical & Textile (H.K.) Limited. As of December 31, 2005, the outstanding balance due from and due to Winner Medical & Textile (H.K.) Limited were US$337,178 and US$182,700, respectively.

The amounts due from/to the above affiliated companies are unsecured, interest free and approximate normal trading terms.

Amount due to a stockholder mainly represents advances from Mr. Jianquann Li for the acquisition of plant and machinery. The outstanding balance is unsecured, interest free and has no fixed repayment term.

12.	Commitments and Contingencies

Operating leases-The Company was obligated under operating leases requiring minimum rentals as follows:

US$
Nine months ending September 30, 2006	186,327
Years ending September 30
2007	208,082
2008	176,156
2009	63,400
2010	26,407
Total minimum lease payments	660,372

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Rental expenses under operating leases included in the statement of income were US$64,105 and US$15,724 for the three months ended December 31, 2005 and 2004, respectively.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12.	Commitments and Contingencies - Continued

The Company has also leased out some of its unused factory facilities and production line to third parties. The Company has signed a lease agreement in 2004 and leased a factory building to a third party for a period of 10 years. In addition, the Company has also signed an airstreams carding lease agreement and leased its airstreams carding production line, factory, equipment, warehouse and ancillary facilities to an individual. The lease term is 3 years until November 1, 2007. As of December 31, 2005, the total minimum rental receivable was US$136,317.
Purchase obligations-The Company has signed agreements with suppliers and other parties to purchase plant and machinery, computer equipment and SAP system implementation program with estimated non-cancelable obligations of US$2,938,476 as of December 31, 2005.

The Company has also entered into agreements with a construction company to construct a new factory and estimated non-cancelable obligations under these agreements as of December 31, 2005 were US$1,476,299.

In addition, the Company has entered into an agreement with the local government of Huang Gang to acquire a land use right in PRC at a consideration of US$644,410.

Foreign currency forward contract obligations-On December 30, 2005, the Company entered into several foreign currency forward contracts totaling US$18,000,000 with a commercial bank to hedge for receivables from normal course of sales of goods in U.S. dollars against RMB.

Legal proceedings - A group of 388 residents residing at Jianshe South Road, Yuekou Town, Tianmen City, China vs Hubei Winner Textile Co., Ltd. and Winner Medical & Textile Co., Ltd., the Company’s subsidiaries and Winner International Trading Company, Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd.. On July 12, 2004, the plaintiffs filed a lawsuit against Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. and alleged that the two parties had acquired the right to use certain land from the Plaintiffs and failed to pay off the full amount of fees agreed upon by the parties. The plaintiffs seek to recover a fee of approximately US$930,000 (RMB 7,379,230) and requested the Company to bear several and joint liabilities with the named defendants. Winner International Trading Company acquired the disputed land from Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. in 2000 and such land is currently occupied by Hubei Winner Textile Co., Ltd. and Winner Medical & Textile Co., Ltd.. On June 20, 2005, the Intermediate People’s Court of Hanjiang City, Hubei Province ruled against the plaintiffs. The plaintiffs appealed on June 30, 2005 and the case is still pending in Hubei Superior People’s Court, China. The Company is not able to predict the outcome of this action.

13. Stockholders’ Equity

Common Stock

In December 2005, there were 1,562,271 shares of common stock created in reverse merger.

In December 2005, prior to the consummation of the share exchange with the Company, Winner completed a private placement of its ordinary shares to 15 accredited investors, which were then exchanged for 5,289,735 shares of common stock in the Company, in raising US$10,400,000 in gross proceeds. Further, a 793,260 of the Company’s shares were issued for US$1,600,000 in gross proceeds. As a result of the above stock issue, the Company raised a total of US$12,000,000 in gross proceeds.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

14. Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of 8%-20% of the average monthly salary, was US$140,487 and US$58,638 for the three months ended December 31, 2005 and 2004, respectively.

According to the Mandatory Provident Fund ("MPF") legislation regulated by the Mandatory Provident Fund Schemes Authority in Hong Kong, with effect from December 1, 2000, the Company is required to participate in a MPF scheme operated by approved trustees in Hong Kong and to make contributions for its eligible employees. The contributions borne by the Company are calculated at 5% of the salaries and wages (monthly contribution is limited to 5% of HK$20,000 for each eligible employee) as calculated under the MPF legislation. The expense related to the MPF in the three months ended December 31, 2005 and 2004 amounted to US$384 and US$371, respectively.

15. Operating Risk

Concentrations of credit risk, major customers and suppliers -A substantial percentage of the Company’s sales are made to one customer, Sakai Shoten Co. Ltd., and are typically sold on an open account basis. The sales to this customer accounting for 26% and 27% of the total net sales for each of the three months ended December 31, 2005 and 2004 respectively.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers. There were bad debt expense of US$11,497 and US$961 during the three months ended December 31, 2005 and 2004 respectively.

A substantial percentage of the Company’s raw materials are purchased from one supplier, Tianmen Cotton Company. The purchases from this supplier accounting for around 14.59% and 2.75% on the total purchases for each of the three months ended December 31, 2005 and 2004 respectively.

Interest rate risk-The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 5. Other financial assets and liabilities do not have material interest rate risk.

Credit risk-The Company is exposed to credit risk from its cash at bank and fixed deposits and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which has been determined by reference to past default experience and the current economic environment.

Foreign currency risk-Most of the transactions of the Company were settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company would not have significant foreign currency risk exposure.

16. Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, deposits and other receivable and other current assets, bank loans, accounts payable and other current liabilities are reasonable estimates of their fair values. All the financial instruments are for trade purposes. Fair value of the amounts due to or from affiliates and stockholder cannot be readily determined because of the nature of the related party transactions.

WINNER MEDICAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

17.  Statutory reserves

According to the laws and regulations in the PRC, the Company is required to provide for certain statutory funds, namely, reserve fund, enterprise expansion fund and staff and workers’ bonus and welfare fund by an appropriation from net profit after taxation but before dividend distribution based on the local statutory financial statements of the PRC subsidiaries prepared in accordance with the accounting principles and relevant financial regulations.

The Company’s wholly owned subsidiaries in the PRC is required to allocate at least 10% of its net profit to the reserve fund until the balance of such fund has reached 50% of its registered capital. Appropriations of enterprise expansion fund and staff and workers’ bonus and welfare fund are determined at the discretion of its directors. Appropriation to staff and workers’ bonus and welfare fund is charged to expenses.

The reserve fund can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital. The enterprise expansion fund can only be used to increase capital upon approval by the relevant authority. The staff and workers’ bonus and welfare fund can only be used for special bonus or collective welfare of their employees, and assets acquired through this fund shall not be treated as assets of the Company. Accordingly, the balance of the staff and workers’ bonus and welfare is recorded as a liability of the Company.

18. Segment Information

The Company has only one business segment, which is manufacturing and trading of medical dressings and medical disposables. The Company's sales by geographic destination are analyzed as follows:

	Three months ended December 31
	2005	2004
	(Unaudited)	(Unaudited)
	US$	US$

Europe	5,588,947	4,394,791
Japan	4,607,779	3,634,465
America	2,010,440	1,556,335
PRC	1,918,731	1,402,186
Others	2,108,231	2,056,375
Total net sales	16,234,128	13,044,152

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Winner Group Limited

We have audited the accompanying consolidated balance sheets of Winner Group Limited and subsidiaries (the “Company”) as of September 30, 2005 and 2004, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for each of the two years in the period ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designed audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Winner Group Limited and subsidiaries as of September 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

BDO McCabe Lo Limited

Hong Kong, November 29, 2005, except for Note 1
as to which the date is December 20, 2005

WINNER GROUP LIMITED
CONSOLIDATED BALANCE SHEETS

	September 30,
	2005	2004
	US$	US$
ASSETS

Current assets:
Cash and cash equivalents	2,650,867	1,544,131
Accounts receivable, less allowances for doubtful accounts of US$12,643 and US$7,470 at September 30, 2005 and 2004, respectively	8,257,923	5,548,928
Amounts due from affiliated companies	116,804	186,410
Inventories	10,476,534	8,706,868
Prepaid expenses and other current assets	4,268,072	2,695,511
Income taxes recoverable	57,649	54,547
Total current assets	25,827,849	18,736,395

Property, plant and equipment, net	26,834,824	25,713,232
Investment in an equity investee	1,009,318	-
Intangible assets, net	38,288	34,259
Prepaid expenses	219,125	89,792
Deferred tax assets	294,021	239,112
Total assets	54,223,425	44,812,790

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	8,773,881	8,179,292
Notes payable	-	362,450
Accounts payable	3,490,047	2,583,534
Accrued payroll and employee benefits	1,150,036	769,806
Customer deposits	99,994	140,643
Other accrued liabilities	2,279,845	2,585,858
Amount due to a shareholder	168,817	971,767
Amounts due to affiliated companies	255,611	223,907
Dividend payable	1,872,750	-
Income taxes payable	576,157	396,361
Total current liabilities	18,667,138	16,213,618

Deferred tax liabilities	37,271	15,099
Total liabilities	18,704,409	16,228,717

Commitments and contingencies

Minority interests	1,164,186	969,904

Shareholders’ equity:
Ordinary share, par value $0.128535 per share; authorized 360,000,000 shares, shares issued and outstanding 1,000,000 shares	128,535	128,535
Additional paid-in capital	18,929,304	18,929,304
Retained earnings	14,104,400	8,090,246
Statutory reserves	471,850	466,084
Accumulated other comprehensive income	720,741	-
Total shareholders’ equity	34,354,830	27,614,169
Total liabilities and shareholders’ equity	54,223,425	44,812,790

See accompanying notes to consolidated financial statements.

WINNER GROUP LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended September 30,
	2005	2004
	US$	US$

Net sales	58,357,129	44,281,465

Cost of sales	(42,059,663)	(32,814,282)
Gross profit	16,297,466	11,467,183

Other operating income, net	296,117	298,536
Selling, general and administrative expenses	(8,830,775)	(6,630,596)

Income from operations	7,762,808	5,135,123
Gain on disposal of a subsidiary	1,049,239	-
Interest income	12,009	6,582
Interest expense	(470,776)	(459,945)
Share of undistributed earnings in an equity investee	9,108	-
Income before income taxes and minority interests	8,362,388	4,681,760

Income taxes	(446,146)	(285,462)
Income before minority interests	7,916,242	4,396,298

Minority interests	(23,572)	(4,807)
Net income	7,892,670	4,391,491

Other comprehensive income
Foreign currency translation difference	720,741	-

Comprehensive income	8,613,411	4,391,491

Net income per share
- basic and diluted	7.89	4.39

Weighted average ordinary shares outstanding
- basic and diluted	1,000,000	1,000,000

WINNER GROUP LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Ordinary share		Additional			Accumulated other	Total Share-
	Shares		paid-in	Retained	Statutory	comprehensive	holders’
	outstanding	Amount	capital	earnings	reserves	income	equity
		US$	US$	US$	US$	US$	US$

Balance at September 30, 2003	1,000,000	128,535	18,929,304	3,899,881	264,958	-	23,222,678
Net income	-	-	-	4,391,491	-	-	4,391,491
Transfer to statutory reserves	-	-	-	(201,126)	201,126	-	-
Balance at September 30, 2004	1,000,000	128,535	18,929,304	8,090,246	466,084	-	27,614,169
Net income	-	-	-	7,892,670	-	-	7,892,670
Foreign currency translation difference	-	-	-	-	-	720,741	720,741
Transfer to statutory reserves	-	-	-	(5,766)	5,766	-	-
Dividends	-	-	-	(1,872,750)	-	-	(1,872,750)
Balance at September 30, 2005	1,000,000	128,535	18,929,304	14,104,400	471,850	720,741	34,354,830

See accompanying notes to consolidated financial statements.

WINNER GROUP LIMITED

  CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended September 30,
	2005	2004
	US$	US$
Cash flows from operating activities
Net income	7,892,670	4,391,491
Adjustment to reconcile net income to net cash from
operating activities:
Depreciation and amortization of property, plant and equipment	2,603,386	2,859,703
Impairment for property, plant and equipment	160,649	-
Amortization of intangible assets	4,078	2,960
Gain on disposal of a subsidiary	(1,165,821)	-
Loss on disposal of property, plant and equipment	178,548	89,984
Minority interests	23,572	4,807
Share of undistributed earnings in an equity investee	(9,108)	-
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(2,612,217)	(201,425)
Amount due from affiliated companies	73,863	(38,983)
Inventories	(1,754,970)	(1,630,750)
Prepaid expenses and other current assets	(1,516,580)	1,542,470
Income taxes recoverable	(1,856)	(54,547)
Deferred tax assets	(49,448)	(174,394)
Non-current prepaid expenses	(127,282)	(89,792)
Notes payable	(370,727)	362,450
Accounts payable	903,778	(944,659)
Accrued payroll and employee benefits	372,046	309,689
Customer deposits	(43,861)	(741,286)
Other accrued liabilities	(439,848)	31,045
Amount due to affiliated companies	26,591	(443,167)
Income taxes payable	170,744	233,439
Deferred tax liabilities	21,827	1,521
Net cash generated from operating activities	4,340,034	5,510,556

Cash flows from investing activities
Purchase of property, plant and equipment	(5,666,278)	(8,341,112)
Proceeds from disposal of property, plant and equipment	210,161	303,791
Increase in intangible assets	(7,325)	(20,661)
Proceeds from disposal of a subsidiary, net of cash disposed	2,373,542	-
Net cash used in investing activities	(3,089,900)	(8,057,982)

Cash flows from financing activities
Proceeds from bank borrowings	7,661,699	13,412,445
Repayment of bank borrowings	(7,253,899)	(11,813,791)
Amount due to a shareholder	(825,142))	866,757
Proceeds from minority interest	148,560	-
Net cash generated from (used in) financing activities	(268,782)	2,465,411

Effect of foreign currencies on cash flows	125,384	-

Net increase (decrease) in cash and cash equivalents	1,106,736	(82,015)
Cash and cash equivalents, beginning of year	1,544,131	1,626,146
Cash and cash equivalents, end of year	2,650,867	1,544,131

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	470,776	459,945
Income taxes	306,474	279,444

See accompanying notes to consolidated financial statements.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

1. Organization and Basis of Preparation of Financial Statements

Winner Group Limited is a limited liability company registered under the laws of the Cayman Islands and was incorporated in Cayman Islands on April 8, 2003.

On July 1, 2003, the major shareholder of the Company contributed all of his equity interest in 11 entities to the Company. The Company then became the holding company of the reorganized group with a total of 11 subsidiaries. The transaction was a group reorganization entered into among entities under common control. The reorganization was treated similar to the pooling of interest method with carry over basis.

The principal activities of the Company and its subsidiaries consist of research and development, manufacturing and trading of medical dressings and medical disposables. All activities of the Group are principally conducted by subsidiaries operating in the People’s Republic of China (“PRC”).

On December 16, 2005, the Company completed a private placement of 143,000 ordinary shares to 15 accredited investors. As a result of this private placement the Company raised US$10,400,000 in gross proceeds. On the same day, the Company completed a reverse acquisition transaction with Las Vegas Resorts Corporation (“LVRC”), whereby the LVRC issued to the shareholders of the Company 42,280,840 shares of common stock in exchange for all of the issued and outstanding shares of the Company. The Company thereby became the LVRC’s wholly owned subsidiary and the former shareholders of the Company became LVRC’s controlling shareholders.

2. Summary of Significant Accounting Policies

Principles of consolidation-The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

Equity investments, in which the Company exercises significant influence but does not control and is not the primary beneficiary, are accounted for using the equity method. The Company regularly reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary.

Intangible assets- Trademarks are measured initially at cost and amortized on a straight-line basis over their estimated useful lives, which is on average ten years.

Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventories-Inventories are stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable-Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Leasehold land and buildings	30 -50 years
Plant and machinery	10-12 years
Furniture, fixtures and equipment	5 - 8 years
Motor vehicles	5 - 8 years
Leasehold improvements	Over the lease term

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

2. Summary of Significant Accounting Policies - Continued

Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Revenue recognition-Sales of goods are recognized when goods are shipped and title of goods sold has passed to the purchaser. Customers do not have a general right of return on products shipped. Products returns to the Company were insignificant during past years.

Comprehensive income-Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of shareholders’ equity.

Shipping and handling cost-Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the year ended September 30, 2005 and 2004, shipping and handling costs expensed to selling expenses were US$3,951,944 and US$2,984,961, respectively.

Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation-The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. All transaction differences are recorded in the income statement.

The Company’s subsidiaries in the PRC have their local currency, Renminbi (“RMB”), as their functional currency. On consolidation, the financial statements of the Company’s subsidiaries in PRC are translated from RMB into US$ in accordance with SFAS No. 52, "Foreign Currency Translation". Accordingly all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the years. The exchange rate between the Renminbi and the US$ and used for the years ended September 30, 2005 and 2004 were RMB8.0922 to US$1.00 and RMB8.277 to US$1.00, respectively.

Derivative financial instruments-The Company has entered into foreign exchange forward contracts that are designated and qualify as hedge instruments under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”. Depending on the nature of the hedge, changes in the fair value of the effective portion of these forward contracts will either be offset against the change in the fair value of the hedged assets, when such forward contracts are accounted for as fair-value hedges or recognized in Other Comprehensive Income when such forward contracts are a hedge of a forecasted transaction.

Should any changes arise in the effectiveness of a derivative instrument, the ineffective portion will be recognized in earnings (classified in selling, general and administrative expense) in the current period. Effectiveness for forward hedge contracts is measured by comparing the fair value of the forward contract to the change in the forward value of the anticipated transaction. The fair market value of the hedged exposure is presumed to be the market value of the hedge instrument when critical terms match.

The Company does not use derivative financial instruments for speculative or trading purposes, nor does it hold or issue leveraged derivative financial instruments.

Post-retirement and post-employment benefits-The Company’s subsidiaries contribute to a state pension scheme in respect of their PRC employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Net income per share-Basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share gives effect to all dilutive potential ordinary shares outstanding during the period. The weighted average number of ordinary shares outstanding is adjusted to include the number of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares had been issued. At September 30, 2005 and 2004 there were no potentially dilutive shares or common stock equivalents.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

2. Summary of Significant Accounting Policies - Continued

Basic and diluted net income per share calculated in accordance with SFAS No. 128, "Earnings Per Share", are reconciled as follows:

	Year ended September 30,
	2005	2004

Net income	7,892,670	4,391,491
Basic and diluted weighted average ordinary shares outstanding	1,000,000	1,000,000
Basic and diluted net income per share	7.89	4.39

Use of estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent changes in accounting standards-In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS Statement No. 151, “Inventory Costs,” an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under FASB Statement No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) is a revision of SFAS No., 123, “Accounting for Stock Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company began recognizing compensation expense for the fair value of stock-based compensation in its financial statements in accordance with SFAS 123 in 2003. The effective date of SFAS 123 (R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company’s financial position, results of operations or cash flow.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

In March 2005, the SEC staff issued additional guidance on SFAS 123 (R) in the form of Staff Accounting Bulletin (“SAB”) No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard’s fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company’s financial statements or results of operations.

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, ”Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company’s financial position, results of operations or cash flows.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

2. Summary of Significant Accounting Policies - Continued

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

3. Inventories

Inventories by major categories are summarized as follows:

	2005	2004
	US$	US$

Raw materials	4,589,013	3,275,679
Work in progress	3,193,074	2,320,875
Finished goods	2,824,286	3,166,186
	10,606,373	8,762,740
Less: allowances for slowing moving items	(129,839)	(55,872)
	10,476,534	8,706,868

4. Property, Plant and Equipment

Property, plant and equipment consist of the following:
	2005	2004
	US$	US$
At cost:
Leasehold land and buildings	16,649,795	14,495,431
Plant and machinery	14,806,958	12,468,961
Furniture, fixtures and equipment	776,769	470,256
Motor vehicles	539,186	444,839
Leasehold improvements	1,224,362	1,036,358
Total	33,997,070	28,915,845

Less: accumulated depreciation and amortization	(7,337,055)	(5,652,541)
Less: impairment on plant and machinery	(160,649)	-
Construction in progress	335,458	2,449,928
Net book value	26,834,824	25,713,232

All the land in the PRC is owned by the PRC government. The government, according to PRC laws, may grant to entities the right to use of land for a specified period of time. Thus all of the Company’s land purchased in the PRC is considered to be leasehold land and amortized on a straight-line basis over the respective term of the right to use the land.

5. Credit facilities and pledged assets

The Company’s subsidiary in Shenzhen has credit lines with China Merchants Bank representing trade acceptances, loans and overdrafts. As of September 30, 2005 these facilities totaled RMB25,000,000, equivalent to US$3,089,395. The maturities of these facilities are generally up to July 12, 2006. The total unused credit lines as of September 30, 2005 was US$61,788. For other bank loans obtained by the Company, there were no unused credit lines. The weighted average interest rates on short-term borrowings as of September 30, 2005 and 2004 were 5.24% and 5.07% per annum, respectively. There are no significant covenants or other financial restrictions relating to the Company’s facilities except that at September 30, 2005 and 2004, leasehold land and buildings, plant and machinery with net book value of US$3,790,720 and US$2,962,447, respectively, have been pledged as collaterals for the above facilities.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

5. Credit facilities and pledged assets - Continued

As of September 30, 2005 and 2004, the Company has the following short-term bank loans:

	2005	2004
	US$	US$

Bank loans repayable within one year	8,773,881	8,179,292

Original currency in Chinese Renminbi	71,000,000	67,700,000

Bank loans as of September 30, 2005 consist of the following:
				2005
Loan	Loan period	Interest rate	Secured by	US$

A	2005-9-12 to 2006-3-11	5.76%	Property , plant & machinery	494,303
B	2005-9-28 to 2006-3-27	5.76%	Property , plant & machinery	494,303
C	2004-10-28 to 2005-10-27	4.43%	Property , plant & machinery	247,152
D	2005-4-19 to 2005-10-19	5.22%	Property , plant & machinery	617,879
E	2005-4-25 to 2005-10-25	5.22%	Property , plant & machinery	370,727
F	2005-7-27 to 2006-1-27	5.22%	Property , plant & machinery	617,879
G	2005-7-28 to 2006-1-28	5.22%	Property , plant & machinery	617,879
H	2005-7-29 to 2005-12-29	5.22%	Property , plant & machinery	494,303
I	2005-8-31 to 2006-2-28	5.22%	Property , plant & machinery	308,939
J	2005-1-13 to 2006-1-13	8.37%	Land use rights	247,152
K	2004-7-26 to 2005-7-26	5.31%	Land use rights	2,780,455
L	2005-7-4 to 2005-11-4	5.22%	Land use rights	1,235,758
				8,773,881

Loan K was subsequently settled by the Company on October 19, 2005.

6. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:
	2005	2004
	US$	US$
Value added tax receivable	1,601,332	1,353,612
Deferred expenditure	410,879	102,542
Advance to suppliers	1,548,493	893,271
Others	707,368	346,086
	4,268,072	2,695,511

7. Investment in an Equity Investee

	2005	2004
	US$	US$
Investment cost	1,045,130	-
Share of undistributed earnings (accumulated losses)	(35,812)	-
	1,009,318	-

The Company holds a 40% equity interest in L+L Healthcare Hubei Co. Ltd. (“L+L”), a wholly foreign owned enterprise established in the PRC. The Company originally owned 100% of L+L. On February 28, 2005, the Company disposed 60% of the interest in L+L to a third party at the consideration of US$2,400,000 with a gain of US$1,165,821. The related tax payable of gain on disposal of investment is US$116,582. At the time of disposal, the accumulated losses shared by the Company was US$44,920.

The amount due to an equity investee is unsecured, interest free and with no fixed repayment terms.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

8. Intangible Assets

	2005	2004
	US$	US$

Trademark, cost	45,536	37,358
Less: accumulated amortization	(7,248)	(3,099)
Net book value	38,288	34,259

9. Other Accrued Liabilities

Other accrued liabilities consist of the following:
	2005	2004
	US$	US$
Temporary receipt	446,358	463,432
Transportation costs	185,746	413,657
Accrued expenses	305,367	172,890
Deposit received	35,837	28,754
Commission payable	188,763	441,573
Value added tax payable	130,102	67,087
Withholding tax payable	116,582	-
Security deposits	103,175	102,853
Other loans	558,987	202,783
Others	208,928	692,829
	2,279,845	2,585,858

10. Income Taxes

Cayman Islands

The Company is incorporated in the Cayman Islands and, under the current laws of the Cayman Islands, is not subject to income taxes.

Hong Kong

Winner Medical International Trading Co., Ltd., a wholly owned subsidiary of the Company, is incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. No provision for profits tax has been made as the subsidiary has no net assessable income for the year/period. The applicable statutory tax rate for the years ended September 30, 2005 and 2004 are 17.5% and 17.5%, respectively.

PRC

Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit. All the subsidiaries of the Company in PRC have applied for the exemption for the local tax. For foreign investment enterprises established in a Special Economic Zone or Coastal Open Economic Zone, where the subsidiaries of the Company are located, and which are engaged in production-oriented activities, the national tax rate could be reduced to 15% or 24% respectively. The Company’s subsidiaries incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises. Pursuant to the same enterprises income tax laws, the subsidiaries are fully exempted from PRC enterprises income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years. For those foreign enterprises established in the middle west of PRC, a 50% tax exemption is granted for a further three years after the tax holiday and concession stated above. On the other hand, export-oriented enterprise, which exports sales contributed over 70% of the total sales, can enjoy a lower tax rate of 10%.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

10. Income Taxes - Continued

Foreign enterprises in Shenzhen, PRC, are also eligible for a refund of tax paid for 40% of the purchase amount of domestic machinery in that year, if the enterprises income tax for the year of acquisition is higher than that of the previous year. During the years ended September 30, 2005 and 2004, the Company recorded a benefit relating to its decision to reinvest earnings of its Chinese subsidiaries totaling US$210,616 and US$Nil, respectively.

Had the all above tax holidays and refunds not been available, the tax charge would have been higher by US$639,032 and US$70,623 and the basic and diluted net income per share would have been lower by US$0.64 and US$0.07 for the years ended September 30, 2005 and 2004, respectively.

The provision for income taxes consists of the following:

	2005	2004
	US$	US$

Current tax
- PRC	473,455	458,336
Deferred tax	(27,309)	(172,874)
	446,146	285,462

A reconciliation between the provision for income taxes computed by applying the statutory tax rate in PRC to income before income taxes and the actual provision for income taxes is as follows:

	2005	2004
	US$	US$

Tax calculated at domestic statutory rate of 33%	2,759,588	1,544,981
Effect of different tax rates in various jurisdictions	(1,546,767)	(1,026,403)
Tax holidays and concessions	(639,032)	(70,623)
Tax effect of expenses not deductible for tax purpose	27,104	25,341
Tax effect of revenue not subject to tax	(170,701)	(204,264)
Tax effect of tax loss not utilized	12,197	4,382
Others	3,757	12,048
	446,146	285,462

The amount of deferred tax assets recognized is as follows:

	2005	2004
	US$	US$

Future benefit of tax losses	178,985	160,062
Temporary differences in property, plant and equipment	39,495	(37,959)
Temporary differences in accrued liabilities	15,541	63,982
Temporary differences in inventories	60,000	53,027
Deferred tax assets	294,021	239,112

The amount of deferred tax liabilities recognized is as follows:

	2005	2004
	US$	US$

Temporary differences in property, plant and equipment	(46,673)	-
Temporary differences in accrued liabilities	(16,715)	(5,140)
Temporary differences in inventories	26,117	(9,959)
Deferred tax liabilities	(37,271)	(15,099)

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

11. Related Party Transactions

During the year ended September 30, 2005, the Company sold goods to L+L Healthcare Hubei Co., Ltd., an equity investee, for US$83,013 and purchased goods from it for US$444,553. As of September 30, 2005, amount due to the equity investee was US$107,914.

During the years ended September 30, 2005 and 2004, the Company purchased goods from Safe Secure Packing (Shenzhen) Co., Ltd. for US$1,007,675 and US$415,793 respectively. Mr. Jianquan Li, director of the Company, has a controlling interest in Safe Secure Packing (Shenzhen) Co., Ltd. during the periods. As of September 30, 2005 and 2004, the outstanding net balances due to Safe Secure Packing (Shenzhen) Co., Ltd. were US$147,697 and US$5,270, respectively.

During the years ended September 30, 2005 and 2004, the Company sold goods to Kangsoon Import & Export Trading Co. Ltd. Shenzhen for US$519,889 and US$2,631,563 and purchased goods from it for US$963,548 and US$4,243,467 respectively. Mr. Xiuyuan Fang, director of the Company, has a controlling interest in Kangsoon Import & Export Trading Co. Ltd. Shenzhen during the periods. As of September 30, 2005 and 2004, the outstanding balances due to Kangsoon Import & Export Trading Co. Ltd. Shenzhen were US$Nil and US$32,227, respectively.

During the year ended September 30, 2005, the Company sold goods to Winner Medical & Textile (H.K.) Limited for US$215,509. Mr. Jianquan Li, director of the Company, has a controlling interest in Winner Medical & Textile (H.K.) Limited. As of September 30, 2005, the outstanding balance due from Winner Medical & Textile (H.K.) Limited was US$116,804.

The amounts due from/to the above affiliated companies are unsecured, interest free and payable according to the trading credit terms.

Amount due to a shareholder mainly represents advances from Mr. Jianquann Li for the acquisition of plant and machinery. The outstanding balance is unsecured, interest free and has no fixed repayment term.

12.	Commitments and Contingencies

Operating leases-The Company leases premises under various operating leases, with terms ranging from 1 year to 5 years. Rental expenses under operating leases included in the statement of income were US$92,416 and US$30,876 for the years ended September 30, 2005 and 2004, respectively. Future minimum lease payments in each of the next five years from fiscal 2006 through 2010 are US$251,260, US$366,137, US$112,513, US$74 and US$18 respectively.

The Company has also leased out some of its unused factory facilities and production line to third parties.  The Company has signed a lease agreement in 2004 and leased a factory building to a third party for a period of 10 years. In addition, the Company has also signed an airstreams carding lease agreement and leased its airstreams carding production line, factory, equipment, warehouse and ancillary facilities to an individual. The lease term is 3 years until November 1, 2007. The total minimum rental receivable was US$153,234.

Purchase obligations-The Company has signed agreements with suppliers and other parties to purchase plant and machinery with estimated non-cancelable obligations of US$2,680,527.

The Company has also entered into agreements with a construction company to construct a new factory and estimated non-cancelable obligations under these agreements were US$1,435,507.

In addition, the Company has entered into an agreement with the local government of Huang Gang to acquire a land use right in PRC at a consideration of US$1,272,831.

Foreign currency forward contract obligations-The Company has entered into several foreign currency forward contracts with a commercial bank to hedge for receivables in U.S. dollars against RMB, the functional currency of the Company’s subsidiaries. As of September 30, 2005, the total outstanding foreign currency forward contracts amounted to US$3,200,000.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

12.	Commitments and Contingencies - Continued

Legal proceedings - A group of 388 residents residing at Jianshe South Road, Yuekou Town, Tianmen City, China vs Hubei Winner Textile Co., Ltd. and Winner Medical & Textile Co., Ltd., the Company’s subsidiaries and Winner International Trading Company, Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd.. On July 12, 2004, the plaintiffs filed a lawsuit against Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. and alleged that the two parties had acquired the right to use certain land from the Plaintiffs and failed to pay off the full amount of fees agreed upon by the parties. The plaintiffs seek to recover a fee of approximately US$930,000 (RMB 7,379,230) and requested the Company to bear several and joint liabilities with the named defendants. Winner International Trading Company acquired the disputed land from Tianfang Textile Factory and Hubei Tianfang Group Co. Ltd. in 2000 and such land is currently occupied by Hubei Winner Textile Co., Ltd. and Winner Medical & Textile Co., Ltd.. On June 20, 2005, the Intermediate People’s Court of Hanjiang City, Hubei Province ruled against the plaintiffs. The plaintiffs appealed on June 30, 2005 and the case is still pending in Hubei Superior People’s Court, China. The Company is not able to predict the outcome of this action.

13. Shareholders’ Equity

Ordinary share split- In August 2005, the Company declared a 100:1 stock split in the form of a stock dividend. Shareholders’ equity has been restated to give retroactive recognition of the stock split for all periods presented by reclassifying the par value of the additional shares arising from the split from paid in capital to common stock. All references in the financial statements and notes to shares and per share amounts reflect the stock split.

14. Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of 8%-20% of the average monthly salary, was US$303,411 and US$253,473 for the years ended September 2005 and 2004, respectively.

According to the Mandatory Provident Fund ("MPF") legislation regulated by the Mandatory Provident Fund Schemes Authority in Hong Kong, with effect from December 1, 2000, the Company is required to participate in a MPF scheme operated by approved trustees in Hong Kong and to make contributions for its eligible employees. The contributions borne by the Company are calculated at 5% of the salaries and wages (monthly contribution is limited to 5% of HK$20,000 for each eligible employee) as calculated under the MPF legislation. The expense related to the MPF in the years ended September 30, 2005 and 2004 amounted to US$1,466 and US$604, respectively.

15. Operating Risk

Concentrations of credit risk, major customers and suppliers -A substantial percentage of the Company’s sales are made to one customer, Sakai Shoten Co. Ltd., and are typically sold on an open account basis. The sales to this customer accounting for 23% and 30% of the total net sales for each of the two years ended September 30, 2005 and 2004 respectively.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers. There were bad debt expense of US$886 and US$77,874 during the years ended September 30, 2005 and 2004 respectively.

A substantial percentage of the Company’s raw materials are purchased from one supplier, Tianmen Cotton Company. The purchases from this supplier accounting for around 15% on the total purchases for each of the two years ended September 30, 2005 and 2004 respectively.

Interest rate risk-The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 5. Other financial assets and liabilities do not have material interest rate risk.

Credit risk- The Company is exposed to credit risk from its cash at bank and fixed deposits and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which has been determined by reference to past default experience and the current economic environment.

Foreign currency risk- Most of the transactions of the Company were settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company would not have significant foreign currency risk exposure.

WINNER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

16. Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts and bills receivable, deposits and other receivable and other current assets, bank loans, accounts payable and other current and long term liabilities are reasonable estimates of their fair values. All the financial instruments are for trade purposes. Fair value of the amounts due to or from affiliates and shareholder cannot be readily determined because of the nature of the related party transactions.

17.  Statutory reserves

According to the laws and regulations in the PRC, the Company is required to provide for certain statutory funds, namely, reserve fund, enterprise expansion fund and staff and workers’ bonus and welfare fund by an appropriation from net profit after taxation but before dividend distribution based on the local statutory financial statements of the PRC subsidiaries prepared in accordance with the accounting principles and relevant financial regulations.

The Company’s wholly owned subsidiaries in the PRC is required to allocate at least 10% of its net profit to the reserve fund until the balance of such fund has reached 50% of its registered capital. Appropriations of enterprise expansion fund and staff and workers’ bonus and welfare fund are determined at the discretion of its directors. Appropriation to staff and workers’ bonus and welfare fund is charged to expenses.

The reserve fund can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital. The enterprise expansion fund can only be used to increase capital upon approval by the relevant authority. The staff and workers’ bonus and welfare fund can only be used for special bonus or collective welfare of their employees, and assets acquired through this fund shall not be treated as assets of the Company. Accordingly, the balance of the staff and workers’ bonus and welfare is recorded as a liability of the Company.

18. Segment Information

The Company has only one business segment, which is manufacturing and trading of medical dressings and medical disposables. The Company's sales by geographic destination are analyzed as follows:

	2005	2004
	US$	US$

Europe	22,390,473	16,945,262
Japan	15,120,482	13,431,225
America	7,502,291	5,367,996
PRC	6,939,991	2,595,087
Others	6,403,892	5,941,895
Total net sales	58,357,129	44,281,465

Letterhead of S. W. Hatfield, CPA

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Las Vegas Resorts Corporation

We have audited the accompanying balance sheets of Las Vegas Resorts Corporation (a Nevada corporation) as of July 31, 2005 and 2004 and the related statements of operations and comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the each of the two years ended July 31, 2005 and 2004, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Las Vegas Resorts Corporation as of July 31, 2005 and 2004 and the results of its operations and its cash flows for the each of the two years ended July 31, 2005 and 2004, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note C. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA

Dallas, Texas
August 31, 2005

Las Vegas Resorts Corporation
Balance Sheets
July 31, 2005 and 2004

	July 31, 2005	July 31, 2004
ASSETS
Current Assets Cash in bank	$12,272	$-
Total Current Assets	12,272	-
Total Assets	$12,272	$-
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities Current Liabilities
Accounts payable - trade	$2,585	$5,705
Accrued interest payable	1,381	-
Advances from former officers/shareholders	33,983	33,983
Total Current Liabilities	37,949	39,688

Long-Term Liabilities
Note payable to officer	25,000	-
Total Liabilities	62,949	39,688
Commitments and Contingencies
Shareholders’ Equity (Deficit) Preferred stock - $0.001 par value.
5,000,000 shares authorized None issued and outstanding	-	-
Common stock - $0.001 par value.
495,000,000 shares authorized. 376,862,000 shares issued and outstanding, respectively respectively	376,862	376,862
Additional paid-in capital	1,046,495	1,046,495
Accumulated deficit	(1,474,034)	(1,463,045)
Total Shareholders’ Equity (Deficit)	(50,677)	(39,688)
Total Liabilities and Shareholders’ Equity	$12,272	$-

The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation
Statements of Operations and Comprehensive Loss
Years ended July 31, 2005 and 2004

	Year ended July 31, 2005	Year ended July 31, 2004
Revenues	$-	$	__ -
Expenses General and administrative expenses	9,695		885
Income (Loss) from operations	(9,695)		(885)
Other Income (Expense)
Interest expense	(1,381)		-
Interest income	87		-
Loss before provision for income taxes	(10,989)		(885)
Provision for income taxes	-		-
Net Loss	(10,989)		(885)
Other Comprehensive Income	-		-
Comprehensive Loss	$(10,989)		$(885)
Earnings per share of common stock outstanding computed on net loss - basic and fully diluted	nil		nil
Weighted-average number of shares outstanding - basic and fully diluted	376,862,000		376,862,000

The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation
Statement of Changes in Shareholders’ Equity (Deficit)
Years ended July 31, 2005 and 2004

	Common Stock		Additional paid-in	Accumulated
	Shares	Amount	capital	deficit	Total
Balances at August 31, 2003	376,862,000	$376,862	$1,046,495	$(1,462,160)	$(38,803)
Net loss for the year	-	-	-	(885)	(885)
Balances at July 31, 2004	376,862,000	376,862	1,046,495	(1,463,045)	(39,688)
Net loss for the year	-	-	-	(10,989)	(10,989)
Balances at July 31, 2005	376,862,000	$376,862	$1,046,495	$(1,474,034)	$(50,677)

The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation
Statements of Cash Flows
Years ended July 31, 2005 and 2004

	Year ended July 31, 2005	Year ended July 31, 2004
Cash Flows from Operating Activities Net income (loss) for the period	$(10,989)	$(885)
Adjustments to reconcile net loss to net cash provided by operating activities Depreciation and amortization	-	-
Increase (Decrease) in Accounts payable - trade Interest payable	(3,120) 1,381	885 -
Net cash used in operating activities	(12,728)	-
Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from note payable to officer	25,000	-
Net cash provided by financing activities	25,000	-
Increase (Decrease) in Cash	12,272	-
Cash at beginning of period	-	-
Cash at end of period	$12,272	$-
Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid for the year	$-	$-
Income taxes paid for the year	$-	$-

The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation

Notes to Financial Statements

Note A - Organization and Description of Business

Las Vegas Resorts Corporation (Company) was originally incorporated in August 1986 in accordance with the Laws of the State of Nevada as HDH Industries, Inc. The Company was initially formed as a “blank check” entity for the purpose of seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly-owned entity.

On September 14, 1987, the Company consummated a business combination transaction, pursuant to an Agreement and Plan of Reorganization (Agreement) with Las Vegas Resort Investments whereby Las Vegas Resort Investments became a wholly-owned subsidiary of the Company. Concurrent with this transaction, the Company changed its corporate name to Las Vegas Resorts Corporation.

The Company completed a public offering of its common stock pursuant to a Registration Statement on Form S-18 (Registration No. 33-10513-LA) during 1989.

Through 1992, the Company, through it’s wholly-owned subsidiaries, acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. The Company also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all Company operations ceased. By July 31, 1993, the Company had dissolved all subsidiaries and business operations.

The Company has had no operations or significant assets since the year ended July 31, 1993.

On January 25, 2005, the Company experienced a change in control when the then controlling shareholder, Forrest J. Woodward, II sold 213,019,552 shares (or approximately 56.52%) of the then issued and outstanding shares to Glenn A. Little.

The Company’s current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

Note B - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of July 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note C - Going Concern Uncertainty

Through 1992, the Company, through it’s wholly-owned subsidiaries, acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. The Company also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all Company operations ceased. By July 31, 1993, the Company had dissolved all subsidiaries and business operations.

The Company has had no operations or significant assets since the year ended July 31, 1993.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates future sales of equity securities to facilitate either the consummation of a business combination transaction or to raise working capital to support and preserve the integrity of the corporate entity. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and upon additional funds loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire advances from management and/or significant stockholders, the Company’s ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note D - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At July 31, 2005 and 2004, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note D - Summary of Significant Accounting Policies - Continued

2.	Income Taxes - continued

As of July 31, 2005 and 2004, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

3.	Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At July 31, 2005 and 2004, and subsequent thereto, the Company had no outstanding common stock equivalents.

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note F - Note Payable to Officer/Shareholder

The Company and it’s controlling shareholder, Glenn A. Little, have acknowledged that outside funds are necessary to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. To this end, Mr. Little has agreed to lend the Company up to$50,000 with a maturity period not to exceed two (2) years from the initial funding date at an interest rate of 6.0% per annum. As of July 31,. 2005, Mr. Little has advanced approximately $25,000 under this agreement, with an initial maturity date in February 2007.

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note G - Advances from former officers/shareholders

As of July 31, 2005 and 2004, various former Corporate officers/shareholders have advanced the Company an aggregate $33,983 for working capital purposes. These advances are repayable upon demand and are non-interest bearing.

Note H - Income Taxes

The components of income tax (benefit) expense for each of the years ended July 31, 2005 and 2004, are as follows:

	Year ended	Year ended
	July 31, 2005	July 31, 2004
Federal:
Current	$-	$-
Deferred	-	-
	-	-
State:
Current	-	-
Deferred	-	-
	-	-
Total	$-	$-

Concurrent with a January 2005 change in control, the Company has a limited operating loss carryforward for income tax purposes.. The amount and availability of any future net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for each of the years ended July 31, 2005 and 2004, respectively, differed from the statutory federal rate of 34 percent as follows:

	Year ended	Year ended
	July 31, 2005	July 31, 2004
Statutory rate applied to income before income taxes	$(3,700)	$(300)
Increase (decrease) in income taxes resulting from:
State income taxes	-	-
Other, including reserve for deferred tax asset
and application of net operating loss carryforward	3,700	300
Income tax expense	$-	$-

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of July 31, 2005 and 2004, respectively, after taking the January 2005 change in control into consideration:
	July 31, 2005	July 31, 2004
Deferred tax assets
Net operating loss carryforwards	$3,700	$-
Less valuation allowance	(3,700)	-
Net Deferred Tax Asset	$-	$-

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note I - Subsequent Event

On August 26, 2005, the Company filed a Schedule 14C - Information Statement Pursuant to Section 14© of the Securities Exchange Act of 1934, as amended, notifying it’s shareholders that holders of approximately 56.52% of the Company’s outstanding shares of common stock signed a written consent approving the amendment of the Company’s Certificate of Incorporation to effect the one-for-fifteen hundred reverse stock split, on or about September 12, 2005. As a result of the reverse split, the total number of issued and outstanding shares of our common stock will be reversed from 376,862,000 shares to 251,241 shares. The effect of this action will be reflected in the Company’s financial statements as of the first day of the first period presented immediately following September 12, 2005.

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Las Vegas Resorts Corporation
Balance Sheets
October 31, 2005 and 2004

(Unaudited)

	October 31, 2005		October 31, 2004
Assets
Current Assets Cash on hand and in bank		$8,574	$-
Total Current Assets		8,574	-
Total Assets		$8,574	$-
Liabilities and Shareholders’ Equity (Deficit)
Liabilities Current Liabilities Accounts payable - trade Advances from former officers/shareholders Note payable to controlling shareholder Total Current Liabilities	$	- - 60,000 60,000	$5,925 33,983 - 39,908
Commitments and Contingencies
Shareholders’ Equity (Deficit) Preferred stock - $0.001 par value 5,000,000 shares authorized None issued and outstanding		-	-
Common stock - $0.001 par value. 495,000,000 shares authorized. 251,291 shares issued and outstanding, respectively Additional paid-in capital Accumulated deficit		251 1,426,476 (1,478,153)	251 1,426,476 (1,463,265)
Total Shareholders’ Equity (Deficit)		(51,426)	(39,908)
Total Liabilities and Shareholders’ Equity		$8,574	$-

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation
Statements of Operations and Comprehensive Loss
Three months ended October 31, 2005 and 2004

	Three months ended October 31, 2005	Three months ended October 31, 2004
Revenues	$-	$-
Expenses General and administrative expenses	3,438	220
Total operating expenses	3,438	220
Income (Loss) from operations	(3,438)	(220)
Other Income (Expense) Interest expense Interest income	(756) 75	- -
Loss before provision for income taxes	(4,119)	(220)
Provision for income taxes	-	-
Net Loss	(4,119)	(220)
Other Comprehensive Income	-	-
Comprehensive Loss	$(4,119)	$(220)
Earnings per share of common stock outstanding computed on net loss - basic and fully diluted	nil	nil
Weighted-average number of shares outstanding - basic and fully diluted	251,291	251,291

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation
Statements of Cash Flows
Three months ended October 31, 2005 and 2004

	Three months	Three months
	ended	ended
	October 31,	October 31,
	2005	2004
Cash Flows from Operating Activities
Net income (loss) for the period	$(4,119)	$(220)
Adjustments to reconcile net loss
to net cash provided by operating activities
Depreciation and amortization	-	-
Increase (Decrease) in
Accounts payable - trade	(355)	-
Accrued interest payable	756	220
Net cash used in operating activities	(3,698)	-

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Cash proceeds from controlling shareholder loan	-	-
Net cash provided by financing activities	-	-

Increase (Decrease) in Cash	(3,698)	-
Cash at beginning of period	12,272	-

Cash at end of period	$8,574	$-

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid for the year	$-	$-
Income taxes paid for the year	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Advances to former officers/shareholders assumed
by controlling shareholder	$33,983	$-
Accrued interest payable reclassified as
note principal due to controlling shareholder	$1,017	$-
Trade accounts payable assumed by controlling
shareholder and contributed to capital	$2,250	$-
Accrued interest payable contributed to capital
by controlling shareholder	$1,120	$-

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.

Las Vegas Resorts Corporation

Notes to Financial Statements

Note A - Organization and Description of Business

Las Vegas Resorts Corporation (Company) was originally incorporated in August 1986 in accordance with the Laws of the State of Nevada as HDH Industries, Inc. The Company was initially formed as a “blank check” entity for the purpose of seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly-owned entity.

On September 14, 1987, the Company consummated a business combination transaction, pursuant to an Agreement and Plan of Reorganization (Agreement) with Las Vegas Resort Investments whereby Las Vegas Resort Investments became a wholly-owned subsidiary of the Company. Concurrent with this transaction, the Company changed its corporate name to Las Vegas Resorts Corporation.

The Company completed a public offering of its common stock pursuant to a Registration Statement on Form S-18 (Registration No. 33-10513-LA) during 1989.

Through 1992, the Company, through it’s wholly-owned subsidiaries, acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. The Company also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all Company operations ceased. By July 31, 1993, the Company had dissolved all subsidiaries and business operations.

The Company has had no operations or significant assets since the year ended July 31, 1993.

On January 25, 2005, the Company experienced a change in control when the then controlling shareholder, Forrest J. Woodward, II sold 213,019,552 shares (or approximately 56.52%) of the then issued and outstanding shares to Glenn A. Little.

On August 26, 2005, the Company filed a Schedule 14C - Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying it’s shareholders that holders of approximately 56.52% of the Company’s outstanding shares of common stock signed a written consent approving the amendment of the Company’s Articles of Incorporation to effect the one-for-fifteen hundred reverse stock split, on or about September 12, 2005. As a result of the reverse split, the total number of issued and outstanding shares of our common stock was reversed from 376,862,000 shares to 251,291 shares. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

On November 4, 2005, Glenn A. Little settled an outstanding promissory note in the amount of $60,000, inclusive of debts assumed by Mr. Little, $25,000 cash previously advanced for operating purposes and accrued interest payable on the initial $25,000 debt, for 240,000 shares of post-reverse split restricted, unregistered shares of common stock.

Further, on November 4, 2005, the Company consummated a private placement of common stock with Halter Financial Investments, L. P. for the sale of 1,070,000 shares of unregistered, restricted post-reverse split common stock for $267,500 cash. This transaction resulted in a change in control of the Company.

The Company’s current principal business activity remains to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note B - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of July 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended July 31, 2005. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission’s instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending July 31, 2006.

Note C - Going Concern Uncertainty

Through 1992, the Company, through it’s wholly-owned subsidiaries, acquired real property and certain other non-gaming assets related to several gaming and potential gaming sites in the Las Vegas valley area. The Company also leased the casino area and operated the non-gaming area of a small casino in Henderson, Nevada, known as the Silver Spur Gambling Hall and Saloon. During September 1992, the Silver Spur Gambling Hall and Saloon closed and all Company operations ceased. By July 31, 1993, the Company had dissolved all subsidiaries and business operations.

The Company has had no operations or significant assets since the year ended July 31, 1993.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates future sales of equity securities to facilitate either the consummation of a business combination transaction or to raise working capital to support and preserve the integrity of the corporate entity. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note C - Going Concern Uncertainty - Continued

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and upon additional funds loaned by management and/or significant shareholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire advances from management and/or significant shareholders, the Company’s ongoing operations would be negatively impacted.

It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant shareholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note D - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At October 31, 2005 and 2004, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals, as appropriate.

As of October 31, 2005 and 2004, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

3.	Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note D - Summary of Significant Accounting Policies - Continued

3.	Earnings (loss) per share - continued

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At October 31, 2005 and 2004, and subsequent thereto, the Company had no outstanding common stock equivalents.

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note F - Note Payable to Officer/Shareholder

Concurrent with a January 2005 change in control, the Company and it’s then-controlling shareholder, Glenn A. Little, acknowledged that outside funds would be necessary to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. To this end, Mr. Little agreed to lend the Company up to$50,000 with a maturity period not to exceed two (2) years from the initial funding date at an interest rate of 6.0% per annum. As of October 31, 2005, Mr. Little had advanced approximately $25,000 under this agreement.

On November 4, 2005, to settle debts of the Company incurred prior to the January 2005 change in control, including non-interest bearing advances from various former corporate officers/shareholders for working capital purposes which aggregated approximately $33,983 and trade accounts payable of $2,250, Mr. Little assumed these debts and consolidated them together with the outstanding principal and all accrued, but unpaid, interest payable on the above discussed note payable into a new note with a face principal due of $60,000. The $3,370 difference between all components aggregated into the new note and the face value of $60,000 was contributed to capital by Mr. Little.

On November 4, 2005, the Company settled the new $60,000 note to Mr. Little with the issuance of 240,000 shares of unregistered, restricted post-reverse split common stock. As this restructuring was in process and consummated immediately subsequent to October 31, 2005; the effects of the restructured new note is reflected in the accompanying financial statements.

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note G - Income Taxes

The components of income tax (benefit) expense for each of the three month periods ended October 31, 2005 and 2004, are as follows:
	Three months	Three months
	ended	ended
	October 31,	October 31,
	2005	2004
Federal:
Current	$-	$-
Deferred	-	-
	-	-
State:
Current	-	-
Deferred	-	-
	-	-
Total	$-	$-

Concurrent with a change in control in both January 2005 and November 2005, the Company has a limited operating loss carryforward for income tax purposes.. The amount and availability of any future net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for each of the three month periods ended October 31, 2005 and 2004, respectively, differed from the statutory federal rate of 34 percent as follows:

	Three monthsThree months
	ended	ended
	October 31,	October 31,
	2005	2004
Statutory rate applied to income before income taxes	$(1,400)	$(80)
Increase (decrease) in income taxes resulting from:
State income taxes	-	-
Other, including reserve for deferred tax asset
and application of net operating loss carryforward	1,400	80
Income tax expense	$-	$-

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of October 31, 2005 and 2004, respectively, after taking the January 2005 change in control into consideration:

	October 31,	October 31,
	2005	2004
Deferred tax assets
Net operating loss carryforwards	$5,100	$-
Less valuation allowance	(5,100)	-
Net Deferred Tax Asset	$-	$-

Las Vegas Resorts Corporation

Notes to Financial Statements - Continued

Note H - Subsequent Events

On November 4, 2005, to settle debts of the Company incurred prior to the January 2005 change in control, including non-interest bearing advances from various former corporate officers/shareholders for working capital purposes which aggregated approximately $33,983 and trade accounts payable of $2,250, Mr. Little assumed these debts and consolidated them together with the outstanding principal and all accrued, but unpaid, interest payable on the above discussed note payable into a new note with a face principal due of $60,000. The $3,370 difference between all components aggregated into the new note and the face value of $60,000 was contributed to capital by Mr. Little.

On November 4, 2005, the Company settled the new $60,000 note to Mr. Little with the issuance of 240,000 shares of unregistered, restricted post-reverse split common stock. As this restructuring was in process and consummated immediately subsequent to October 31, 2005; the effects of the restructured new note is reflected in the accompanying financial statements.

Further, on November 4, 2005, the Company consummated a private placement of common stock with Halter Financial Investments, L. P. for the sale of 1,070,000 shares of unregistered, restricted post-reverse split common stock for $267,500 cash. This transaction effected a change in control of the Company.

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WINNER MEDICAL GROUP INC.

(formerly known as, LAS VEGAS RESORTS CORPORATION)

7,474,027 shares of common stock

PROSPECTUS

February , 2006

Dealer Prospectus delivery obligation

----------------------------------------------

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our bylaws provide for the indemnification of our directors and officers, past, present and future, under certain circumstance, against attorney’s fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear expenses of such litigation for any of our directors, officers, employees or agents upon such persons promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be Paid
SEC Registration Fee	$848
Printing Fees and Expenses	12,500
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	228,000
Blue Sky Fees and Expenses	2,000
Transfer Agent and Registrar Fees	1,500
Miscellaneous	3,000
Total	$447,848

Item 26. Recent Sales of Unregistered Securities

On December 16, 2005, we issued 42,280,840 shares of our common stock to stockholders of Winner. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and regulation D promulgated thereunder.

On December 16 2005, we completed a private placement in which we sold 793,260 shares of our common stock at a price of $2.017 per share for aggregate gross proceeds of $1,600,000 to our employees and suppliers. The shares were offered and sold to investors in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Regulation S thereunder.

On November 4, 2005, we settled a $60,000 note payable to Glenn Little by the issuance of 240,000 shares of unregistered, restricted common stock in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On November 4, 2005, we consummated a private placement of common stock with Halter Financial Investments, L.P. for the sale of 1,070,000 shares of unregistered, restricted common stock for $267,500 in cash in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Regulation S promulgated under the Securities Act in issuing securities, our reliance was based upon the following factors (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber made his, her or its subscription from the subscriber’s residence or offices at an address outside of the United States and (d) each subscriber or the subscriber’s advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in us.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 27. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description
2.1
Share Exchange Agreement, dated December 16, 2005, among the registrant, Winner Group Limited and its stockholders [Incorporated by reference to Exhibit 2.1 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

3.1
Articles of Incorporation of the registrant as filed with the Secretary of State of the State of Nevada on August 7, 1986, as amended to date. [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

3.2
Amended and Restated Bylaws of the registrant adopted on December 16, 2005. [Incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

5	Opinion of Thelen Reid & Priest LLP as to the legality of the shares*
10.1
Licensing Agreement between Winner Group Limited and Jianquan Li, dated December 1, 2005 [Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.2
Licensing Agreement between Winner Medical & Textile Ltd. Zhuhai and Nianfu Huo, dated August 5, 2005 [Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.3
Equipment Purchase Contract between Winner Medical (Huanggang) Co., Ltd. and Zhengzhou Textile Machinery Co., Ltd, dated July 12, 2005 [Incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.4
Water Supply Agreement between Winner Medical & Textile Ltd. Tianmen and Hubei Winner Textiles Co., Ltd., dated August 2, 2004 [Incorporated by reference to Exhibit 10.4 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.5
Working Capital Loan Contract between Hubei Winner Textiles Co., Ltd. and Tianmen Branch of Industrial & Commercial Bank of China, dated October 19, 2005 [Incorporated by reference to Exhibit 10.5 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.6
Working Capital Loan Contract between Hubei Winner Textiles Co., Ltd. and Tianmen Branch of Industrial & Commercial Bank of China with a one-year term terminating on October 17, 2006, dated October 20, 2005 [Incorporated by reference to Exhibit 10.6 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.7
Working Capital Loan Contract between Hubei Winner Textiles Co., Ltd. and Tianmen Branch of Industrial & Commercial Bank of China with a one-year term terminating on October 16, 2006, dated October 20, 2005 [Incorporated by reference to Exhibit 10.7 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.8
Working Capital Loan Contract between Hubei Winner Textiles Co., Ltd. and Tianmen Branch of Industrial & Commercial Bank of China with a one-year term terminating on October 12, 2006, dated October 20, 2005 [Incorporated by reference to Exhibit 10.8 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.9
Working Capital Loan Contract between Hubei Winner Textiles Co., Ltd. and Tianmen Branch of Industrial & Commercial Bank of China with a one-year term terminating on October 18, 2006, dated October 20, 2005 [Incorporated by reference to Exhibit 10.9 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.10
Working Capital Loan Contract between Winner Industries (Shenzhen) Co., Ltd. and Longhua Branch of Industrial & Commercial Bank of China, dated September 20, 2005 [Incorporated by reference to Exhibit 10.10 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.11
Working Capital Loan Contract between Winner Industries (Shenzhen) Co., Ltd. and Longhua Branch of Industrial & Commercial Bank of China, dated October 8, 2004 [Incorporated by reference to Exhibit 10.11 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.12
Working Capital Loan Contract between Winner Medical & Textile Ltd. Tianmen and Tianmen Branch of Industrial & Commercial Bank of China, dated January 14, 2005 [Incorporated by reference to Exhibit 10.12 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.13
Extension Loan Agreement between Winner Industries (Shenzhen) Co., Ltd. and Longhua Branch of Industrial & Commercial Bank of China, dated September 28, 2005 [Incorporated by reference to Exhibit 10.13 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.14
Extension Loan Agreement between Winner Industries (Shenzhen) Co., Ltd. and Longhua Branch of Industrial & Commercial Bank of China, dated September 12, 2005 [Incorporated by reference to Exhibit 10.14 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.15
Guarantee Contract among Shenzhen Longhua Branch of Industrial & Commercial Bank of China and guarantors identified therein, dated September 13, 2004 [Incorporated by reference to Exhibit 10.15 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.16
Mortgage Contract of Maximum Amount between Winner Medical & Textile Ltd. Jingmen and Jingmen Branch of Industrial and Commercial Bank of China, dated June 11, 2004 [Incorporated by reference to Exhibit 10.16 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.17
Mortgage Contract of Maximum Amount between Winner Medical & Textile Ltd. Tianmen and Tianmen Branch of Industrial and Commercial Bank of China, dated June 2, 2004 [Incorporated by reference to Exhibit 10.17 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.18
Mortgage Contract of Maximum Amount between Hubei Winner Medical Co., Ltd. and Tianmen Branch of Industrial and Commercial Bank of China, dated August 23, 2005 [Incorporated by reference to Exhibit 10.18 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.19
Loan Contract between Winner Medical & Textile Ltd. Yichang and Zhijiang Branch of Agricultural, dated June 16, 2005 [Incorporated by reference to Exhibit 10.19 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.20
Loan Contract between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated July 27, 2005 [Incorporated by reference to Exhibit 10.20 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.21
Loan Contract between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated July 28, 2005 [Incorporated by reference to Exhibit 10.21 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.22
Loan Contract between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated July 29, 2005 [Incorporated by reference to Exhibit 10.22 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.23
Loan Contract between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., August 31, 2005 [Incorporated by reference to Exhibit 10.23 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.24
Loan Contract between Shenzhen Honggang of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated October 28, 2005 [Incorporated by reference to Exhibit 10.24 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.25
Loan Contract between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated November 7, 2005 [Incorporated by reference to Exhibit 10.25 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.26
Mortgage Contract of Maximum Amount between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated June 27, 2005 [Incorporated by reference to Exhibit 10.26 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.27
Mortgage Contract of Maximum Amount between Zhijiang Branch of Agricultural Bank of China and Winner Medical & Textile Ltd. Yichang, dated June 16, 2005 [Incorporated by reference to Exhibit 10.27 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.28
Credit Facility Agreement between Shenzhen Honggang Branch of China Merchants Bank and Winner Industries (Shenzhen) Co., Ltd., dated June 28, 2005 [Incorporated by reference to Exhibit 10.28 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.29
Irrevocable Letter of Guarantee Within Maximum Amount from Winner Medical & Textile Ltd. Jingmen to Shenzhen Honggang Branch of China Merchants Bank, dated June 27, 2005 [Incorporated by reference to Exhibit 10.29 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.30
Irrevocable Letter of Guarantee Within Maximum Amount from Jianquan Li to Shenzhen Honggang Branch of China Merchants Bank, dated June 27, 2005 [Incorporated by reference to Exhibit 10.30 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.31
Irrevocable Letter of Guarantee Within Maximum Amount from Winner Medical & Textile Ltd. Tianmen to Shenzhen Honggang Branch of China Merchants Bank, dated June 27, 2005 [Incorporated by reference to Exhibit 10.31 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.32
Irrevocable Letter of Guarantee Within Maximum Amount from Winner Medical & Textile Ltd. Yichang to Shenzhen Honggang Branch of China Merchants Bank, dated June 27, 2005 [Incorporated by reference to Exhibit 10.32 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.33
Factory Lease Agreement between Shenzhen Wanyinglong Investment Co., Ltd. and Winner Industries (Shenzhen) Co., Ltd., dated July 8, 2005 [Incorporated by reference to Exhibit 10.33 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.34
Factory Lease Agreement between Shenzhen Wanyinglong Investment Co., Ltd. and Winner Industries (Shenzhen) Co., Ltd., dated July 25, 2005 [Incorporated by reference to Exhibit 10.34 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.35
Factory Lease Agreement between Shenzhen Wanyinglong Investment Co., Ltd. and Winner Industries (Shenzhen) Co., Ltd., dated August 12, 2005 [Incorporated by reference to Exhibit 10.35 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.36
Lease Agreement of Standard Factory between Shanghai Feizhou Test Pressure Pump Co., Ltd. and Shanghai Winner Medical Apparatus Co., Ltd., dated January 21, 2005 [Incorporated by reference to Exhibit 10.36 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.37
Employment Agreement between Winner Industries (Shenzhen) Co., Ltd. and Hongwei Jia, dated January 1, 2005 [Incorporated by reference to Exhibit 10.37 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.38
Employment Agreement between Winner Industries (Shenzhen) Co., Ltd. and Jiagan Chen, dated January 1, 2005 [Incorporated by reference to Exhibit 10.38 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.39
Employment Agreement between Winner Industries (Shenzhen) Co., Ltd. and Jianquan Li, dated January 1, 2005 [Incorporated by reference to Exhibit 10.39 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.40
Employment Agreement between Winner Industries (Shenzhen) Co., Ltd. and Xiuyuan Fang, dated January 1, 2005 [Incorporated by reference to Exhibit 10.40 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.41
Equity Transfer and Capital Increase Agreement between Winner Group Limited and Lohmann & Rauscher Limited, Hong Kong, dated April 8, 2005 [Incorporated by reference to Exhibit 10.41 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]

10.42	Form of Subscription Agreement
14	Code of ethics, dated December 16, 2006. [Incorporated by reference to Exhibit 14 to the registrant’s current report on Form 8-K filed on December 16, 2005 in commission file number 33-10513-LA]
21	List of subsidiaries of the registrant *
23.1	Consent of BDO McCabe Lo Limited
23.2	Consent of S.W. Hatfield, CPA
23.3	Consent of Thelen Reid & Priest LLP, included in exhibit 5 *

24	Power of Attorney (included on the signature page of this registration statement) *

* Previously filed with, or as an exhibit to, this registration statement on Form SB-2, File No. 333-130473, dated December 19, 2005.

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(c) Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For purposes of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sections 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Shenzhen, China, on the 27th day of February, 2006.

WINNER MEDICAL GROUP INC.
By:	/s/ Jianquan Li
Jianquan Li Chief Executive Officer

WINNER MEDICAL GROUP INC.
By:	/s/ Xiuyuan Fang
Xiuyuan Fang Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.

By:	/s/ Jianquan Li
Jianquan Li Chief Executive Officer, President and Chairman of the Board of the Directors (Principal Executive Officer)

By:	/s/ Xiuyuan Fang
Xiuyuan Fang Chief Financial Officer, Vice President, Treasurer and Director (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.42	Form of Subscription Agreement
23.1	Consent of BDO McCabe Lo Limited
23.2	Consent of S.W. Hatfiled, CPA